                                                                  Exhibit 99(a)


                As filed with the Commission on February 18, 2000

                                PRELIMINARY COPY

                          GENERAL CIGAR HOLDINGS, INC.

                              387 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016

                                 (212) 448-3800

Dear Stockholder:                                                _________, 2000

         You are cordially invited to attend a Special Meeting of Stockholders of General Cigar Holdings, Inc. to be held at ______, ______, _______ on _______, ______ at __:00 a.m., local time.

         At the special meeting, we are asking you to consider and vote upon adoption of a merger agreement providing for the merger of the Company with a subsidiary of Swedish Match AB, in which you will be entitled to receive $15.25 in cash, without interest, for each of your shares of common stock of General Cigar, and a related amendment to the Company's certificate of incorporation. In connection with the merger, members of the Cullman/Ernst family have agreed to sell to Swedish Match, immediately prior to the merger, approximately 3.5 million shares, or approximately one-third of their current holdings, for a price of $15.00 per share in cash. Following the stock purchase and the merger, General Cigar will be owned 64% by Swedish Match and 36% by members of the Cullman/Ernst family, and we will continue to manage the Company. The accompanying proxy statement provides detailed information about the proposed merger. We encourage you to read the entire proxy statement, including the appendices, completely and carefully.

         The board, acting on the unanimous recommendation of a special committee of disinterested directors, has unanimously approved the Merger Agreement and the related charter amendment. The special committee and the entire board of directors believe that the terms and provisions of the Merger Agreement and the proposed merger are fair to you and in your best interest. Therefore, THE BOARD OF DIRECTORS, BASED ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE CHARTER AMENDMENT. In reaching its decision, the board considered, among other things, the written opinion of Deutsche Banc Alex. Brown through Deutsche Bank Securities Inc., a registered broker dealer, the special committee's financial advisor, that, as of January 19, 2000, the $15.25 per share cash consideration to be received by you in the proposed merger was fair to you from a financial point of view. The price of $15.25 per share represents a 76.8% premium to the closing price of the common stock on January 18, 2000 (the day before the Special Committee reached its recommendation) and a 93.7% premium to the closing price for the common stock on December 17, 1999, a month prior to the announcement of the proposed transaction.

         Your vote is very important. The proposed merger cannot occur unless, among other things, the Merger Agreement is adopted and the charter amendment is approved by the affirmative vote of the holders of a majority of all outstanding shares of Class A common stock of General Cigar held by the public stockholders. Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly return the enclosed proxy card. YOUR FAILURE TO VOTE WILL HAVE THE SAME EFFECT, AS IF YOU VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE CHARTER AMENDMENT.


                              Sincerely,

                              Edgar M. Cullman, Sr.

                              CHAIRMAN
                              OF THE BOARD OF DIRECTORS



                              Edgar M. Cullman, Jr.

                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         This proxy statement and proxy are being mailed to General Cigar's stockholders beginning about ______, 2000.

                          GENERAL CIGAR HOLDINGS, INC.
                              387 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016
                                 (212) 448-3800

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders:


         Notice is hereby given that a special meeting of the stockholders of General Cigar Holdings, Inc. will be held at ______, ________, _________, on _______, 2000 at __, local time, for the following purposes:

     - To consider and vote upon the Agreement and Plan of Merger, dated as of January 19, 2000, by and among Swedish Match AB, SM Merger Corporation and General Cigar Holdings, Inc., as it may be amended from time to time, pursuant to which SM Merger Corporation will merge with and into General Cigar, with General Cigar as the surviving corporation, and stockholders of General Cigar (other than members of the Cullman/Ernst family) will be entitled to receive $15.25 in cash, without interest, for each share of General Cigar's common stock.

     - To consider and vote upon an amendment to General Cigar's Certificate of Incorporation to permit the merger to occur.

     - To consider any other matters that may properly be brought before the special meeting or any adjournment(s) or postponement(s) thereof.

         Only stockholders of record at the close of business on _______, 2000 are entitled to notice of, and to vote at, the special meeting. During the ten day period prior to the special meeting, any stockholder may examine a list of General Cigar's stockholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of General Cigar: 387 Park Avenue South, New York, New York 10016.

         Stockholders of General Cigar who do not vote in favor of the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for such an appraisal prior to the taking of the vote on the Merger Agreement and they comply with the other Delaware law procedures explained in the accompanying proxy statement.

         The merger and related charter amendment are described in the accompanying proxy statement, which you are urged to read carefully. A copy of the Agreement and Plan of Merger is attached as Annex A to the accompanying proxy statement.

                                              By Order of the Board of Directors

                                              -------------------------
                                              SECRETARY

New York, New York
____________, 2000

                                TABLE OF CONTENTS

                                                                                             PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................................1
SUMMARY........................................................................................4
         The Special Meeting (see page 31).....................................................4
         Special Factors (see page 8)..........................................................4
         The Merger Agreement (see page 33)....................................................5
         The Voting Agreement (see page 41)....................................................5
         The Shareholders' Agreement (see page 42).............................................5
         The Stock Purchase Agreement (see page 41)............................................5
         The Merger Consideration (see page 34)................................................5
         Conditions to the Merger (see page 35)................................................5
         Termination of the Merger Agreement (see page 40).....................................6
         Acquisition Proposals (see page 39)...................................................6
         Appraisal Rights (see page 42)........................................................6
         Selected Consolidated Financial Data of the Company...................................6
THE PARTIES....................................................................................8
         The Company...........................................................................8
         Swedish Match.........................................................................8
         SM Merger Corp........................................................................8
SPECIAL FACTORS................................................................................8
         Background of the Merger..............................................................8
         Recommendation of the Special Committee and Board of Directors;
         Fairness of the Merger...............................................................12
         Opinion of Financial Advisor to the Special Committee................................16
         Certain Projections..................................................................20
         Purpose and Reasons for the Merger...................................................21
         Interests of Certain Persons in the Merger; Certain Relationships....................22
         Retained Equity Interest.............................................................23
         Directors and Management of the Surviving Corporation................................23
         Management Employment Agreements.....................................................24
         Certain Effects of The Merger........................................................24
         Plans For the Company After the Merger...............................................25
         Conduct of the Business of the Company if the Merger Is Not Consummated..............25
         Accounting Treatment.................................................................25
         Financing of The Merger..............................................................25
         Regulatory Requirements; Third Party Consents........................................26
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER........................................26
         Treatment of Holders of Common Stock other than the Family...........................27
         Treatment of the Family..............................................................28
         Backup Withholding...................................................................28
FEES AND EXPENSES.............................................................................29
INFORMATION CONCERNING THE SPECIAL MEETING....................................................31
         Time, Place and Date.................................................................31
         Purpose of the Special Meeting.......................................................31
         Record Date; Voting at the Meeting; Quorum...........................................32
         Required Vote........................................................................32
         Voting and Revocation of Proxies.....................................................32
         Action To Be Taken at the Special Meeting............................................33
         Proxy Solicitation...................................................................33

PROPOSAL ONE:  ADOPTION OF THE MERGER AGREEMENT...............................................33
         The Merger Agreement.................................................................33
         The Voting Agreement.................................................................41
         The Stock Purchase Agreement.........................................................41
         The Shareholders' Agreement..........................................................42
         Appraisal Rights.....................................................................42
PROPOSAL TWO:  APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION......................46
MARKET FOR THE COMMON STOCK...................................................................46
         Common Stock Market Price Information; Dividend Information..........................46
         Common Stock Purchase Information....................................................47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................................47
DIRECTORS AND MANAGEMENT......................................................................49
         The Company..........................................................................49
         Swedish Match AB and SM Merger Corporation...........................................51
OTHER BUSINESS................................................................................51
INDEPENDENT ACCOUNTANTS.......................................................................51
STOCKHOLDER PROPOSALS.........................................................................51
WHERE YOU CAN FIND MORE INFORMATION...........................................................52
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................................52
AVAILABLE INFORMATION.........................................................................53
LIST OF DEFINED TERMS.........................................................................55

Index to Financial Statements................................................................F-1

ANNEX A--Agreement and Plan of Merger, dated as of January 19, 2000, by and among
    Swedish Match AB, SM Merger Corporation, and General Cigar Holdings, Inc.................A-1

ANNEX B--Opinion of Deutsche Bank Securities Inc.............................................B-1

ANNEX C--Section 262 of the General Corporation Law of the
    State of Delaware........................................................................C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT IS THE PROPOSED TRANSACTION?

A: Swedish Match will acquire a 64% interest in General Cigar through a stock purchase and a merger of its wholly owned subsidiary, SM Merger Corporation, into General Cigar. Members of the Cullman/Ernst Family, who have had, in the aggregate, a controlling interest in General Cigar and its predecessors for many years (the "Family") will sell approximately 3.5 million shares to Swedish Match for $15.00 per share in cash immediately prior to the merger, and will hold 36% of the surviving corporation following the stock purchase and merger. Following the merger, the Family will have certain put rights, and Swedish Match will have certain call rights, with respect to the Family's retained equity. To review the Family's put and call rights see page 42.

Q:       WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?

A: Each holder of General Cigar's Class A and Class B shares (other than members of the Family) will be entitled to receive $15.25 per share in cash.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT AND THE RELATED CHARTER AMENDMENT?

A: The board of directors has determined, based upon the unanimous recommendation of a special committee of three disinterested directors, that the terms and provisions of the Merger Agreement and the proposed merger are fair to and in the best interests of General Cigar's public stockholders, and the board of directors has accordingly unanimously approved the Merger Agreement and related charter amendment required to permit the merger. To review the background and reasons for the merger in greater detail, see pages 8 to 12.

Q: SINCE CERTAIN DIRECTORS WILL CONTINUE TO BE STOCKHOLDERS OF GENERAL CIGAR AFTER THE MERGER, WHAT CONFLICTS OF INTEREST DID THE BOARD OF DIRECTORS HAVE IN MAKING ITS RECOMMENDATION?

A: Four of the Company's eleven directors have a conflict of interest in recommending adoption of the Merger Agreement because, as members of the Family, they will continue to have an equity interest in the Surviving Corporation. As a result, they will receive the benefits of future earnings, growth and increased value of General Cigar, and be subject to the risks of such ownership, while you will no longer receive any such benefit or be subject to such risks. The board's recommendation is based on the unanimous recommendation of the special committee, which did not have a conflict of interest in making the recommendation. To review the factors considered by the special committee and the board of directors in approving the Merger Agreement, see pages 12 to 19. To review the interests of the Family directors in the merger see page 22.

Q: HOW DID THE BOARD OF DIRECTORS DECIDE THAT THE PRICE PER SHARE I WILL RECEIVE IN THE PROPOSED MERGER IS FAIR TO ME?

A: The board of directors formed the Special Committee to evaluate and negotiate certain terms of the Merger Agreement with Swedish Match. The Special Committee independently selected and retained legal and financial advisors to assist it in the negotiation, and received an opinion from its financial advisor, Deutsche Banc Alex. Brown, through Deutsche Bank Securities Inc., a registered broker dealer, that as of its date the $15.25 per share you will receive in the proposed merger is fair to you from a financial point of view. Both the Special Committee and the entire board of directors considered this opinion, among other things, in arriving at their recommendations with respect to the merger. The opinion, and analyses performed in rendering the opinion, are described on pages 16 to 20 and the opinion is included as Annex B to this proxy statement.

Q:       WHO ARE THE MEMBERS OF THE SPECIAL COMMITTEE?

A: The Special Committee is comprised of three experienced financial executives: Dan W. Lufkin, Chairman, was a co-founder of Donaldson, Lufkin & Jenrette and serves on the board of Allen & Co.; Francis T. Vincent, Jr. held senior executive positions at Columbia Pictures and Coca Cola and is a director of Time Warner, Inc.; and Thomas C. Israel is Chairman of A.C. Israel Enterprises, Inc., an investment firm. Each has been a director of the Company for more than ten years and will have no role in the Surviving Corporation after the merger.

Q: WHAT ARE THE DISADVANTAGES TO ME OF MERGING GENERAL CIGAR WITH SM MERGER CORPORATION?

A: Following the proposed merger, you will no longer benefit from the earnings or growth of General Cigar.

Q:       WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: There are three votes required to approve the merger and the related charter amendment:

          - the affirmative vote of a majority of all outstanding General Cigar common stock, voting as a single class, with Class B shares having ten votes per share and Class A shares having one vote per share,

          - the affirmative vote of a majority of the outstanding Class A common stock, voting separately as a class, and

          - the affirmative vote of a majority of the outstanding Class B common stock of General Cigar, voting separately as a class.

         The Family has agreed to vote all of their shares of Class B common stock in favor of the Merger Agreement and the charter amendment, so that the first two votes are assured. However, the merger cannot occur without the approval of the merger and the related charter amendment by the Class A stockholders, and the Family has agreed to vote the 162 shares of Class A common stock held by them pro rata in accordance with the vote of the public Class A stockholders.

Q: WHAT IF THE STOCKHOLDERS DO NOT APPROVE THE MERGER AGREEMENT AND THE CHARTER AMENDMENT?

A: The merger will not occur and the Company will continue to operate as a publicly traded Company. In addition, it is unlikely that another transaction could occur for at least 18 months after termination of the merger, because the Family has agreed in the Voting Agreement that it will not vote its common stock in favor of any other transaction for such period. The Voting Agreement is described on page 41.

Q:       WHAT DO I NEED TO DO NOW?

A: Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

Q:       WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: Stockholders who oppose the merger may seek appraisal of the fair value of their shares, but only if they comply with all of the Delaware law procedures explained on pages 42 to 46 and in Annex C to this proxy statement.

Q:       WHO CAN VOTE ON THE MERGER?

A: All Class A and Class B stockholders of record as of the close of business on _________, 2000 will be entitled to notice of, and to vote at, the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares ONLY if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote before the special meeting by delivering, or instructing your broker or other nominee to deliver, a written revocation or another signed proxy card with a later date to [solicitation agent], before the special meeting or, if you hold your shares directly, by attending the special meeting and voting in person.

Q:       SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you a transmittal form and written instructions for exchanging your share certificates for $15.25 per share.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. If the Merger Agreement is adopted and the related charter amendment is approved and the other conditions to the merger are satisfied, we expect to complete the merger shortly after the special meeting.

Q:       WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: The cash you receive for your shares generally will be taxable for U.S. federal income tax purposes and should be taxable as a capital gain. To review the federal income tax consequences to stockholders in greater detail, see pages 26 to 31.

Q:       WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect that any other matters will be voted upon at the special meeting.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger or would like additional copies of this proxy statement, you should contact [solicitation agent] or A. Ross Wollen, General Counsel of General Cigar at (212) 448-3800.

--------------------------------------------------------------------------------

                                     SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU, AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE ANNEXES TO IT, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE. TO UNDERSTAND THE PROPOSED MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE PROPOSED MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES TO IT, AND THE DOCUMENTS INCORPORATED BY REFERENCE.

THE SPECIAL MEETING (SEE PAGE 31)

         A Special Meeting of Stockholders of General Cigar will be held at __:00 a.m., local time, on ______, _______, 2000 at ________, _________,
_________, _________. At the special meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement and approve the related charter amendment described in this proxy statement.

         Only holders of shares of General Cigar common stock who are holders of record at the close of business on the record date, _______, 2000, will be entitled to notice of, and to vote at, the special meeting. On the record date, there were ___________ shares of common stock outstanding and entitled to vote held by approximately _____ stockholders of record, including ______ shares of Class A common stock and ___ shares of Class B common stock.

         Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share. As of _______, 2000, __________ votes were eligible to be cast at the special meeting.

         There are three votes required to approve the merger and the related charter amendment. The affirmative vote of a majority of all outstanding General Cigar common stock is required to adopt the Merger Agreement and approve the related charter amendment with Class B shares having ten votes per share and Class A shares having one vote per share. In addition, the affirmative vote of a majority of the outstanding Class A common stock of General Cigar and the affirmative vote of a majority of the outstanding Class B common stock of General Cigar, each voting separately as a class, is required to approve the merger and the related charter amendment. The Family currently owns approximately 74% of General Cigar's Class B common stock in the aggregate, which they have agreed to vote in favor of the Merger Agreement and the charter amendment. However, the merger cannot occur without the approval of the merger and the related charter amendment by the Class A stockholders, voting separately as a class. The Family has agreed to vote the 162 shares Class A common stock held by them pro rata in accordance with the vote of the public Class A stockholders. To review a more detailed description of the interests of the Family, see page 22.

SPECIAL FACTORS (SEE PAGE 8)

         There are a number of factors that you should consider in connection with voting your shares. They include:

          -    the background of the merger;

          - the factors considered by the special committee and the board of directors;

          -    the opinion of the financial advisor to the special committee;

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                                       4

-------------------------------------------------------------------------------

          - the recommendation of the special committee and the board of directors;

          -    the purpose and effect of the merger;

          -    the interests of certain persons in the merger; and

          -    the financing of the merger.

         These factors, in addition to several other factors to be considered in connection with the merger, are described in this proxy statement. For a detailed discussion of each of these factors, see pages 8 to 25.

THE MERGER AGREEMENT (SEE PAGE 33)

THE VOTING AGREEMENT (SEE PAGE 41)

THE SHAREHOLDERS' AGREEMENT (SEE PAGE 42)

THE STOCK PURCHASE AGREEMENT (SEE PAGE 41)

THE MERGER CONSIDERATION (SEE PAGE 34)

         If the merger is completed, you will be entitled to receive $15.25 per share in cash for each share of General Cigar common stock you own, without interest.

CONDITIONS TO THE MERGER (SEE PAGE 35)

         A number of conditions must be satisfied before General Cigar, Swedish Match AB and SM Merger Corporation are obligated to complete the merger, including, among others, the following:

          - there are three votes required to approve the merger and the related charter amendment. The affirmative vote of a majority of all outstanding General Cigar common stock is required to adopt the Merger Agreement and approve the related charter amendment with Class B shares having ten votes per share and Class A shares having one vote per share. In addition, the affirmative vote of a majority of the outstanding Class A common stock of General Cigar and the affirmative vote of a majority of the outstanding Class B common stock of General Cigar, each voting separately as a class, is required to approve the merger and the related charter amendment;

          - the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act; and

          - the absence of any legal or judicial restraints or prohibitions preventing completion of the merger.

         Additional conditions involving compliance with representations, warranties and covenants must be satisfied by General Cigar or waived by Swedish Match AB or SM Merger Corporation before either Swedish Match AB or SM Merger Corporation is obligated to complete the merger.

         Additional conditions involving the compliance with representations, warranties and covenants must be satisfied by Swedish Match AB or SM Merger Corporation or waived by General Cigar before General Cigar is obligated to complete the merger.

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                                       5

-------------------------------------------------------------------------------

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 40)

         General Cigar and Swedish Match may agree at any time (including any time after the Special Meeting) to terminate the Merger Agreement. In addition, either General Cigar or Swedish Match may terminate the Merger Agreement without the agreement of the other party under certain circumstances.

ACQUISITION PROPOSALS (SEE PAGE 39)

         In the Merger Agreement, General Cigar agrees not to solicit or encourage any acquisition proposal for a material portion of General Cigar's assets or for its common stock, or except under limited circumstances, to engage in any discussions or provide access to information about General
Cigar with respect to any acquisition proposal for a material portion or more of General Cigar's assets or for its stock. The Family has agreed in the Voting Agreement that it will not vote its common stock in favor of any other transaction for a period of 18 months following any termination of the merger.

APPRAISAL RIGHTS (SEE PAGE 42)

         Stockholders who do not wish to accept $15.25 per share cash consideration in the merger have the right under Delaware law to have their shares appraised by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

          -    you must NOT vote in favor of the Merger Agreement; and

          - you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the Merger Agreement.

         Merely voting against the Merger Agreement will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains the Delaware statute relating to your right of appraisal. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take such steps. Failure by you or your nominee to follow all of the steps required by this statute will result in the loss of your right of appraisal.

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

         The following table sets forth selected consolidated financial data for General Cigar and its subsidiaries as of and for each of the two years in the period ended November 28, 1998 and the 39 weeks ended August 29, 1998 and August 28, 1999. No separate financial information is provided for Swedish Match AB or SM Merger Corporation. No pro forma data giving effect to the proposed merger is provided because General Cigar does not believe such information is material to stockholders in evaluating the proposed merger and Merger Agreement since (1) the proposed merger consideration by public stockholders is all cash and (2) if the proposed merger is completed, the public stockholders will no longer have any equity interest in the Company.

         The financial data for General Cigar as of and for each of the two fiscal years in the period ended November 28, 1998 has been derived from the audited Consolidated Financial Statements of General Cigar. The financial data for General Cigar as of and for the 39 weeks ended August 29, 1998 and August 28,1999, has been derived from the unaudited Consolidated Financial Statements of General Cigar which, in the opinion of General Cigar's management, include all adjustments necessary for a fair presentation of General Cigar's financial position and results of operations. All such adjustments are of a normal recurring nature. The results of operations for the 39 weeks ended August 28, 1999, are not necessarily indicative of the results that may be achieved for the full fiscal year, and cannot be used to indicate financial performance

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                                       6

-------------------------------------------------------------------------------

for the entire year. The following financial data should be read in conjunction with the Consolidated Financial Statements of General Cigar and the notes thereto included in General Cigar's Annual Report on Form 10-K for the fiscal year ended November 28, 1998, and Quarterly Reports on Form 10-Q for the fiscal quarters ended August 29, 1998 and August 28, 1999, which are incorporated into this proxy statement by reference.

                          GENERAL CIGAR HOLDINGS, INC.
                             SELECTED FINANCIAL DATA
                 (Amounts in thousands, except per share data)


                                                           52 WEEKS ENDED               39 WEEKS ENDED
                                                      ------------------------       ---------------------

                                                      November       November        August          August
                                                       29, 1997      28, 1998        29,1998        28, 1999
                                                      ---------     ----------      --------        ---------
STATEMENT OF OPERATIONS DATA:
Net sales ......................................       $262,833       $271,185       $199,383       $140,302
Special charges ................................           --            8,227           --             --
Operating profit ...............................         59,959         40,139         32,741         18,018
Gain on insurance settlement ...................           --            3,753           --             --
Gain on sale of business .......................           --             --             --          152,261
Net income .....................................         36,064         25,815         19,466        106,896
Diluted net income per share ...................       $   1.26       $   0.92       $   0.69       $   3.94
Ratio of earnings to fixed charges and preferred
   dividends ...................................         15.37x          8.36x          8.79x         60.06x
Ratio of earnings to fixed charges and preferred
   dividends (A)................................         15.37x          7.67x          8.79x          7.52x
BALANCE SHEET DATA:
   Working capital .............................       $133,129       $163,303       $163,191       $215,513
   Property and equipment, net .................         67,489         76,809         78,136         59,051
   Total assets ................................        320,205        359,303        357,883        458,770
   Long-term debt ..............................         47,540         66,291         74,629         10,447
   Book value per share ........................       $   7.16       $   8.07       $   7.84       $  12.07

---------------------------------
(A) Excludes the gain on insurance settlement and gain on sale of business.

                                   THE PARTIES

THE COMPANY

         General Cigar Holdings, Inc. ("General Cigar" or the "Company"), which traces its roots to 1906, is a leading manufacturer and marketer of premium cigar brands including Macanudo, Partagas, Punch and Hoyo de Monterrey. The Company is also a major grower of high-quality Connecticut shade wrapper tobacco, and owns and operates the Club Macanudo cigar bars in New York City and Chicago.

         For additional information concerning the Company, see "Where You Can Find More Information" and "Available Information" on pages 52 and 53, respectively.

SWEDISH MATCH

         Swedish Match AB ("Swedish Match") is an international group with headquarters in Stockholm, Sweden. Swedish Match manufactures a broad range of tobacco products, matches and disposable lighters that are sold in approximately 140 countries. Consolidated total sales for the twelve-month period ended December 31, 1999 amounted to approximately 9,400 MSEK. Swedish Match is listed on Stockholm Stock Exchange and on NASDAQ (SWMAY).

SM MERGER CORP.

         SM Merger Corporation ("SM Merger Corp.") was incorporated in Delaware on January 13, 2000 by Swedish Match in connection with the proposed merger. SM Merger Corp. has not been engaged in any business activities other than those in connection with the merger. The principal office and business address of SM Merger Corp. is c/o Swedish Match North America Inc., 6600 West Broad Street, Richmond, VA 23230. The telephone number of SM Merger Corp. is
(804) 287-3200.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         The Company, through its predecessors Culbro Corporation and General Cigar Co., Inc., has been operated as a publicly traded company since 1906. In recent decades, although cigars have always been its principal business, its predecessors also diversified into snack foods, plastics, real estate, and nursery operations. In 1997 those operations not previously sold were spun off to the stockholders of the Company, and the Company, as a single purpose cigar company, was brought public on February 28, 1997, by issuing 6,900,000 shares of Class A Common Stock at $18.00 per share with an aggregate value of $111,500,000.

         The Company's initial public offering occurred during a period of significant growth in the cigar business and favorable public valuations of cigar companies. Since the initial public offering, however, public valuations for companies in the cigar industry have fallen, on a relative basis, below those of other industries. The public marketplace has been wary of protracted regulatory uncertainty and the potential impact on the Company of potential liability for the sale of tobacco products. In addition, the increased demand for cigars from 1993-1997 combined with relatively low barriers to entry led to many new entrants in the premium cigar manufacturing business. The Company believes this resulted in excess inventories and a flood of poor quality cigars which in turn led to the financial markets downgrading their enthusiasm for the industry and the publicly traded cigar companies, including the Company. Also at this time the press coverage of the cigar industry which had been positive through the 1990's became increasingly negative with many articles focusing on the declining popularity of cigars. The Company believes that, over time, these factors had a significant effect on the market's perception of the Company's value.

         Since the Company's initial public offering, trading volumes for the shares have been, on average, relatively low, resulting in a relatively illiquid trading market for the shares. In addition, two of the Company's main competitors have ceased to be publicly held companies and the number of securities analysts following the cigar industry on the whole, and the Company in particular, has declined.

         As a result of the foregoing, certain of the Company's objectives in going public were not being met. At the same time, a number of public stockholders conveyed their dissatisfaction with the Company's stock price to management. In May 1998 the Company instituted a share repurchase program pursuant to which 1,233,700 shares were bought in the open market at an average price of $8.63 per share ranging from a low of $5.56 per share to a high of $10.38 per share from May 26, 1998 until January 14, 1999.

         In early 1999, Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr., the Chairman and Chief Executive Officer, respectively, together with other members of management, began to investigate and consider various strategies to enhance stockholder value. The board determined at that point to engage Peter J. Solomon Company Limited ("PJSC") to help the Company to consider any potential strategic plans. The Company determined that it would be in the best interest of the stockholders to divest the Company of its mass-market cigar business in order to focus exclusively on the premium cigar business. The Company management believed the mass-market sale would allow them to focus their efforts on the premium cigar business where they believed they could add the greatest strategic value due to their expertise. The Company considered a number of potential buyers with the goal of selling the mass-market business.

         On April 30, 1999, Swedish Match North America acquired the Company's mass-market business for $200 million in cash. The Company and Swedish Match also entered into several agreements to source tobacco and distribute cigars. Throughout the summer and fall of 1999, there were numerous contacts between the Company and Swedish Match relating to the transition matters following the sale of the mass-market business and their various agreements. As a relationship developed between representatives of Swedish Match and Company management, Swedish Match management recognized that their strengths, experience and resources complemented those of the Company: while the Company's strengths are in the United States premium cigar business, Swedish Match possesses extensive international cigar and smokeless tobacco experience, as well as an international reputation and an established network of international contacts and resources.

         Despite the mass-market sale and the value of the Company's ongoing relationship with Swedish Match there was little appreciation in the Company's stock price. However, the sale did enable the Company, as planned, to focus on the premium cigar market, in which management believed the Company had a competitive advantage.

         Beginning in early fall 1999 Swedish Match indicated on several occasions that they were interested in the possibility of forming a strategic partnership with the Company's current management and the Family by purchasing the equity in the Company held by the public stockholders.

         At the November 4, 1999 meeting of the Company's board of directors, the Chairman and Chief Executive Officer discussed news reports about the pending merger of

Seita, S.A., and Tabacalera, S.A., to form Altadis, S.A. As a result of the merger, Altadis, S.A. would own the Company's U.S. competitors, Consolidated Cigar and Havatampa, and manufacturing facilities in the Dominican Republic and Honduras, and the premium brand Romeo and Julieta. The board members discussed the merger at length, particularly the strong financial ties each of the merging companies had to Cuba and the brands and distribution power the merged company would now have in the United States. At the end of the meeting, the Company's Chief Executive Officer initiated a general discussion of the future of the cigar industry and his desire to consider strategic alternatives for the Company to enhance stockholder value. Mr. Cullman also mentioned that he had been approached by Swedish Match about the possibility of a strategic alliance between the Company and Swedish Match. The board agreed that management should pursue discussions with Swedish Match with the assistance of PJSC. Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. indicated to the board that the Family had not reached any decision as to whether or not the Family would support any alliance with Swedish Match. During the month of November, members of Company management met several times with PJSC and solicited advice on various scenarios for a possible transaction with Swedish Match.

         At the December 2, 1999 board meeting, Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. apprised the Company's board of directors that a senior representative of Swedish Match had invited them to meet with him and other senior representatives of Swedish Match in London on December 7 and 8.

         At the meetings on December 7 and 8 in London, Swedish Match indicated a high level of interest in making a significant strategic investment in the Company. The Company's management and its representatives presented Swedish Match with certain financial information relating to the Company in order to allow Swedish Match to assess an appropriate valuation of the Company. The Company's management also presented Swedish Match with a confidentiality agreement which Swedish Match subsequently signed and returned to the Company. Swedish Match indicated that although they were interested in acquiring a significant equity stake in the Company, they wanted Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. to maintain management responsibility and day-to-day control of General Cigar.

         On December 9, 1999, upon their return to New York, the Chairman and the Chief Executive Officer informed the board in a conference call that Swedish Match had expressed a high level of interest in a strategic alliance with the Company and that senior representatives of Swedish Match planned to come to New York on December 19 and 20 to discuss further the possible alliance between Swedish Match and the Company. The board also discussed that day's announcement by Habanos, S.A., the Cuban cigar marketing and sales entity, of its intention to sell a 50% interest to Altadis S.A. and the resulting further consolidation of the world leadership in the cigar market.

         On December 19, 20 and 21, 1999, representatives of Swedish Match, the Company and the Family met at the offices of PJSC to further discuss the terms of a potential equity investment by Swedish Match in the Company. The Company made management representatives including the Chief Financial Officer available to Swedish Match in order to permit Swedish Match to begin their due diligence process. During the discussion Swedish Match again indicated that they were interested in acquiring a significant stake in the Company but also indicated their desire to have Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. remain as Chairman and Chief Executive Officer and continue to control the Company's day-to-day operations. The Family indicated their desire to retain the majority of their equity in the Company, to have Edgar
M. Cullman, Sr. and Edgar M. Cullman, Jr. to continue to control the day-to-day operations, and to have a mechanism to provide further liquidity with respect to their retained ownership.

         The parties developed a potential transaction structure to accomplish their objectives which would consist of a sale by the Family to provide liquidity with respect to approximately one third of the Family's aggregate equity in the Company to Swedish Match followed immediately by a merger in which the Family would retain their remaining equity interest in the Surviving Corporation. In addition, pursuant to the proposed transaction, Swedish Match and representatives of the Family discussed potential terms for put and call arrangements pursuant to which the Family could sell and Swedish Match could acquire the retained equity interests of the Family. Representatives of the Family and Swedish Match also discussed potential terms of a shareholders agreement pursuant to which Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. would continue to be responsible for day-to-day management of the Surviving Corporation and members of the Family would designate a majority of the board of directors of the Surviving Corporation.

         Given Swedish Match's continuing strong interest, the Company's board of directors, in late December 1999, authorized the formation of special committee (the "Special Committee") of three disinterested directors and the retention by the Special Committee of financial and legal advisors independent of the Company in order to be prepared to respond to an offer from Swedish Match, if one were received. The Special Committee was authorized to advise, and make recommendations to, the board concerning the fairness of the structure and terms of any transaction with Swedish Match. Neither it nor any of its advisors were authorized to solicit any offers by any third party with respect to any acquisition of stock. Following meetings with law firms and investment banking firms selected by the Special Committee for their familiarity with transactions of the type being contemplated, the Special Committee retained the law firm of Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton") as counsel to the Special Committee, and Deutsche Bank Securities Inc. ("Deutsche Bank ") as financial advisor to the Special Committee, to assist in its consideration of, and negotiations with respect to, a transaction.

         Through early January, Swedish Match continued to review the transaction with its management in Stockholm and commenced its legal and financial due diligence. During this period, the Special Committee and its legal counsel conducted a detailed review of the transaction under discussion. At the same time, Deutsche Bank conducted its due diligence review of the Company, including interviews of senior management of the Company, with respect to the Company's business prospects and other issues. The Special Committee met or participated in telephone conference calls with its financial and legal advisors to discuss the terms of the transaction and the progress of Deutsche Bank's due diligence review of the Company and its business. Counsel to the Company and Swedish Match drafted and negotiated forms of a Merger Agreement, stockholders' agreement, voting agreement and stock purchase agreement to reflect the most likely structure for the transaction. These form agreements were delivered by Company counsel to Wachtell, Lipton, Deutsche Bank and the Special Committee in early January for their review and comment.

         During the week of January 10th, representatives from Swedish Match flew to New York and negotiations continued throughout the week of January 10th and into the following week. During the same time, drafting of the transaction documents and due diligence by Swedish Match and the Special Committee continued.

         Between January 17 and January 19, negotiations took place among the representatives of the Family, Swedish Match and, on behalf of the public stockholders, the Special Committee, regarding the terms of the transaction as a result of which Swedish Match agreed at the request of the Special Committee to increase the price to be paid to public stockholders in the merger from $15.00 to $15.25 per share and, in connection therewith, the Family agreed to increase from twelve to eighteen months the period they would be prohibited from pursuing other transactions. The Family also agreed that 3.5 million of their shares would be sold to Swedish Match for $15.00 per share.

         At a meeting of the Special Committee held on January 19, 2000, Deutsche Bank delivered their oral opinion to the Special Committee, subsequently confirmed in writing as of the same date, as to the fairness, from a financial point of view, of the merger consideration to be paid to the public stockholders. Following its receipt of Deutsche Bank's opinion, described under "Special Factors -- Fairness of the Merger" and "Special Factors -- Opinion of Financial Advisor to the Special Committee," and advice that the Family was prepared to support the transaction, subject to its forthcoming meeting with Swedish Match executives, the Special Committee unanimously decided to recommend the transaction to the full board of directors. Immediately following the meeting of the Special Committee, a meeting of the entire board of directors was held. Deutsche Bank reviewed the terms of the opinion it delivered to the Special Committee and Latham & Watkins and Wachtell, Lipton discussed the terms of the transaction documents. The board of directors then, upon the unanimous recommendation of the Special Committee, unanimously approved and declared the advisability of the Merger Agreement (the "Merger Agreement"), the charter amendment, all other related agreements and the transactions contemplated thereby, including the merger of SM Merger Corp. with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"), and the board subsequently authorized the execution and delivery of the agreements. After the meeting of the board on January 19, 2000, Swedish Match representatives and Company management met at the offices of Latham & Watkins, counsel to the Company, in New York where the agreements were executed and delivered by representatives of each party to such agreements. A public announcement was made prior to the opening of business in New York on January 20, 2000.

                     RECOMMENDATION OF THE SPECIAL COMMITTEE
                 AND BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

         As discussed under "Special Factors -- Background of the Merger," the Special Committee unanimously recommended the Merger Agreement and the merger to the board, determining the Merger Agreement and the merger to be fair to and in the best interests of the public stockholders. In reaching this conclusion, the Special Committee considered a number of factors, including, among other things, the Deutsche Bank opinion which states that, as of the date and subject to the assumptions and limitations stated in the opinion, the consideration to be received by public stockholders pursuant to the Merger Agreement is fair from a financial point of view to the public stockholders. The full text of the Deutsche Bank opinion, which sets forth the opinion expressed, procedures followed, matters considered and limitations on review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. We urge you to read the opinion in its entirety.

         REASONS FOR THE SPECIAL COMMITTEE'S DETERMINATION. In reaching its recommendation, the Special Committee considered the following material factors:

                  - The terms of the proposed merger, most importantly the price of $15.25 per share to be paid to the public stockholders, which represents a 76.8% premium to the closing price of the common stock on January 18, 2000 (the day before the Special Committee reached its recommendation) and a 93.7% premium to the closing price for the common stock on December 17, 1999, one month prior to the announcement of the proposed transaction. The Special Committee determined that these terms, which were the product of arm's-length negotiations between Swedish Match on the one hand and Company management and members of the Family on the other hand, as well as between Swedish Match and the Special Committee, provide public stockholders with a transaction that, taking into account the risks and potential rewards of continued investment in the Company, is very favorable to the public stockholders and more attractive to the public stockholders than retaining their shares of common stock.

                  - The presentation and opinion of Deutsche Bank which included, among other things, analyses of the value of the Company and comparisons with similar companies and similar acquisition transactions, details of which are described under "Special Factors
         -- Opinion of Financial Advisor to the Special Committee," and which indicated that the consideration to be received by the public stockholders was fair to such holders from a financial point of view. In this regard, the Special Committee noted especially that Deutsche Bank had not been authorized to solicit, and did not solicit, interest from any other potential acquirer of the Company or its assets. The Special Committee concluded that each of the three valuation analyses performed by Deutsche Bank supported the Special Committee's conclusion that the merger is fair to and in the best interest of the public stockholders.

                  - Other provisions of the Merger Agreement and the agreements between Swedish Match and members of the Family. In particular, the Special Committee considered the provisions of the Merger Agreement that prohibit the Company from soliciting other potential acquirers, and the provisions of the Voting Agreement between Swedish Match and members of the Family that require the Family to vote their Class B shares, constituting a majority of the voting power of the Company's common stock, in favor of the merger and against any alternative acquisition of the Company during the term of the Merger Agreement and for 18 months after termination of the Merger Agreement in the event the Merger Agreement is terminated prior to closing. The Special Committee recognized that these provisions could deter a potential acquirer from proposing a transaction that might be more favorable to the public stockholders than the merger. However, the Special Committee did not consider it likely that an alternative buyer would be willing to pay a higher price than Swedish Match is offering the public stockholders. The Special Committee also considered statements by members of the Family that they would not consider a sale of its entire interest in the Company at the present time.

                  - Although members of the Family were retaining a substantial investment in the Company after the merger, subject to put and call agreements with Swedish Match, they had agreed to sell 3,500,000 shares to Swedish Match immediately before the merger at a price of $15.00 per share.

                  - The Company's business, conditions and prospects. In this respect, the Special Committee considered that the projections provided by the Company for the years 2000 through 2005 showed year-to-year increases in net income and profit margins. The Special Committee noted, however, that in the recent past the Company has been unable to predict its own financial performance or the conditions prevailing in its industry with any regularity, and that both have exhibited high volatility.

                  - The current and historical trading prices for the Company's shares. In this respect, the Special Committee considered that although the Company's shares were initially offered to the public at a price of $18.00 per share in February 1997 and had traded as high as $34.00 in that year, the shares had not traded above $15.00 since May 1998 and had traded for as little as $5.625 per share during the last quarter of 1999.

                  - The risks to public stockholders associated with the common stock, including, without limitation, the risks associated with tobacco liability litigation and possible governmental action that would have the effect of reducing demand for tobacco products, including likely new requirements for health warnings on products packaging and advertising. The Special Committee believed that the uncertainty relating to these risks could be an obstacle to realizing stockholder value, and the Special Committee recognized that the merger would eliminate these risks to public stockholders.

                  - The risks associated with the Company's investment in Russian securities and the uncertainty in valuing those securities.

                  - The fact that the merger requires approval of the charter amendment by the holders of a majority of the outstanding shares of Class A common stock voting as a separate class, with any Class A shares held by the Family voting in the same proportion as votes cast by the public stockholders.

         The Special Committee also noted that the $15.25 per share represented a 26.3% premium to the book value of the Company per share at November 27, 1999 of $12.07. However, the Special Committee did not consider this to be of particular significance, because it did not believe that a reliable correlation exists between book value and fair market value for businesses such as the Company, where such a significant portion of the value of the business consists of ongoing relationships with customers.

         In view of the fact that Swedish Match and members of the Family had indicated to the Special Committee their intention to continue to operate the business of the Company, the Special Committee did not perform, or ask Deutsche Bank to perform, a formal liquidation analysis of the Company. However, due to the nature of the Company's tangible assets, which consist primarily of inventory and accounts receivable, the Special Committee believed that there was no practical possibility that a liquidation of the Company would produce greater value to the public stockholders than the merger. Instead, the Special Committee focused primarily on the Company's value as a going concern, as reflected in the various analyses described under "Special Factors -- Opinion of Financial Advisor to the Special Committee" on page 16.

         The foregoing discussion of the information and factors considered and given weight by the Special Committee is not intended to be exhaustive. In view of the wide variety of the factors considered in connection with its evaluation of the proposed merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Special Committee viewed its position and recommendation as being based on the totality of the information presented and considered by it.

         REASONS FOR THE BOARD'S DETERMINATION. In reaching its decision to approve the Merger Agreement, the board relied on the Special Committee's recommendation and the factors relied on by the Special Committee as described above. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the board viewed its position as being based on the totality of the information presented and considered by it. In connection with its consideration of the determination by the Special Committee, as part of its determination with respect to the fairness of the consideration to be received by holders of common stock pursuant to the Merger Agreement, the board adopted the conclusion, and the analyses underlying such conclusion, of the Special Committee, based upon its view as to the reasonableness of such analyses.

         FAIRNESS OF THE MERGER TO UNAFFILIATED STOCKHOLDERS. The board believes that the merger is fair to and in the best interests of unaffiliated stockholders for all of the reasons set forth above. In addition, in light of the fact that certain members of the Company's board, as members of the Family or as senior executives of the Company, have interests in the merger that differ from those of the public stockholders, the Company formed the Special Committee, consisting of three independent directors of the Company, none of whom are members of the Family or officers or employees of the Company, Swedish Match or their respective affiliates, to consider Swedish Match's proposal. The Special Committee engaged independent counsel and Deutsche Bank. The merger consideration of $15.25 per share was the highest price obtained following arm's-length negotiations between the Special Committee and representatives of Swedish Match. Deutsche Bank considered the fairness of the consideration to be received by the public stockholders pursuant to the Merger Agreement. The Special Committee unanimously determined that the Merger Agreement and the merger and related charter amendment are fair to and in the best interests of the public stockholders. Finally, the board considered the fact that the merger requires the approval of the charter amendment by the holders of a majority of the outstanding shares of Class A common stock, with any shares held by the Family voted in the same proportion as those owned by public stockholders.

         In light of all of the foregoing, none of the Special Committee, the board and a majority of the directors who are not employees of the Company considered it necessary to, and both the Special Committee and the board believe the proposed transaction is fair despite the fact they did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the merger and the Merger Agreement.

         In reaching this conclusion, both the Special Committee and the board considered it significant that (i) all members of the Special Committee were independent of the Company, the Family and Swedish Match, (ii) all members of the Special Committee were highly experienced and sophisticated in business and financial matters and were well-informed about the business and operations of the Company, (iii) the Special Committee had retained independent financial and legal advisors that had extensive experience with transactions similar to the merger and (iv) Deutsche Bank had been retained to advise the Special Committee as to the fairness, from a financial point of view, of the proposal received from Swedish Match and had reached the conclusions expressed in their opinion.

         THE CULLMAN FAMILY. Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. (the "Cullmans") believe that the terms of the merger are fair to the public stockholders. In determining the fairness of the merger, the Cullmans considered a number of factors collectively and, other than as specifically indicated below, did not assign relative weights to them in reaching its conclusion. However, the order of the discussion of the factors below reflects generally their view of the relative importance of the various factors, with the most important factors being discussed first. The Cullmans did not consider any one factor as decisive. In connection with its consideration of the determination by the Special Committee, as part of its determination with respect to the fairness of the consideration to be received by holders of common stock pursuant to the Merger Agreement, the Cullmans adopted the conclusion, and the analyses underlying such conclusion, of the Special Committee, based upon their view as to the reasonableness of such analyses.

        - PREMIUM OVER RECENT MARKET PRICES. The Cullmans placed considerable weight on the fact that the $15.25 per share to be paid to the public stockholders pursuant to the merger represented a premium of more than 76.8% over the closing price per Share as reported on the NYSE on January 18, 2000, the last trading day prior to the signing of the Merger Agreement. For additional historical prices of the stock, see page 47.

        - SALE OF CERTAIN CULLMAN FAMILY SHARES. The Cullmans considered the fact that certain members of the Family agreed to sell 3.5 million shares or approximately one-third of their holdings to Swedish Match immediately prior to the merger for $15.00 per share.

        - VALUE OF STRATEGIC ALLIANCE. The Cullmans also considered that there were numerous strategic advantages to an alliance between Swedish Match and the Company, which they believed would cause Swedish Match to place a higher value on the Company than would other potential investors.

        - RECOMMENDATION OF THE SPECIAL COMMITTEE. The Cullmans placed considerable weight on the fact that the Special Committee, with the assistance of Deutsche Bank and the Special Committee's independent legal counsel, participated in the negotiations of the terms of the Merger Agreement, and that the merger was recommended by the Special Committee for approval by the Company's board of directors. The Cullmans also noted that the members of the Special Committee, have been directors of the Company and the Company's predecessor for many years and possess a substantial knowledge of and familiarity with the Company's business and the cigar industry.

     - FAIRNESS OPINION. The Cullmans placed significant weight on the fact that the Special Committee had received the opinion of Deutsche Bank that the consideration to be paid to the public stockholders in the merger is fair to the public stockholders from a financial point of view, although the Cullmans recognize that such opinion was not addressed to them, nor for their use or benefit. In connection with their consideration of the Deutsche Bank opinion, as part of the determination with respect to the fairness of the merger, the Cullmans adopted the financial analyses underlying such opinion based upon their review as to the reasonableness of such analyses. A copy of Deutsche Bank's opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex B to this Proxy Statement and should be read in its entirety by each stockholder. See "Special Factors -- Opinion of Financial Advisor to the Special Committee."

     - OTHER FACTORS. The Cullmans took into consideration that the public stockholders will not have the opportunity to participate in any future growth of the Company following consummation of the merger. The Cullmans also considered that in addition to the required adoption of the Merger Agreement and approval of the charter amendment by the Class A stockholders, public stockholders who do not vote in favor of the merger will have the right to demand appraisal of the fair value of their shares under the DGCL. See "Proposal One: Adoption of the Merger Agreement -- Appraisal Rights."

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

         Deutsche Bank has acted as financial advisor to the Special Committee in connection with the merger. At the January 19, 2000 meeting of the Special Committee, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Special Committee to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the $15.25 per share price was fair, from a financial point of view, to the Company's public stockholders.

         THE FULL TEXT OF DEUTSCHE BANK'S WRITTEN OPINION, DATED JANUARY 19, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY DEUTSCHE BANK IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         In connection with Deutsche Bank's role as financial advisor to the Special Committee, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial information and other information concerning the Company and certain internal analyses and other information furnished to it by the Company. Deutsche Bank also held discussions with members of the senior management of the Company regarding its business and prospects. In addition, Deutsche Bank (i) reviewed the reported prices and trading activity for the common stock of the Company (ii) compared certain financial and stock market information for the Company with similar information for selected companies whose securities are publicly traded, (iii) reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part to the transaction with Swedish Match, (iv) reviewed the terms of the Merger Agreement and certain related documents, (v) considered the potential value of the Company's long term investments, which consisted primarily of Russian bonds, which have a carrying value of $21.2 million ($0.75 per share) and face value of approximately $58 million (approximately $2.00 per share), and (vi) performed such other studies and analyses and considered such other factors as it deemed appropriate.

         In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of the Company. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analysis, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. The opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.

         For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analyses, the representations and warranties of the Company and Swedish Match contained in the Merger Agreement are true and correct, that the Company and Swedish Match will each perform all of the covenants and agreements to be performed by them under the Merger Agreement and that all conditions to the obligation of each of the Company and Swedish Match to consummate the merger will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the Merger Agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either the Company or Swedish Match is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed, or amendments, modifications or waivers made, that would have an adverse effect on the Company or Swedish Match or materially reduce the contemplated benefits of the merger to the Company.

         In connection with Deutsche Bank's role as financial advisor to the Special Committee and in arriving at its opinion, Deutsche Bank was not authorized to solicit, and did not solicit, interest from any other person with respect to the acquisition of the Company or any of its assets.

         Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed first at the meeting of the Special Committee and then at meeting of the entire board on January 19, 2000:

         HISTORICAL STOCK PERFORMANCE. Deutsche Bank reviewed and analyzed recent and historical market prices and trading volume for the Company common stock and compared such market prices to certain stock market and industry indices.

         ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Deutsche Bank compared certain financial information and commonly used valuation measurements for the Company to corresponding information and measurements for a group of seven publicly traded tobacco industry companies (consisting of Holt's Cigar Holdings, Inc., 800-JR Cigar, Inc., Altadis, S.A., Gallaher Group plc, Imperial Tobacco Group plc, RJ Reynolds Tobacco Holdings, Inc. and Sousa Cruz, S.A. (collectively, the "Selected Companies")). Such financial information and valuation measurements included, among other things, (i) common equity market valuation; (ii) operating performance; (iii) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to earnings before interest expense, income taxes and depreciation and amortization ("EBITDA"), and earnings before interest expense and income taxes ("EBIT"); and (iv) ratios of common equity market prices per share ("Price") to earnings per share ("EPS"). To calculate the trading multiples for the Company and the Selected Companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by research analysts and the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Deutsche Bank calculated that the multiple of Enterprise Value to estimated calendar year 1999 EBITDA was 4.3x for the Company, compared to a range of 1.3x to 8.4x, with a mean of 5.7x, for the Selected Companies; and the multiple of Enterprise Value to estimated calendar year 1999 EBIT was 6.0x for the Company, compared to a range of 1.9x to 8.9x with a mean of 6.4x, for the Selected Companies. Deutsche Bank further calculated that the multiple of Price to estimated calendar year 1999 EPS was 13.7x for the Company, compared to a range of 5.7x to 14.8x, with a mean of 8.5x, for the Selected Companies. Deutsche Bank concluded that this analysis yielded a range of value of $5.75 to $10.25 per share.

         None of the companies utilized as a comparison were identical to the Company. Accordingly, Deutsche Bank believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

         ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Deutsche Bank reviewed the financial terms, to the extent publicly available, of five completed mergers and acquisition transactions since September 1, 1997 involving companies in the cigar and tobacco industries (the "Selected Transactions"). Deutsche Bank calculated various financial multiples and premiums over market value based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples and premiums over market value for the merger. Deutsche Bank calculated that the multiple of Enterprise Value to one year forward EBITDA was 3.7x for the merger compared to a range of 5.5x to 8.8x, with a mean of 7.0x, for the Selected Transactions; the multiple of Enterprise Value to one year forward EBIT was 5.0x for the merger compared to a range of 6.0x to 7.8x, with a mean of 7.2x, for the Selected Transactions. Deutsche Bank further calculated that the multiple of Price times the total number of outstanding shares of common stock to one year forward net income was 24.0x for the merger compared to a range of 8.3x to 15.1x, with a mean of 11.3x, for the Selected Transactions. Deutsche Bank also calculated that the Selected Transactions were effected at a premium to the acquired companies' per share market price one month prior to the announcement of the transaction and to the acquired companies' per share market price one week prior to announcement of the transaction with a median of 67.0%, and 33.5%, respectively, compared to premiums of 93.7% and 75.5%, respectively, for the merger. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the two-year period during which the Selected Transactions occurred. Deutsche Bank concluded that this analysis yielded a range of value of $7.25 - $14.00 per share.

         Because the reasons for, and circumstances surrounding, each of the Selected Transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of the Company and the companies involved in the Selected Transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and the Company.

         DISCOUNTED CASH FLOW ANALYSIS. Deutsche Bank performed a discounted cash flow analysis for General Cigar Holdings, Inc. Deutsche Bank calculated the discounted cash flow values for the Company as the sum of the net present values of (i) the estimated future cash flow that the Company will generate for the years 2000 through 2005 plus (ii) the terminal value of the Company at the end of such period. The estimated future cash flows were based on the financial projections for the years 2000 through 2005 prepared by the Company. The terminal values of the Company were calculated based on projected EBITDA for 2005 and a range of multiples of 3.0x to 5.0x. Deutsche Bank used discount rates ranging from 11.0% to 13.0%. Deutsche Bank used such discount rates based on its judgment of the estimated weighted average cost of capital of the Selected Companies, and used such multiples based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of values of $11.62 to $14.44 per share.

         The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the Special Committee, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all such analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its opinion, Deutsche Bank did not assign specific weights to any particular analyses or factors.

         In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Special Committee as to the fairness to the public stockholders of the Company of the $15.25 per share price and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by the Company management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or its advisors. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company, or its advisors, neither the Company nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

         The terms of the merger were determined through negotiations among the Company, the Special Committee and Swedish Match and were approved by the Company board of directors. Although Deutsche Bank provided advice to the Special Committee during the course of these negotiations, the decision to enter into the merger and the terms thereof were solely that of the Company's board of directors. As described above, the opinion and presentation of Deutsche Bank to the Special Committee were only one of a number of factors taken into consideration by the Special Committee and the Company's board of directors in making their determination to approve the transaction. Deutsche Bank's opinion was provided to the Special Committee to assist its in connection with it consideration of the merger and does not constitute a recommendation to any holder of the Company common stock as to how to vote with respect to the merger.

         The Special Committee selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. The Special Committee retained Deutsche Bank pursuant to a letter agreement dated January 7, 2000 (the "Engagement Letter"). As compensation for Deutsche Bank's services in connection with the merger, the Company has agreed to pay Deutsche Bank a cash fee of $500,000, regardless of whether the merger is consummated. The Company has also agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank's counsel and all of Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of Deutsche Bank under the Engagement Letter. The Company has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

         Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank and its affiliates may actively trade securities of the Company or Swedish Match for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

CERTAIN PROJECTIONS

         The Company does not as a matter of course make public forecasts as to future operations, but the Company did prepare certain projections in December 1999 which it provided to Deutsche Bank in connection with their analysis of the Swedish Match proposal and the financial evaluation of the Company at that time. The projections set forth below are included in this proxy statement solely because such information was available to Swedish Match, was provided by the Company to Deutsche Bank in December 1999 and was used in connection with Deutsche Bank's January 19, 2000 fairness opinion and related presentation to the Special Committee. See "Special Factors--Background of the Merger" and "Special Factors--Opinion of Financial Advisor to the Special Committee" on pages 8 and 16, respectively.

         THE PROJECTIONS SET FORTH BELOW WERE NOT PREPARED BY THE COMPANY WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PRESENTATION AND DISCLOSURE GUIDELINES ESTABLISHED BY THE SEC OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROSPECTIVE FINANCIAL INFORMATION. THE PROJECTED FINANCIAL INFORMATION INCLUDED IN THIS PROXY HAS BEEN PREPARED BY, AND IS THE RESPONSIBILITY OF, THE COMPANY'S MANAGEMENT. PRICEWATERHOUSECOOPERS HAS NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTED FINANCIAL INFORMATION AND, ACCORDINGLY, PRICEWATERHOUSECOOPERS DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO. THE PRICEWATERHOUSECOOPERS REPORT INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT RELATES TO THE COMPANY'S HISTORICAL FINANCIAL INFORMATION. IT DOES NOT EXTEND TO THE PROJECTED FINANCIAL INFORMATION AND SHOULD NOT BE READ TO DO SO. THE PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF THE COMPANY AS OF DECEMBER 19, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS SET FORTH BELOW

WILL PROVE ACCURATE. MOREOVER, THERE WILL USUALLY BE DIFFERENCES BETWEEN PROJECTED AND ACTUAL RESULTS BECAUSE EVENTS AND CIRCUMSTANCES DO NOT OCCUR AS EXPECTED AND THESE DIFFERENCES MAY BE MATERIAL. THE INCLUSION OF THE PROJECTIONS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT THE COMPANY OR SWEDISH MATCH OR ANY OF THEIR RESPECTIVE FINANCIAL ADVISORS OR OTHER REPRESENTATIVES, OR THEIR RESPECTIVE OFFICERS AND DIRECTORS, CONSIDER SUCH INFORMATION TO BE AN ACCURATE PREDICTION OF FUTURE EVENTS OR NECESSARILY ACHIEVABLE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN FORWARD LOOKING INFORMATION OF ANY KIND, WE CAUTION AGAINST UNDUE RELIANCE ON SUCH INFORMATION. WE DO NOT INTEND TO UPDATE, REVISE OR CORRECT SUCH PROJECTIONS IF THEY BECOME INACCURATE (EVEN IN THE SHORT TERM).


                                                              Projected Selected Unaudited Financial Data
                                                                         (Amounts in Millions)
                                                    --------------------------------------------------------------
FISCAL YEAR ENDED NOVEMBER                             2000      2001       2002      2003       2004      2005
                                                    --------- ---------- --------- ---------- --------- ----------
Net Sales (a)                                         $153.0    $160.6     $165.4    $170.4     $178.9    $184.3
Gross Profit                                            76.9      84.6       87.1      89.7       98.3     101.2
Income Before Interest and Taxes (b)                    27.0      35.5       39.0      42.7       48.9      50.3
EBITDA (c)                                              36.0      44.1       47.4      50.9       56.8      58.2

-----------------------
Source:  Company management.

         The following sets forth certain material assumptions used in the Company's preparation of the foregoing projections and other relevant information:

(a) Assumes: a 3.0% growth in units sold in 2000, 2002, 2003 and 2005; a 5.0% price increase is charged to the end user in 2001 and 2004.

(b) Includes income from the Company's headquarters office building. Does not include any potential profits from sale or liquidation of the Company's Russian investments.

(c) EBITDA consists of earnings before income taxes plus net interest expense and depreciation and amortization expense. EBITDA should not be considered an alternative to measures of operating performance measured in accordance with generally accepted accounting principles or as a measure of the Company's operating results and cash flows or as a measure of the Company's liquidity. The Company's EBITDA calculation may not be comparable to similarly titled measures reported by other companies.

PURPOSE AND REASONS FOR THE MERGER

         PURPOSE. The purpose of the merger is to create a strategic alliance through the purchase by Swedish Match of a significant equity stake in the Company as a privately held entity. As more fully described below, Swedish Match has entered into a stock purchase agreement (the "Stock Purchase Agreement") as a result of which it will acquire 3.5 million shares directly from the Family immediately prior to the merger. Upon completion of the merger, Swedish Match will own approximately 64% of the Surviving Corporation's common stock, and the Family will own approximately 36% of the Surviving Corporation's common stock.

         As described under "Special Factors -- Background of the Merger," public valuations for cigar companies such as the Company have fallen, on a relative basis, below those of other industries since the Company's initial public offering. In addition, certain factors specific to the Company's business have had, over time, in the Company's view, a significant effect on the market's perception of the Company's value. As a result, certain of the company's objectives for going public were not being realized. The Company and its financial advisor, PJSC, discussed a number of strategic alternatives for the Company and they analyzed and explored certain of these alternatives in greater detail. However, Swedish Match's expressed desire to obtain a significant equity interest in the Company with the accompanying control of the Company resulted in management coming to the view that a strategic investor, which could benefit directly and indirectly from an alliance with the Company, would place a higher valuation on the Company than a passive investor who would not achieve added value from its minority investment. At the same time, the business strategy developed by the Company's management to grow the Company's business and diversify internationally made it timely for the Company to develop a strategic partnership with an entity whose experience in international cigar and smokeless tobacco products would be complemented by the Company's United States expertise.

         The parties believe that the merger is desirable because the companies' strengths, experience and resources complement one another: While the Company's strengths are in the United States premium cigar market, Swedish Match possesses extensive European cigar and smokeless tobacco experience, as well as an international reputation and an established network of international contacts and resources. Management of the Company believes that the alliance with Swedish Match, which has substantial experience and a significant presence in countries that the Company has targeted for future development, will enable the Company to identify and obtain more projects and access such new international markets at lower cost than would be required to enter such markets on its own.

         STRUCTURE. The structure of the transactions contemplated by the Merger Agreement as a one-step merger was required by the Company's certificate of incorporation. The structure provides that the merger will not be completed until the charter amendment is effected. The primary benefit of the merger to the public stockholders of shares is the opportunity to receive a price for their shares that is fair to such stockholders and which represents a premium of approximately 93% over recent market prices for the shares.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CERTAIN RELATIONSHIPS

         In considering the recommendation of the Special Committee and the board with respect to the merger, stockholders should be aware that certain members of the board and of the Company's management have interests that may present actual, potential or the appearance of potential conflicts of interest in connection with the merger. Certain members of the Family, Edgar M. Cullman, Sr., Edgar M. Cullman, Jr., Susan R. Cullman and John L. Ernst are members of the Company's board of directors. Peter J. Solomon, whose firm PJSC served as the Company's financial advisor, sits on the Company's board of directors. The Special Committee and the board were aware of these potential or actual conflicts of interest and considered them along with other matters described under "Special Factors--Recommendation of the Special Committee and Board of Directors; Fairness of the Merger."

RETAINED EQUITY INTEREST

         The Family beneficially owns an aggregate of 9,935,152 shares of common stock, representing approximately 37% of the total outstanding shares of common stock.

         Pursuant to the Stock Purchase Agreement dated as of January 19, 2000, the Family will sell approximately 3.5 million shares of General Cigar common stock directly to Swedish Match for $15.00 per share immediately prior to the consummation of the merger. Following the merger and the sale pursuant to the Stock Purchase Agreement, the Family will own approximately 36% of the Surviving Corporation as compared to the 37% of the company owed by them prior to the merger.

         None of the members of the Special Committee will own any interest in Swedish Match or the Surviving Corporation following the effective time of the merger.

DIRECTORS AND MANAGEMENT OF THE SURVIVING CORPORATION

         The Merger Agreement provides that the initial board of directors of the Surviving Corporation will consist of seven members: Edgar M. Cullman, Sr., Edgar M. Cullman, Jr., David Danziger and Bruce Barnett designated by the Family and Lennart Sunden, Sven Hindrikes and Lennart Freeman, designated by Swedish Match. The management of the Company immediately prior to the Effective Time of the merger will be the management of the Surviving Corporation immediately after the merger, with two exceptions: (i) Swedish Match has the right to name one person to serve as an officer of the Surviving Corporation and (ii) because A. Ross Wollen's duties as General Counsel, Secretary and Investor Relations officer in a public company will be eliminated, Mr. Wollen has informed the Company he will exercise his termination rights pursuant to his employment agreement. The termination of Mr. Wollen's employment pursuant to the merger will result in his receipt of a payment under his employment agreement in an amount equal to three times his current salary of $270,000. In addition, Mr. Wollen will receive a transaction and retention bonus of $200,000 upon closing of the merger.

         Employment and other agreements currently in effect will become obligations of the Surviving Corporation following the merger. Any outstanding stock options will be cashed out at the Effective Time of the merger.

         The Board has approved transaction and retention bonus plans. Approximately 40 employees will receive retention bonuses in the aggregate amount of $3.5 million, 30% of which will be paid on the closing date of the merger, 40% of which will be paid on the last day of fiscal year 2000, and 30% of which will be paid on the last day of fiscal year 2001. The Company expects to enter into a phantom stock plan prior to the closing of the merger, allowing for the award of 1,000,000 shares of phantom stock to approximately 35 Company employees on the closing date of the proposed merger. The Company's senior management will determine the number of shares granted to any employee. The notional exercise price will be $15.25 per share, and the stock awards will vest 20% on the last day of fiscal year 2001, 40% on the last day of fiscal year 2002 and 40% on the last day of fiscal year 2003, subject in each case to the employee's continued employment with the Surviving Corporation on such date. All awards will be cashed out automatically as of the vesting date for an amount per share equal to the then fair market value per share, calculated upon a multiple of 9 x "Adjusted EBITDA" (as that term is defined in the Shareholder's Agreement), less the notional exercise price. In addition six senior executives will be entitled to receive a bonus based on a percentage of any gain from the sale or other disposition of the Russian bonds held by the Company.

         The Merger Agreement provides that the Surviving Corporation will, for a period of six years after the Effective Time, maintain all rights to indemnification in favor of such officers and directors to the same extent and upon the terms and conditions provided in the Company's and its subsidiaries' certificates of incorporation, and bylaws as in effect on the date of the Merger Agreement. The Merger Agreement also provides that the Surviving Corporation will maintain its existing (or appropriate substitute) policies of directors' and officers' liability insurance for a period of six years after the Effective Time, subject to certain limitations.

MANAGEMENT EMPLOYMENT AGREEMENTS

         As Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. will continue as officers of the Surviving Corporation following the merger, it is contemplated that employment agreements will be entered into prior to that time with the terms described below. Edgar M. Cullman, Sr. will continue as Chairman of the Board and will receive a salary of $325,000. Edgar M.
Cullman, Jr. will continue as the President and Chief Executive Officer and will receive a salary of $350,000. Edgar M. Cullman, Jr. also may receive phantom stock and other incentive compensation, including annual bonuses and Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. may receive severance payments upon termination. Both Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. have agreed not to compete with the Surviving Corporation, solicit employees of the Surviving Corporation or solicit those with a business relationship with the Surviving Corporation from the Effective Time of the merger to the earlier of (i) three years from their termination date or (ii) five years from the sale of all Family holdings to Swedish Match.

         Additionally, Term Sheets for employment agreements for Joseph C. Aird, Daniel Nunez, David Danziger, Mike Conder and Janet Krajewski have also been proposed. These officers' salaries range from $160,000 to $300,000, with three-year terms . The officers may receive retention bonuses, phantom stock and other incentive compensation, including annual bonuses. The officers will further agree to maintain the confidentiality of the Company's and Surviving Corporation's information and not to compete with the Surviving Corporation following their termination of employment for periods ranging from 18 months to two years.

         Reaching a final agreement on the terms of the employment agreements is not a condition to consummation of the merger.

CERTAIN EFFECTS OF THE MERGER

         If the merger is consummated, the public stockholders will no longer have any interest in, and will not be stockholders of the Company and, therefore, will not benefit from any future earnings or growth of the Company or from any increases in the value of the Company and will no longer bear the risk of any decreases in value of the Company. Instead, each stockholder, other than the Company and its wholly-owned subsidiaries, Swedish Match, members of the Family and Dissenting Stockholders (as that term is defined in "Proposal One: Adoption of the Merger Agreement--Appraisal Rights" on page
42), will have the right to receive upon consummation of the merger $15.25 in cash for each share of common stock they hold, without interest. The benefit to the holders of common stock of the transaction is the payment of a premium, in cash, above the market value for such common stock prior to the announcement of the transaction. This cash payment assures that all public stockholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to such holders is their inability to participate as continuing stockholders in the possible future growth of the Company. If the merger is consummated, the Family, together with the stockholders of Swedish Match, will indirectly hold the entire equity interest in the Company and will therefore be the sole beneficiaries of any future earnings or growth of the Company and any increases in value of the Company. See "Special Factors--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger."

         The common stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the merger, the common stock will be delisted from the New York Stock Exchange, the registration of the common stock under the Exchange Act will be terminated, the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, the Company will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the SEC.

         The certificate of incorporation and bylaws of the Company will be amended as of the Effective Time and, as amended, will be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended.

PLANS FOR THE COMPANY AFTER THE MERGER

         Each of Swedish Match and the Family expects that, except as described in this proxy statement, the business and operations of the Surviving Corporation will be continued substantially as they are currently being conducted by the Company and its subsidiaries.

         Except as described in this proxy statement, none of the Family, Swedish Match, SM Merger Corp. or the Company has any present plans or proposals involving the Company or its subsidiaries which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, indebtedness or capitalization, or any other material change in the Company's corporate structure or business. Pursuant to the shareholders' agreement (the "Shareholders' Agreement"), the Family and Swedish Match will review proposals or may propose the acquisition or disposition of assets or other changes in the Surviving Corporation's business, corporate structure, capitalization, management or dividend policy which they consider to be in the best interests of the Surviving Corporation and its stockholders.

CONDUCT OF THE BUSINESS OF THE COMPANY IF THE MERGER IS NOT CONSUMMATED

         If the merger is not consummated, the board expects to seek to retain the Company's current management team, although there can be no assurance it will be successful in doing so. There are no plans in such circumstances to operate the Company's business in a manner substantially different than presently operated.

FINANCING OF THE MERGER

         The following is a summary of the sources and uses of funds related to the proposed merger.

(AMOUNTS IN MILLIONS)

     USES OF CASH                                                   SOURCES OF CASH
     Purchase of Public Shares (a)                     $261.0       Swedish Match and SM Merger Corp.           $170.0
     Purchase of Cullman Family Shares (b)               52.5       Company Cash                                 105.0
     Cash out of Stock Options (c)                        6.5       Company Borrowings (d)                        55.0
                                                                                                                ------
     Estimated Transaction Costs and Expenses            10.0       Total Sources of Cash                       $330.0
                                                       ------
     Total Uses of Cash                                $330.0

----------------
(a)  Represents approximately 17.1 million public shares at $15.25 per share.
(b) Represents approximately 3.5 million Cullman Family shares at $15.00 per share.
(c) Represents approximately 1.2 million options at $15.25 per share less an average strike price of $9.80 per share.
(d) The Company has represented to Swedish Match that it will be able to obtain this financing and has begun preparations to secure the funding.


REGULATORY REQUIREMENTS; THIRD PARTY CONSENTS

         The Company does not believe that any material federal or state regulatory approvals, filings or notices are required by the Company in connection with the merger other than:

               - such approvals, filings or notices required pursuant to federal and state securities laws;

               - a Premerger Notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and

               - the filing of the certificate of merger with the Secretary of State of the State of Delaware.

         The Company's cigar bars are subject to licensing and regulation by a number of governmental authorities regarding alcoholic beverages. As a result of the merger, various subsidiaries of the Company will be required to satisfy various notification requirements imposed by the Federal Bureau of Alcohol, Tobacco and Firearms (BATF), as well as state and municipal licensing authorities where its restaurants are located. Filing requirements for notification vary by agency. Subject to the timely submission of notices, which the Company intends to do prior to the merger, the Company will be duly licensed and able to continue business as usual throughout the notification period. Failure to appropriately and timely file notices could pose a risk of loss or suspension of the affected license.

         The Company does not believe any material third party consents will be required by the Company in connection with the merger.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion is a summary of the material federal income tax consequences expected to result to stockholders whose shares of common stock are converted into a right to receive cash in the merger or who receive cash pursuant to the exercise of appraisal rights. This summary does not purport to be a complete analysis of all potential tax effects of the merger. For example, the summary does not consider the effect of any applicable state, local or foreign tax laws. In addition, the summary does not address all aspects of federal income taxation that may affect particular stockholders in light of their particular circumstances and is not intended for stockholders that may be subject to special federal income tax rules (including insurance companies, tax-exempt organizations, mutual funds, financial institutions or broker-dealers, stockholders who hold their common stock as part of a hedge, straddle or conversion transaction, stockholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation, and stockholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States). The following summary also does not address holders of stock options and, except as noted, does not address tax consequences to the Family. The following summary assumes that stockholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code").

         This summary is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to stockholders.

         EACH STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

TREATMENT OF HOLDERS OF COMMON STOCK OTHER THAN THE FAMILY

         For the United States federal income tax purposes, SM Merger Corp. will be disregarded as transitory, with the result that the stockholders will be deemed to have sold a portion of their General Cigar common stock to Swedish Match (or its affiliates) (I.E., a "Sale Transaction") and to have had a portion of their General Cigar common stock redeemed by General Cigar (I.E., a "Redemption Transaction").

         General Cigar intends to take the position that, for each stockholder, the portion of the General Cigar common stock disposed of in the merger or pursuant to the exercise of appraisal rights that is allocable to the Sale Transaction is the percentage equivalent of a fraction the numerator of which is the amount of equity contributed to General Cigar by Swedish Match (or its affiliates) and used as a part of the consideration for General Cigar common stock in connection with the merger and the denominator of which is the aggregate amount of cash paid to stockholders in connection with the merger. The remainder of the stockholder's General Cigar common stock disposed of in the merger or pursuant to the exercise of appraisal rights will be treated as having been redeemed in the Redemption Transaction.

         The conversion of common stock in the merger for the right to receive cash and the receipt of cash pursuant to the exercise of appraisal rights will be fully taxable to stockholders. The determination of the character of the gain or loss could vary depending on whether such gain or loss results from a Sale Transaction or a Redemption Transaction. To the extent that a stockholder is considered to have sold General Cigar common stock to Swedish Match (or its affiliates) in a Sale Transaction, such stockholder will recognize capital gain or loss equal to the difference between the amount realized on the deemed sale (i.e., the cash proceeds properly allocated thereto) and the stockholder's adjusted tax basis in General Cigar common stock deemed surrendered in such sale. Generally, a stockholder's tax basis in his or her common stock will be equal to such stockholder's cost therefor. In the case of a stockholder who is an individual, such capital gain or loss will be taxable at a maximum capital gains rate of 20% if the holder held the common stock for more than one year at the time of the merger.

         To the extent that General Cigar is deemed to be the source of a portion of the cash consideration paid to the stockholders, the receipt of such cash in exchange for such stockholder's common stock in the merger will be treated as a Redemption Transaction. If, taking into account the constructive ownership rules of Section 318 of the Code, a stockholder's interest in the Company will completely terminate as a result of the merger (or pursuant to the exercise of appraisal rights), then the stockholder will receive sale or exchange treatment (i.e., capital gain or loss treatment) as described in the preceding paragraph.

         If a stockholder's interest in the Surviving Corporation, taking into account the constructive ownership rules of Section 318 of the Code, is not terminated as a result of the merger (or pursuant to the exercise of appraisal rights), then the stockholder will recognize capital gain or loss as described above only if the deemed redemption is either "not essentially equivalent to a dividend" or "substantially disproportionate" within the meaning of Section 302 of the Code. While such determination is based on a stockholder's particular facts and circumstances, the IRS has indicated in published rulings that for a minority stockholder in a publicly held corporation that had minimal control over the corporate matters, even a small reduction in the stockholder's proportionate equity interest may be treated as a meaningful reduction, which would result in capital gain treatment. Stockholders are urged to consult their tax advisors with respect to the potential applicability of these provisions.

         A foreign stockholder is any stockholder who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership, a foreign estate or a foreign trust, as those terms are defined in the Code (a "Foreign Stockholder"). In the case of any Foreign Stockholder, the exchange agent may be required to withhold 30% of the amount paid to redeem or purchase the shares of General Cigar common stock from the stockholder in order to satisfy certain United States withholding requirements. In order to avoid the application of any such withholding requirements, the Foreign Stockholder may be required to prove in a manner satisfactory to General Cigar and the exchange agent that either (i) the redemption or sale of its General Cigar common stock pursuant to the merger will qualify as a sale or exchange under Section 302 of the Code, rather than as a dividend for United States federal income tax purposes, in which case no withholding will be required, (ii) the Foreign Stockholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the exchange agent will withhold at the reduced treaty rate or (iii) no United States withholding is otherwise required. In addition, if a Foreign Stockholder's gain in the merger is effectively connected with the conduct of a trade or business in the United States or if a Foreign Stockholder is an individual present in the United States for 183 or more days during the taxable year of the merger, the gain may be subject to United States federal income tax. Foreign Stockholders are urged to consult their own tax advisers regarding the application to them of these withholding rules and other tax consequences of the merger to them.

TREATMENT OF THE FAMILY

         Immediately prior to the merger, the Family will sell directly to Swedish Match (or its affiliates) approximately 3.5 million shares which constitute one-third of the Family's holdings for a price of $15.00 per share in cash. As a result of such sale, members of the Family will recognize capital gain or loss measured by the difference between the amount of cash received and the tax basis of such shares.

         The remaining shares of Class B common stock owned by the Family, SM Merger Corp. and Swedish Match will be converted into the right to receive shares of stock in the Surviving Corporation in the merger (the "SM Capital Exchange"). See "Special Factors--Interests Of Certain Persons In The Merger; Certain Relationships." The SM Capital Exchange will qualify as a tax-free recapitalization pursuant to which gain or loss is not recognized under
Section 368 of the Code.

BACKUP WITHHOLDING

         A stockholder whose common stock is converted to cash pursuant to the merger or the exercise of appraisal rights may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the conversion of such common stock unless such stockholder (1) is a corporation or other exempt recipient and, when required, establishes this exemption, (2) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules or (3) provides a certificate of foreign status and makes any other required certification. A stockholder who does not provide the Surviving Corporation with its correct taxpayer identification number or otherwise properly establish an exemption when required may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability.

         The Surviving Corporation will report to non-exempt stockholders and to the IRS the amount of any reportable payments (including payments made to stockholders pursuant to the merger or the exercise of appraisal rights) and any amount withheld pursuant to the merger or the exercise of appraisal rights.

FEES AND EXPENSES

         Whether or not the merger is consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees and expenses, except that:

               - the Company will pay for all costs and expenses relating to the printing and mailing of this proxy statement; and

               - if the merger is consummated, the Surviving Corporation will pay any real property transfer tax imposed on the holders of shares of capital stock of the Company resulting from the merger.

         Estimated fees and expenses (rounded to the nearest thousand) to be incurred in connection with the merger, the financing and related transactions are as follows:

PJSC Fees .................................................          $ 3,300,000
Special Committee's Financial Advisor's Fees(1) ...........              500,000
SEC Filing Fees............................................               53,500
Legal and Accounting Fees and Expenses.....................            1,500,000
Printing and Solicitation Fees and Expenses................              110,000
Special Committee Fees ....................................              100,000
Other expenses.............................................            4,436,500
                                                                     -----------
     Total ................................................          $10,000,000
                                                                     ===========

         To the extent not paid prior to the Effective Time by Swedish Match or the Company, all such fees and expenses will be paid by the Surviving Corporation if the merger is consummated. If the merger is not consummated, each party will bear its respective fees and expenses, except as otherwise provided in the Merger Agreement. See "The Merger Agreement--Fees and Expenses."



---------------
(1)  See "Special Factors--Opinion of Financial Advisor to the Special
     Committee"

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE AND DATE

         This proxy statement is furnished in connection with the solicitation by the board of proxies from the holders of shares of common stock, par value $.01 per share, of the Company for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at __:00 a.m., local time, on ______, ______, 2000, at ______, ______, or at any adjournment(s) or postponement(s) thereof, pursuant to the enclosed Notice of Special Meeting of Stockholders.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the stockholders will be asked to consider and vote upon the adoption of the Merger Agreement and approval of the charter amendment. A copy of the Merger Agreement is attached to this proxy statement as Annex A. Pursuant to the Merger Agreement, each outstanding share of common stock (other than (1) common stock held in the treasury of the Company or by any of its wholly owned subsidiaries, (2) common stock subject to the Stock Purchase Agreement, or (3) common stock held by the Dissenting Stockholders) will be converted into the right to receive the merger consideration.

         The Special Committee was appointed by the board to, among other things, review and evaluate the terms of the merger and the transactions contemplated thereby and to make a recommendation to the board regarding the fairness of the merger to the holders of common stock. The Special Committee was composed of Messrs. Lufkin, Vincent and Israel, none of whom are employees of the Company or will have any continuing equity interest in the Surviving Corporation. Mr. Vincent and Mr. Israel selected Mr. Lufkin as chairman of the Special Committee. The Special Committee concluded that the terms and provisions of the Merger Agreement and the merger are fair to and in the best interests of the public stockholders (other than the Family and their affiliates), and unanimously recommended that the board approve and declare advisable the Merger Agreement and the related charter amendment. At a meeting held on January 19, 2000, acting on the unanimous recommendation of the Special Committee, the board unanimously approved the Merger Agreement and the related charter amendment, concluded that the terms and provisions of the Merger Agreement and the charter amendment are advisable and that the Merger Agreement, the merger and the related charter amendment, are fair to and in the best interests of the public stockholders (other than the Family and their affiliates), and approved a recommendation that the public stockholders adopt the Merger Agreement and approve the related charter amendment. The Special Committee and the board, in reaching their respective decisions, considered a number of factors, including the opinion of Deutsche Bank, the financial advisor to the Special Committee, that, as of the date of such opinion and based upon and subject to various considerations, assumptions and limitations stated therein, the $15.25 per share cash consideration to be received by the public stockholders in the merger was fair to the public stockholders of the Company from a financial point of view. A copy of Deutsche Bank's opinion is attached as Annex B to this proxy statement. See "Special Factors--Recommendation of the Special Committee and Board of Directors; Fairness of the Merger" and "Special Factors--Opinion of Financial Advisor to the Special Committee."

         BASED ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE CHARTER AMENDMENT.

RECORD DATE; VOTING AT THE MEETING; QUORUM

         Acting under authority granted to it by the board, the Special Committee has fixed the close of business on ________, 2000 as the record date (the "Record Date") for the Special Meeting. Only stockholders of record as of the close of business on ________, 2000 will be entitled to notice of and to vote at the Special Meeting.

         As of the close of business on the Record Date, the Company had outstanding __________ shares of Class A common stock, held of record by approximately ____ registered holders and ____ shares of Class B common stock, held of record by approximately ____ registered holders. Holders of the Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. The presence in person or by proxy of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote at the Special Meeting constitutes a quorum. Broker non-votes and shares as to which a stockholder abstains will be included in determining whether there is a quorum at the Special Meeting.

REQUIRED VOTE

         Under Delaware law, the Merger Agreement must be adopted and the charter amendment must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock with Class A common stock having one vote per share and Class B common stock having ten votes per share. Under the Merger Agreement, the Merger Agreement must also be adopted and the charter amendment must also be approved by the affirmative vote of the holders of a majority of Class A common stock and Class B common stock, each voting separately as a class. The Family currently owns 9,935,152 shares of Class B common stock in the aggregate, representing approximately 74% of the outstanding shares of Class B common stock and a majority of the voting power of the outstanding shares of common stock as of the Record Date. See "Special Factors--Interests of Certain Persons in the Merger; Certain Relationships." The Family has entered into a voting agreement (the "Voting Agreement"), which provides, among other things, that each of them will vote their Class B shares in favor of the Merger Agreement and the transactions contemplated thereby. See "The Voting Agreement" on page
41. As a result of these arrangements, adoption of the Merger Agreement and approval of the related charter amendment by the holders of Class B common stock is assured. However, adoption of the Merger Agreement and approval of the related charter amendment is subject to approval of the holders of Class A common stock, and the Family has agreed to vote any Class A shares held by them pro rata in accordance with the vote of the public stockholders.

         Because the vote required under Delaware law and the Merger Agreement is determined by reference to outstanding shares, failure to return an executed proxy card or to vote in person at the Special Meeting or abstaining from the vote will constitute, in effect, a vote against adoption of the Merger Agreement and approval of the related charter amendment. Similarly, broker non-votes will have the same effect as a vote against adoption of the Merger Agreement and the related charter amendment.

VOTING AND REVOCATION OF PROXIES

         The enclosed proxy card is solicited on behalf of the board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to its exercise, either by filing with the Company's Secretary at the Company's principal executive offices a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written notice revoking a proxy should be sent to the solicitation agent.

ACTION TO BE TAKEN AT THE SPECIAL MEETING

         All shares of common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted "FOR" the adoption of the Merger Agreement and "FOR" the approval of the charter amendment. As explained below in the section entitled "Appraisal Rights," a vote in favor of the Merger Agreement means that the stockholder owning those shares will not have the right to seek appraisal of the fair value of such stockholder's shares. The Company does not know of any matters, other than as described in the Notice of Special Meeting of Stockholders, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment, absent instruction to the contrary. Notwithstanding the foregoing, the persons named in the enclosed proxy card will not use their discretionary authority to use proxies voting against the Merger Agreement or the charter amendment to vote in favor of adjournment or postponement of the Special Meeting. The merger is also subject to a number of additional conditions. See "The Merger Agreement--Conditions."

PROXY SOLICITATION

         The cost of preparing, assembling and mailing this proxy statement, the Notice of Special Meeting of Stockholders and the enclosed proxy card will be borne by the Company. The Company is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company and its subsidiaries may, without receiving any additional compensation, solicit proxies by telephone, telefax, telegram or in person.

         The Company has retained ________ to assist it in soliciting proxies from stockholders. ________ will receive a fee of approximately $_______ as compensation for its services and reimbursement of its out-of-pocket expenses.

         No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

         COMPANY STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH THEIR PROXY CARD. IF THE MERGER IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE MERGER AGREEMENT--THE EXCHANGE FUND; PAYMENT FOR SHARES OF COMMON STOCK" AND "THE MERGER AGREEMENT--TRANSFERS OF COMMON STOCK."

                 PROPOSAL ONE: ADOPTION OF THE MERGER AGREEMENT

THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the Merger Agreement.

         THE MERGER; MERGER CONSIDERATION. The Merger Agreement provides that the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such other time as the parties may agree and specify in the certificate of merger (the "Effective Time"). If the Merger Agreement is adopted at the Special Meeting by the stockholders of the Company and the other conditions to the merger are satisfied or waived, it is currently anticipated that the merger will become effective as soon as practicable after the Special Meeting; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

         At the Effective Time, SM Merger Corp. will be merged with and into the Company, the separate corporate existence of SM Merger Corp. will cease and the Company will continue as the Surviving Corporation. In the merger and at the Effective Time:

               - each share of common stock issued and outstanding immediately prior to the Effective Time (other than common stock held by the Family, the Company, its wholly-owned subsidiaries, Swedish Match or Dissenting Stockholders) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become the right to receive the merger consideration;

               - each share of common stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or its wholly-owned subsidiaries will automatically be canceled and cease to exist and no payment will be made with respect thereto;

               - each share of common stock issued and outstanding immediately prior to the Effective Time that is owned by Swedish Match, SM Merger Corp. and the Family will be converted into and become one share of common stock of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation;

               - Dissenting Stockholders who do not vote to adopt the Merger Agreement, who deliver to the Company a written demand for approval of their shares prior to the taking of the vote on the Merger Agreement and who otherwise strictly comply with the provisions of the DGCL regarding statutory appraisal rights have the right to seek a determination of the fair value of their shares of common stock and payment in cash therefor in lieu of the merger consideration. See "Appraisal Rights"; and

               - each certificate representing shares of common stock that has been converted into the right to receive cash under the terms of the Merger Agreement (a "Certificate") will, after the Effective Time, evidence only the right to receive, upon the surrender of such certificate, $15.25 in cash per share.

         THE EXCHANGE FUND; PAYMENT FOR SHARES OF COMMON STOCK. On or before the closing date of the merger, the Company will enter into an agreement with a bank, trust company or other exchange agent selected by the Company (the "Paying Agent"). As of the Effective Time, the Surviving Corporation will deposit or cause to be deposited with the Paying Agent, cash in the amount equal to the aggregate merger consideration (such amount being hereinafter referred to as the "Exchange Fund") for the benefit of holders of shares of the common stock converted into the right to receive the cash consideration pursuant to the Merger Agreement.

         Promptly following the Effective Time, the Company shall cause the Paying Agent to mail to each holder of record of shares of common stock that have been converted pursuant to the Merger

Agreement into the right to receive merger consideration, a letter of transmittal and instructions for use in surrendering Certificates in exchange for the merger consideration. No stockholder should surrender any Certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such Certificate will be entitled to receive in exchange therefor the merger consideration into which the number of shares of common stock previously represented by such Certificate(s) shall have been converted into the right to receive $15.25 in cash pursuant to the Merger Agreement, without any interest thereon, and the Certificates so surrendered will be canceled.

         If payment of the merger consideration is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed (together with signature guarantees on such Certificate) or otherwise be in proper form for transfer and that the person requesting such payment pay to the Paying Agent any transfer or other taxes required by reason of the payment of the merger consideration to a person other than the registered holder thereof or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

         STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTERS OF TRANSMITTAL.

         One hundred and eighty (180) days after the Effective Time, the Paying Agent will deliver to the Surviving Corporation or otherwise at the direction of the Surviving Corporation any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of Certificates (including the proceeds of any investments thereof), and any holders of Certificates who have not theretofore complied with the above-described procedures to receive payment of the merger consideration may look only to the Surviving Corporation for payment of the merger consideration to which they are entitled.

         TRANSFERS OF COMMON STOCK. After the Effective Time, the stock transfer books of the Company will be closed, and there will be no further transfers of Certificates on the records of the Company or its transfer agent. If, after the Effective Time, Certificates are presented to the Paying Agent or the Surviving Corporation, they will be canceled and exchanged for the merger consideration as provided above and pursuant to the terms of the Merger Agreement (subject to applicable law in the case of Dissenting Stockholders).

         TREATMENT OF STOCK OPTIONS. At the Effective Time, each outstanding option to acquire common stock will be canceled. In consideration of such cancellation, the Surviving Corporation will pay to the holder of each such canceled stock option, as soon as practicable after the Effective Time, the difference between $15.25 and the option price in cash for each stock option held by such holder.

         Prior to the Effective Time, the Company will use its best efforts to make any amendments to the terms of any stock option agreements with the holder of stock options granted under the Company's stock option plans that are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement.

         CONDITIONS. The respective obligations of Swedish Match and SM Merger Corp. and of the Company to consummate the merger are subject to the following conditions, among others:

               - the adoption of the Merger Agreement by the required stockholder votes;

               - the amendment to the Company's certificate of incorporation attached as Exhibit A to the Merger Agreement shall have been filed with the Delaware Secretary of State;

               - all material governmental consents, approvals and licenses shall have been obtained;

               - the expiration or termination of the waiting period under the HSR Act applicable to the merger; and

               - the absence of any governmental action or order that makes the merger illegal or otherwise prohibits consummation of the merger.

         The obligations of Swedish Match and SM Merger Corp. to effect the merger are subject to the following additional conditions:

               - the representations and warranties of the Company being true and correct as of the Effective Time as though made on and as of the Effective Time, except where, among other things, the failure to be true and correct, individually or in the aggregate, would not have a material adverse effect on the Company (without giving effect to qualifications as to materiality contained within such representations and warranties);

               - the Company having performed or complied with all of its obligations and covenants required to be performed by the Company under the Merger Agreement at or prior to the Effective Time;

               - the Family shall have performed their obligations under the Stock Purchase Agreement and their obligations under the Shareholders' Agreement required to be performed on the Closing Date; and

               - the Company shall have received, and provided Swedish Match with copies of, the resignations of certain directors, and the board of directors shall have elected certain persons designated by Swedish Match.

         The obligations of the Company to effect the merger are also subject to the following additional conditions:

               - the representations and warranties of Swedish Match and SM Merger Corp. being true and correct as of the Effective Time as though made on and as of the Effective Time;

               - Swedish Match and SM Merger Corp. having performed or complied with all of their respective obligations and covenants required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

               - Swedish Match shall have performed its obligations under the Stock Purchase Agreement.

         REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains representations and warranties of Swedish Match, SM Merger Corp. and the Company.

         The representations of Swedish Match and SM Merger Corp. relate to, among other things:

               - their respective organization and qualification to do business, ownership, and authority to enter into the Merger Agreement, the Shareholders' Agreement and the Stock Purchase Agreement;

               - the absence of a conflict of the Merger Agreement, the Shareholders' Agreement and the Stock Purchase Agreement, and the transactions contemplated thereby, with laws applicable to, and material agreements of, Swedish Match and SM Merger Corp.;

               - the consents and filings required with respect to the Merger Agreement, the Shareholders' Agreement and the Stock Purchase Agreement and the transactions contemplated thereby;

               -    the availability of financing; and

               - the accuracy of the information provided by Swedish Match and SM Merger Corp. for inclusion in this proxy statement and in filings to be made with the SEC with respect to the proposed merger.

         The representations of the Company relate to, among other things:

               - the organization and qualification to do business of the Company and its subsidiaries;

               -    the capitalization of the Company and its subsidiaries;

               -    the Company's authority to enter into the Merger Agreement;

               - the absence of a conflict of the Merger Agreement and the transactions contemplated thereby with laws applicable to and material agreements of the Company and its subsidiaries;

               -    the real property of the Company;

               -    the intellectual property of the Company;

               -    the compliance by the Company with environmental laws;

               -    the inventory of the Company;

               -    the customers of the Company;

               - the consents and filings required with respect to the Merger Agreement, the Shareholders' Agreement and the Stock Purchase Agreement and the transactions contemplated thereby;

               -    filings made with the SEC;

               - the compliance with law and accuracy of the proxy statement and filings made with the SEC with respect to the proposed merger;

               -    the absence of changes in the business of the Company;

               - the required vote of the stockholders of the Company with respect to the proposed merger;

               - the action of the board approving the Merger Agreement and the transactions contemplated thereby; and

               -    the opinion of Deutsche Bank.

         COVENANTS. The Company has agreed to operate, and cause each of its subsidiaries to operate, their respective businesses in the ordinary and usual course prior to the Effective Time. In this regard, the Company has agreed that it will not, without the consent of Swedish Match (which consent may not be unreasonably withheld or delayed), engage in certain types of transactions. Specifically, the Company has agreed that prior to the Effective Time, the Company will not, and will not permit any of its subsidiaries to, among other things:

               -    declare or pay dividends;

               -    split, combine or reclassify their respective capital stock;

               - repurchase, redeem or acquire any of their respective capital stock;

               - amend their respective certificates of incorporation or bylaws;

               - incur additional indebtedness except as permitted by the Merger Agreement (subject to certain ordinary course allowances);

               - increase or agree to increase the compensation payable to its officers or enter into any collective bargaining agreement;

               -    enter into non-competition agreements;

               -    merge or sell substantially all of its assets;

               - enter into or amend employment, consulting or severance agreements;

               -    change its method of accounting;

               -    acquire substantially all of the assets of any other person;

               - grant, confer or award any options, warrants, conversion rights or other rights or equity securities (other than Company common stock issued upon exercise of options in accordance with their terms) not existing on the date hereof;

               - materially change any practice with respect to taxes, tax elections, settle or compromise any material dispute involving a tax liability or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated;

               - issue, deliver, sell, pledge or otherwise encumber any of its equity securities (other than the issuance of Company common stock upon the exercise of options);

               - settle or compromise any material lawsuit or modify or terminate any material Company contract or waive, release or assign any material right or claim;

               - fail to pay its trade payables or to maintain its inventory in the ordinary course of business; or

               -    make material capital expenditures or commitments.

         Swedish Match has agreed to make a cash contribution to SM Merger Corp. in the amount of $117.5 million prior to the Effective Time; to maintain provisions in the organizational documents of the Surviving Corporation regarding the indemnification of directors and officers following the Effective Time; and to continue in force the Company's directors' and officers' liability insurance for six years following the Effective Time.

         Swedish Match and the Company have made further agreements regarding, among other things, advising each other of representations or warranties contained in the Merger Agreement becoming untrue, of their respective failure to comply with or satisfy covenants, conditions or agreements contained in the Merger Agreement and of any change, event or circumstance that could reasonably be expected to have a material adverse effect on such party or on its ability to consummate the proposed merger; cooperating in the preparation of required governmental filings, in obtaining required permits and regulatory approvals and in the release of public announcements; and granting access to information and maintaining confidentiality.

         ACQUISITION PROPOSALS. The Merger Agreement provides that neither the Company nor any of its Subsidiaries will (whether directly or indirectly through advisors, agents or other intermediaries), nor will the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to:

               - solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person or group, other than Swedish Match and its representatives and Affiliates, relating to (i) any acquisition or purchase of a material portion of the assets or any equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning any equity securities of the company, (iii) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute a material portion of the assets other than the transactions contemplated by the Merger Agreement or (iv) any other transaction the consummation of which could reasonably be expected to interfere with, prevent or materially delay the merger or which could reasonably be expected to materially dilute the benefits to Swedish Match of the transactions contemplated hereby (each such transaction being referred to herein as an "Acquisition Proposal"), or agree to or endorse any Acquisition Proposal;

               - continue, enter into or participate in, any discussions or negotiations with, furnish any information to any person (other than Swedish Match and its representatives and affiliates) in connection with, or otherwise knowingly take any other action to facilitate or encourage any effort or attempt by, any person (other than Swedish Match and its representatives and affiliates) to make, an Acquisition Proposal; or

               - grant any waiver or release under any standstill or similar agreement with respect to any equity securities of the Company or any of its subsidiaries;

PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries), prior to a stockholder vote at the Special Meeting, in connection with the merger from:

               - furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to any person or group, (a "Third Party") who has made a bona fide Acquisition Proposal;

               - engaging in discussions or negotiations with a Third Party who has made a bona fide Acquisition Proposal;

               - taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders; or

               - taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the preceding three clauses, only to the extent that the board shall have concluded in good faith, upon the recommendation of the Special Committee that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person or entity making the proposal and would, if consummated, result in a transaction that is more favorable to the public stockholders of the Company than the merger;

PROVIDED, FURTHER, that the board shall not take any of the foregoing actions and until after giving 72 hours' notice to Swedish Match and informing parent of the terms and conditions of such proposal and the identity of the person making it and providing Swedish Match with a copy of any such proposal in writing. The Company shall, at all times, promptly inform Swedish Match of the status and terms of any discussions regarding any Acquisition Proposal with any other person.

         TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of the proposed merger by the stockholders of the Company, by the mutual written consent of the Company and Swedish Match, or by either the Company or Swedish Match if:

               - any permanent injunction, judgment, order, decree, ruling or other action of any governmental entity prohibiting the consummation of the merger has become final and nonappealable;

               - the merger has not been consummated by December 31, 2000 (provided that such termination will not be available to any party who is in breach in any material respect of any of its obligations under the Merger Agreement); or

               - the required stockholder approvals are not obtained at the Special Meeting.

         FEES AND EXPENSES. Whether or not the merger is consummated and except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees and expenses, except that the transfer taxes, sales taxes, stamp taxes and other similar taxes (including real property transfer taxes) incurred as a result of the merger.

         AMENDMENT/WAIVER. Before or after approval of the Merger Agreement by the stockholders, the Merger Agreement may be amended by the written agreement of the parties thereto at any time prior to the Effective Time if such amendment is approved on behalf of the Company by the board, based on the recommendation of the Special Committee, and on behalf of Swedish Match or SM Merger Corp. by their respective boards of directors or duly authorized committees thereof; provided that, after any such stockholder approval has been obtained, no amendment may be made which under applicable law or New York Stock Exchange rules requires the approval of the stockholders of the Company if such approval has not been obtained.

         At any time prior to the Effective Time, the Company, Swedish Match and SM Merger Corp. may extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or waive compliance with any agreements or conditions contained in the Merger Agreement. Any extension or waiver will be valid only if set forth in writing and signed by the party making such extension or waiver.

THE VOTING AGREEMENT

         On January 19, 2000, the Family entered into the Voting Agreement, under the terms of which each member agreed:

               - to vote or execute a written consent with respect to the shares of common stock of the Company subject to the Voting Agreement in favor of the approval of the Merger Agreement and the charter amendment (provided that any Class A shares shall be voted pro rata in accordance with the vote of the public stockholders) and not to vote in favor of any other transaction for a period of 18 months following any termination of the Merger Agreement and to authorize Edgar
                    M. Cullman, Sr. and Edgar M. Cullman, Jr. to act as their representatives, with respect to such shares and to appoint such individuals as their attorneys-in-fact to so vote or act by written consent;

               - to inform the Company and the Special Committee of the receipt of any Acquisition Proposal; and

               - other than as contemplated by the Voting Agreement and the Stock Purchase Agreement, to refrain from selling, pledging or transferring their shares of Class B common stock and Class A common stock of the Company subject to the Voting Agreement and the Stock Purchase Agreement, or entering into any voting agreement or granting any proxy with respect thereto.

         The Voting Agreement applies to an aggregate of 9,935,152 shares of Class B common stock and 162 shares of Class A common stock owned by the Family, representing approximately 37% of the outstanding shares of common stock as of such date. Shares acquired by any of the Family after January 19, 2000 will also be subject to the terms of the Voting Agreement. The Voting Agreement terminates on the earliest of the Effective Time, the last day of the 18th full calendar month following the date of termination of the Merger Agreement or at any time upon notice by Swedish Match to the Family's representative.

THE STOCK PURCHASE AGREEMENT

         On January 19, 2000, Swedish Match and the Family entered into the Stock Purchase Agreement, under the terms of which Swedish Match will purchase immediately prior to the Effective

Time from certain members of the Family an aggregate of 3,500,000 shares of Company common stock (at a price of $15.00 per share in cash).

         The purchase and sale of shares pursuant to the Stock Purchase Agreement are subject to the conditions of the parties in the Merger Agreement (other than such purchase and sale) and terminates upon termination of the Merger Agreement.

THE SHAREHOLDERS' AGREEMENT

         On January 19, 2000, Swedish Match and the Family entered into the Shareholders' Agreement. The Shareholders' Agreement becomes effective at the Effective Time and will govern the management of the Company following the merger, including the composition of the Company's board of directors and super-majority votes for certain fundamental actions. Following the merger, the board will consist of seven directors, with four directors being nominated by the Family, including Edgar M. Cullman Jr., Edgar M. Cullman, Sr., David Danziger and Bruce A. Barnet and three directors being nominated by Swedish Match, including Lennart Sunden, Sven Hendrikes and Lennart Freeman; provided, that if the Family ceases to own at least one-third of the shares they hold immediately following the Effective Time, and between the third anniversary and the sixth anniversary of the Effective Time, Swedish Match will be entitled to nominate four out of the seven board members and the Family will be entitled to nominate three out of the seven board members. In addition, and if after the sixth anniversary of the Effective Time, the Family ceases to own at least 15% of the then outstanding common stock of the Company, Swedish Match will be entitled to nominate four out of the seven board members and the Family will be entitled to nominate three out of the seven board members.

         The Shareholders' Agreement also provides rights for the Family to sell their remaining shares of Company common stock to Swedish Match over a three-year period following the third anniversary of the Effective Time and for Swedish Match to buy the Family's remaining shares over a three-year period following the third anniversary of the Effective Time, each at periods as specified therein. The Agreement provides certain price ranges for the put and call rights of the Family and Swedish Match. The price at which the Family can require Swedish Match to purchase their retained equity interest in the Company increases over the three year period, is based upon a multiple of 9x "Adjusted EBITDA" (as that term is defined in the Shareholders' Agreement) and can never be lower than $15.00 per share or higher than $28.50 per share. The price at which Swedish Match can require the Family to sell their retained equity interest also increases over the three year period and is based upon a multiple of 10x "Adjusted EBITDA." The call price can never be lower than $23.00 per share but is not capped at any level.

APPRAISAL RIGHTS

         Under Section 262 of the General Corporation Law of the State of Delaware ("DGCL"), any holder of common stock who does not wish to accept $15.25 per share in cash for such stockholders shares of common stock (a "Dissenting Stockholder") may elect to have the fair value of such stockholder's shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 262.

         The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex C to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY THE STEPS SUMMARIZED BELOW AND IN TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

         Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This proxy statement will constitute such notice to the holders of common stock and the applicable statutory provisions of the DGCL are attached to this proxy statement as Annex
C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex C to this proxy statement. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 TIMELY AND PROPERLY WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, the Company believes that stockholders who consider exercising such rights should seek the advice of counsel.

         Any holder of common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

               - the holder must deliver to the Company a written demand for appraisal of such stockholder's shares before the vote on the Merger Agreement at the Special Meeting, which demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares;

               - the holder must not vote the holder's shares of common stock in favor of the Merger Agreement; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement or abstain from voting on the Merger Agreement; and

               - the holder must continuously hold such shares from the date of making the demand through the Effective Time; a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the Effective Time will lose any right to appraisal in respect of such shares.

         Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

         Only a holder of record of shares of common stock issued and outstanding immediately prior to the Effective Time is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that such stockholder intends thereby to demand appraisal of such stockholder's common stock. If the shares are owned of record by one in a fiduciary capacity, such as a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE URGED TO CONSULT WITH THEIR BROKERS TO DETERMINE AND APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH NOMINEE.

         A stockholder who elects to exercise appraisal rights pursuant to
Section 262 should mail or deliver a written demand to: General Cigar Holdings, Inc., 387 Park Avenue South, New York, New York 10016, A. Ross Wollen, General Counsel.

         Within ten days after the Effective Time, the Company as the surviving corporation in the merger must send a notice as to the effectiveness of the merger to each former stockholder of the Company who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the Merger Agreement. Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all dissenting stockholders. The Company is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as the Company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal.

         Under the Merger Agreement, the Company has agreed to give Swedish Match prompt notice of any demands for appraisal received by the Company. Swedish Match has the right to participate in and approve all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not, except with the prior written consent of Swedish Match, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

         Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Corporation must mail such statement to the stockholder within 10 days of receipt of such request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

         A stockholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to the Surviving Corporation, which will then be obligated within 20 days to file with the Delaware Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

         After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

         In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. IN WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

         Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the Effective Time).

         Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to the Surviving Corporation a written withdrawal of such stockholder's demands for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (2) no appraisal proceeding in the Delaware Chancery Court shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. If the Surviving Corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or if the Delaware Chancery Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the merger consideration.

         FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN
SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

            PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
                                  INCORPORATION

         The following is a summary of the Certificate of Amendment of Amended and Restated Certificate of Incorporation of General Cigar Holdings, Inc. (the "Charter Amendment"), a copy of which is attached as Exhibit A to the Merger Agreement attached as Annex A to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the Charter Amendment.

         Subsection (b)(4) of Article Fourth of the certificate of incorporation provides that the holders of shares of Class A and B common stock must receive the same consideration for their shares in the event of a merger, consolidation, purchase or acquisition of property or stock, or other reorganization.

         In order to consummate the merger, pursuant to which the public stockholders (other than dissenting stockholders) will receive $15.25 per share in cash and certain members of the Family will receive common stock in the surviving corporation in exchange for their shares, as agreed in the Merger Agreement, the Company's certificate of incorporation must be amended.

         The proposed Charter Amendment will delete Subsection (b)(4) and replace it with language allowing for different consideration to be paid to the holders of different classes of common stock ONLY in the event of the merger contemplated by the Merger Agreement.

         Approval of the above Charter Amendment by a majority of the outstanding Class A common stock and a majority of the outstanding Class B common stock, each voting separately as a class, is a condition to consummation of the merger.

         The Board, based on the advice of the Special Committee, recommends a vote "FOR" approval of the Charter Amendment.

                           MARKET FOR THE COMMON STOCK

COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION

         The Company's Class A common stock is traded on the New York Stock Exchange under the symbol "MPP." The following table shows, for the fiscal quarters indicated, the per share high and low closing sale prices of the Class A common stock on the New York Stock Exchange based on published financial sources. The Class B common stock is not publicly traded because it converts automatically to Class A Common Stock upon sale. No cash dividends have been declared on either class of the Company's common stock.


                                                                                    HIGH                   LOW
                                                                              -------------          ---------------
FISCAL YEAR ENDING NOVEMBER 28, 1998
   First Quarter.....................................................         $     23 9/16          $     15 1/4
   Second Quarter....................................................               18 9/16                 9 15/16
   Third Quarter.....................................................               11                      5 7/8
   Fourth Quarter....................................................               10 7/16                 5 1/2

FISCAL YEAR ENDING NOVEMBER 27, 1999
   First Quarter.....................................................         $     10 1/4           $      7 1/8
   Second Quarter....................................................               10 1/2                  7 3/16
   Third Quarter.....................................................               8 3/8                   6 1/16
   Fourth Quarter....................................................                7 1/2                  5 5/8


     On January 19, 2000, the last full trading day prior to the day on which the execution of the Merger Agreement was publicly announced, the high and low sales prices for the Class A common stock on the New York Stock Exchange were $8 15/16 and $ 8 1/2 , respectively, and the closing sale price was $8 15/16 . On February 14, 2000, the closing price for the Class A common stock on the New York Stock Exchange was $14 9/16. The Company's Class B common stock converts automatically to Class A common stock upon transfer other than to certain permitted transferees. The Class A and Class B shares are identical except that the Class A shares have one vote each and the Class B shares have ten votes each. The market price for the Company's common stock is subject to fluctuation and stockholders are urged to obtain current market quotations.

COMMON STOCK PURCHASE INFORMATION

     Except as described in this proxy statement or through the exercise of certain stock options as set forth below, none of the Company, its executive officers or directors, Swedish Match or SM Merger Corp. has engaged in any transaction with respect to the common stock within the past 60 days.


PURCHASER                     GRANT DATE            EXERCISE DATE          OPTIONS EXERCISED         EXERCISE PRICE
Jay Green...................April 8, 1994          January 6, 2000              444,556               $   0.8041
Jay Green..................January 27, 1993        January 6, 2000               39,699               $   3.3673


     The Company purchased General Cigar common stock during the last two years as described below.

                                                                                                              RANGE
                                                                                  AGGREGATE           ---------------------
                                   SHARES                 AVG. $/SH                 VALUE                 HIGH        LOW
                                   ------                 ---------                 -----                 ----        ---
First quarter 1998 ...........       --                   $   --                  $    --             $    --      $   --
Second quarter 1998 ..........    238,100                 $ 10.1214               $  2,409,894        $ 10.3750    $ 9.5000
Third quarter 1998 ...........    532,500                 $  7.8683               $  4,189,869        $ 10.0375    $ 6.0000
Fourth quarter 1998 ..........    204,200                 $  8.1046               $  1,654,969        $ 10.0565    $ 5.5625
First quarter 1999 ...........    258,900                 $  9.2414               $  2,392,603        $  9.7488    $ 8.5670
                                ---------                                         ------------
                                1,233,700                 $  8.6304               $ 10,647,335        $ 10.3750    $ 5.5625
                                =========                                         ============


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 19, 2000, except as otherwise indicated, concerning the beneficial ownership of the Company's common stock by (1) each person or group known by the Company to beneficially own more than 5% of the outstanding shares of common stock of either Class A or Class B shares; (2) each director of the Company; (3) the Chief Executive Officer and other four most highly compensated executive officers of the Company; and (4) all of the Company's directors and executive officers as a group. Information with respect to the Class A common stock held by each person or group of persons and percentage thereof includes all shares of Class A common stock issuable upon conversion of shares of Class B common stock, such that each share of Class B common stock is also reflected as a share of Class A common stock. Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr. have been appointed to represent the Cullman-Ernst Group and all such shares are included in their totals. See footnotes (2) and (4).


                                                           CLASS A COMMON STOCK            CLASS B COMMON STOCK
                                                          SHARES                           SHARES
                                                       BENEFICIALLY     PERCENT OF      BENEFICIALLY     PERCENT OF
NAME AND ADDRESS (1)                                     OWNED(2)        TOTAL(3)        OWNED (2)        TOTAL(3)
                                                       -------------   -------------  ---------------   -------------
Edgar M. Cullman, Sr. (4)........................        9,935,152           36.7%        9,935,152           73.5%
Edgar M. Cullman, Jr. (4)........................        9,935,152           36.7%        9,935,152           73.5%
Louise B. Cullman (4)............................        3,679,829           13.6%        3,679,829           27.2%
Susan R. Cullman (4).............................        3,384,906           12.5%        3,384,906           25.0%
Lucy C. Danziger (4).............................        4,600,582           17.0%        4,600,582           34.0%



John L. Ernst (4)................................        1,860,498            6.9%        1,860,498           13.8%
B. Bros. Realty Limited Partnership (5)..........        1,039,339            3.8%        1,039,338            7.7%
Gabelli Funds, Inc. (6)..........................        7,923,256           29.3%        2,250,695           16.7%
Wellington Management Company, LLP (7)...........          849,700            3.1%
Gilder Gagnon Howe & Co. LLC (8).................          968,667            3.5%
Knight, Bain, Seath & Holbrook Capital Management          678,300            2.5%
Inc.(9)                                                     18,226            *                 444            *
Bruce A. Barnet..................................
John L. Bernbach.................................            2,667            *               2,667            *
Thomas C. Israel.................................           40,010            *              22,228            *
Dan W. Lufkin....................................          137,237            1.0            62,237            *
Graham V. Sherren................................            2,222            *               2,222            *
Peter J. Solomon.................................           22,227            *               4,445            *
Francis T. Vincent, Jr...........................           22,227            *               4,445            *
Joseph C. Aird...................................           71,208            *              53,323            *
Janet A. Krajewski                                          58,950            *             20,116             *
A. Ross Wollen...................................          166,355            1.2            75,859            *
All directors and executive officers collectively,
consisting of 14 persons.........................       10,476,481           38.7%       10,160,800           75.2%


---------------
*   Less than 1%

(1) Unless otherwise indicated, the address of each person listed is c/o General Cigar Holdings, Inc., 387 Park Avenue South, New York, New York 10016.

(2) This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission. Beneficial ownership reflects sole investment and voting power, except as reflected in footnote 4. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in footnote 4, are officers and directors. As of January 19, 2000, a group (the "Cullman & Ernst Group," referred to elsewhere in this proxy statement as the Family) consisting of Edgar M. Cullman, Sr., Edgar M. Cullman, Jr., Susan
     R. Cullman, direct members of their families and trusts for their benefit; John L. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 9,935,152 shares of the Class B common stock (approximately 74% of the outstanding shares of Class B common stock). Among others, Edgar M. Cullman, Sr., Edgar
     M. Cullman, Jr., their wives, Susan R. Cullman and Mr. Ernst hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable under standard pledge arrangements. The Cullman & Ernst Group has entered into the Stock Purchase Agreement, the Voting Agreement and the Shareholders' Agreement.

(3) Other than 162 shares of Class A common stock, all stock held by the Cullman & Ernst group is Class B common stock.

(4) Included within the shares shown as beneficially owned by Edgar M. Cullman, Sr. are 9,935,152 shares of Class B common stock in which he holds shared investment and/or voting power following his appointment as representative in connection with the proposed merger discussed herein; included within the shares shown as beneficially owned by John L. Ernst are 1,828,567 shares of Class B common stock in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Edgar M. Cullman, Jr. are 9,935,152 shares of Class B common stock in which he holds shared investment and/or voting power following his appointment as representative in connection with the proposed merger discussed herein; and included within the shares shown as beneficially owned by Susan R. Cullman are 2,994,740 shares of Class B common stock in which she holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Louise B. Cullman are 3,220,112 shares of Class B common stock in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Lucy C. Danziger are 4,236,747 shares of Class B common stock in which she holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Ernst and Cullman, Jr. and Susan R. Cullman disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares. Louise B. Cullman is the wife of Edgar M. Cullman; Susan R. Cullman and Lucy R. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman.

(5) The address of B. Bros. Realty Limited Partnership is 641 Lexington Avenue, New York, New York 10022.

(6) Such person's percentage of the total outstanding shares of Class A common stock has been calculated assuming the conversion of all shares of Class B common stock held by all holders of Class B common stock. Assuming that such person (and no other holder of Class B common stock) were to convert all of such person's shares of Class B common stock into shares of Class A Common Stock, such person's percentage of the total outstanding shares of Class A common stock would be 50.2%. The address of such person is Gabelli Funds, Inc., One Corporate Center, Rye, New York, New York 10580. A form filed with the Securities and Exchange Commission in September 1991 and amended as of February 9, 2000 by Gabelli Funds, Inc., indicates that the securities have been acquired by Gabelli Funds, Inc. and its wholly-owned subsidiaries on behalf of their investment advisory clients. The

     Company has been informed that no individual client of Gabelli Funds, Inc. has ownership of more than 5% of the Company's outstanding common stock.

(7) The address of Wellington Management Company, LLP ("WMC") is 75 State Street, Boston, Massachusetts 02109. A form filed with the Securities and Exchange Commission as of December 31, 1999 by WMC indicates that these shares are held in individual customer accounts. A separate form with respect to the same shares was filed by Hartford Mutual Funds, Inc. on behalf of the Hartford Capital Appreciation Fund.

(8) The address of Gilder Gagnon Howe & Co. LLC ("Gilder Gagnon") is 1775 Broadway, New York, New York 10019. A form filed with the Securities and Exchange Commission on February 14, 2000 by Gilder Gagnon indicates that most of these shares are held in individual customer accounts.

(9) The address of Knight, Bain, Seath & Holbrook Capital Management Inc. ("Knight, Bain") is 1 Toronto Street, Suite 708, Toronto, Ontario M5C 2V6. A form filed with the Securities and Exchange Commission on January 20, 1999 by Knight, Bain indicates that most of theses shares are held in individual customer accounts. The EDGAR system revealed no subsequent forms being filed by such person.


                            DIRECTORS AND MANAGEMENT

THE COMPANY

     Set forth below are the names of each director and executive officer of the Company, the present principal occupation or employment of each such person and the name and principal business of the corporation or other organization in which such occupation or employment of each such person is conducted. Also set forth below are the material occupations, positions, offices and employment of each such person and the name and principal business of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. Each person listed below is a citizen of the United States.



                                       DATE SINCE NAMED
NAME (LETTERS REFER TO                 INDIVIDUAL HAS        PRINCIPAL OCCUPATION AND          ALSO SERVES AS A DIRECTOR
COMMITTEE MEMBERSHIPS,                 CONTINUOUSLY SERVED   BUSINESS EXPERIENCE DURING        OF THE FOLLOWING
IDENTIFIED BELOW) (1)          AGE     AS A DIRECTOR (1)      PAST FIVE YEARS (2)              CORPORATIONS
-----------------------       -----   --------------------   --------------------------        --------------------------
Directors
Bruce A. Barnet...........     54      1990                  Private Investor; President       Mainspring Communications;
(a, b, g)                                                    and Chief Executive               Commerce, Inc. and Yapa,
                                                             Officer of Cahners Business       Inc.
                                                             Information (1996-1999);
                                                             President and Chief Executive
                                                             Officer of Cowles Enthusiast
                                                             Media (1993-1996); Private
                                                             Investor

John L. Bernbach..........     56      1988                  Chairman and Chief Executive      North American
(a, e, f, g)                                                 Officer of The Bernbach Group,    Television, Inc.;
                                                             Inc.-- consulting
                                                             (1994); Northbridge
                                                             Programming,
                                                             Chairman and Chief
                                                             Executive Inc.;
                                                             Officer of North
                                                             American
                                                             Sportsworld Media
                                                             Group Television,
                                                             Inc.--television
                                                             distribution; Vice
                                                             Chairman of DDB
                                                             Needham Worldwide,
                                                             Inc.
                                                             (1993-1994)

Edgar M. Cullman, Sr. (3).     82      1961                  Chairman of the Board of          Centaur Communications
(c, d, e)                                                    Directors (1996); Chief           Limited;
                                                             Executive Officer of Culbro       Bloomingdale Properties,
                                                             Corporation (1962-1996)           Inc.;
                                                                                               Griffin Land & Nurseries,
                                                                                               Inc.; (5)

Edgar M. Cullman, Jr. (3).     53      1982                  President and Chief Executive     Bloomingdale Properties,
(c, d, f, g)                                                 Officer (1996); Chief Executive   Inc.;
                                                             Officer of Culbro Corporation     Doral Financial
                                                             (1996-1997); President and        Corporation; (5)
                                                             Chief Operating Officer of
                                                             Culbro Corporation (1984-1996);
                                                             President of Culbro Land
                                                             Resources, Inc. (1995)
                                                             (1992-1993)

Susan R. Cullman (3)......     49      1997                  Co-Chairperson; Republican        Choate Rosemary Hall
(c, f, g)                                                    Pro-Choice Coalition (1995)       Foundation

John L. Ernst (4).........     59      1983                  Chairman of the Board and         Doral Financial
(b, c, e)                                                    President of Bloomingdale         Corporation;
                                                             Properties, Inc.                  Griffin Land & Nurseries,
                                                                                               Inc.

Thomas C. Israel..........     55      1989                  Chairman of A.C. Israel
(b, g)                                                       Enterprises, Inc.--investments

Dan W. Lufkin.............     68      1976                  Private investor                  Allen & Co., Inc.;
(a, b, c, d, e)                                                                                Syratech, Inc.

Graham V. Sherren.........     62      1987                  Chairman and Chief Executive      Duplo International Ltd.;
(g)                                                          Officer of Centaur                Gieves
                                                             Communications                    Group Ltd.; Hundred Acre
                                                             Limited--publisher of magazines   Securities Ltd.; InType
                                                             and trade periodicals in the      Ltd.
                                                             United Kingdom

Peter J. Solomon..........     61      1980                  Chairman of Peter J. Solomon      Monro Muffler Brake,
(b, d)                                                       Company Limited and Peter J.      Inc.; Office Depot, Inc.;
                                                             Solomon Securities Company        Phillips- Van Heusen
                                                             Limited                           Corporation

Francis T. Vincent, Jr....     61      1992                  Vincent Enterprises; Private      Oakwood Homes Corp.; Time
(a, b, g)                                                    investor                          Warner, Inc.; Westfield
                                                                                               America, Inc.

Executive Officers

A. Ross Wollen............     56      1977                  Senior Vice President (1983)      None
General Counsel (1980)                                       Secretary (1987)

Joseph C. Aird............     55      1987                  Senior Vice President-            None
Senior Vice President,                                       Controller (1987)
Chief Financial Officer,
Treasurer and Acting
Controller

David M. Danziger.........     34      1996                  Vice President Corporate          None
Vice President                                               Development (1996)
Sales and Marketing (1999)                                   Senior Vice President-Villazon
                                                             & Company (a subsidiary of
                                                             General Cigar) (1998)
                                                             Director of Operational Projects
                                                             - The Eli Witt Company (7/95-1/96);
                                                             Harvard Business School (MBA)
                                                             (9/92-6/94)

Janet A. Krajewski........     45      1993                  None                              None
Vice President-Taxes (1993)


Member of the: (a) Audit Committee; (b) Compensation Committee; (c) Executive Committee; (d) Finance Committee; (e) Nominating Committee; (f) Public Policy Committee; and (g) Strategic Planning Committee

(1) The business address and business telephone number of each director and executive officer, as well as the Company, is 387 Park Avenue South, New York, NY 10016-8899, (212) 448-3800.

(2) Except for Susan R. Cullman, who was elected as a director of General Cigar in 1997, each director shown as serving on the Board of Directors prior to 1997 served as a director of Culbro, which was merged into General Cigar.
(3) Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with the Company.
(4)  Mr. Cullman is the father of Mr. Cullman, Jr. and Ms. Cullman.
(5)  Mr. Ernst is the nephew of Mr. Edgar M. Cullman.
(6) Messrs. Cullman served as directors of The Eli Witt Company, which filed for relief from its creditors under Chapter 11 of the Federal Bankruptcy Code in November 1996.


SWEDISH MATCH AB AND SM MERGER CORPORATION

     Set forth below are the names of each director and executive officer of Swedish Match, the present principal occupation or employment of each such person and the name and principal business of the corporation or other organization in which such occupation or employment of each such person is conducted. Also set forth below are the material occupations, positions, offices and employment of each such person and the name and principal business of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years.

1. OFFICE OF SWEDISH MATCH AB:

Principal Employer and Current Business Address for the following people:


                  Present Principal Position/
Name              Year began                      Other Positions                   Other Previous Positions, Last Five Years
----              ---------------------------     ---------------                   -----------------------------------------

Lennart Sunden    President and CEO (1998)        Director (1999)                   Electrolux, President Electrolux Floor Care and
                                                                                    Light Appliances (1993-1998), and also Senior
                                                                                    Vice  President, Electrolux AB (1998)

Massimo Rossi     Executive Vice President and                                      Swedish Match, President Lights Division
                  Deputy CEO (1992)                                                 (1992-1997)

Sven Hindrikes    Exeuctive Vice President and                                      Swedish Match, Senior Vice President and CFO
                  CFO (2000)                                                        (1998-2000)
                                                                                    Linjebuss, Executive Vice President and CFO
                                                                                    (1994-1998)

Bo Aulin          Senior Vice President, Corporate                                  Svenska Tobaks AB, a Swedish Match,
                  Affairs, Secretary, and General                                   Subsidiary,
                  Counsel (1996)                                                    Vice President, Secretary and
                                                                                    General Counsel (1990-1996)


2. OFFICERS OF SM MERGER CORP.:

Principal Employer and Current Business Address for the following people:
Swedish Match AB, SE-118 85 Stockholm, Sweden


                    Present Principal Position/
Name                Year began                         Other Positions              Other Previous Positions, Last Five Years
----                ---------------------------        ---------------              -----------------------------------------

Massimo Rossi       President (1999)                                                Swedish Match, President Lights Division
                                                                                    (1992-1997)

Sven Hindrikes      Vice President                                                  Swedish Match, Senior Vice President and CFO
                                                                                    (1998-2000)
                                                                                    Linjebuss, Executive Vice President and CFO
                                                                                    (1994-1998)




Lin McKinnie        Vice President Strategic and                                    Swedish Match, Vice President
                    Financial Planning (1999)                                       Strategic Planning (1998-1999)

                                                                                    Swedish Match North America
                                                                                    Inc., Director/Manager,
                                                                                    Financial Planning & Analysis
                                                                                    (1993-1997)



                                 OTHER BUSINESS

     The board does not know of any other matters to be presented for action at the Special Meeting other than as set forth in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter except as may be otherwise indicated therein.

                             INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company as of November 28, 1998, and for each of the three years in the period ended November 28, 1998 have been audited by PricewaterhouseCoopers LLP as stated in their report, which is incorporated by reference in the Company's Annual Report on Form 10-K. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Special Meeting, both to respond to appropriate questions of stockholders of the Company and to make a statement if they so desire.

                              STOCKHOLDER PROPOSALS

     If the merger is consummated, there will be no public stockholders of the Company and no public participation in any future meetings of stockholders of the Company. However, if the merger is not consummated, the Company's public stockholders will continue to be entitled to attend and participate in Company stockholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any stockholder of the Company who wishes to present a proposal at the next Annual Meeting of Stockholders of the Company (in the event the merger is not consummated), and who wishes to have such proposal included in the Company's proxy statement for that meeting, must have delivered a copy of such proposal to the Company at 387 Park Avenue South, New York, New York 10016,
Attention: Corporate Secretary, so that it was received no later than [___________ __, 2000]. In order for proposals by stockholders not submitted in accordance with Rule 14a-8 to have been timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must have been submitted so that it was received no later than [_____________ __, 2000].

                       WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that the Company can disclose important information by referring you to another document filed separately with the SEC. The following documents previously filed by the Company with the SEC are incorporated by reference in this proxy statement and are deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 28, 1998;

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 27, 1999;

     (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 29, 1999;

     (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 1999; and

     (5) The Company's Current Report on Form 8-K dated January 21, 2000.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.

     The Company undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Corporate Secretary, General Cigar Holdings, Inc., 387 Park Avenue South, New York, New York 10016; telephone number: (212) 448-3800.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to General Cigar that are based on the beliefs of management as well as assumptions made by and information currently available to General Cigar. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the proposed merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of General Cigar with respect to future events, including the completion of the proposed merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of General Cigar to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

    o    delays in receiving required regulatory and other approvals;

    o the failure of stockholders to adopt the Merger Agreement or approve the charter agreement;

    o    changes in business strategy;

    o    availability of financing on acceptable terms to fund future growth;

    o ability to hire and train increasing numbers of management, staff and other personnel;

    o fluctuations in consumer demand and tastes including a decrease in consumers' preference for high quality, more flavorful cigars;

    o    acceptance of products in new markets;

    o    competitive conditions in General Cigar's markets;

    o    general economic or market conditions;

    o    adverse weather conditions;

    o operating restrictions and costs associated with governmental regulations;

    o regulatory limitations regarding common ownership of cigar manufacturing companies in certain states; and

    o various other factors, both referenced and not referenced in this proxy statement.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. General Cigar does not intend, or assume any obligation, to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.

                              AVAILABLE INFORMATION

     No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the Merger Agreement or the merger, and, if given or made, such information or representations may not be relied upon as having been authorized by the Company, Swedish Match or SM Merger Corp. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

     Because the merger is a "going private" transaction, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, General Cigar Holdings, Inc., 387 Park Avenue South, New York, New York 10016, or from the SEC as described below.

     The Company is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3 and the exhibits thereto, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov." The Company's common stock is listed on the New York Stock Exchange (ticker symbol: MPP), and materials may also be inspected at its offices, 20 Broad Street, seventh floor, New York, New York 10005.

                                 By Order of the Board of Directors
                                 A. Ross Wollen
                                 SECRETARY

New York, New York
__________, 2000

                                               LIST OF DEFINED TERMS


TERM                                                                                                                  PAGE
----                                                                                                                  ----
Certificate.............................................................................................................34
Company..................................................................................................................8
Deutsche Bank...........................................................................................................11
DGCL....................................................................................................................42
EBIT....................................................................................................................18
EBITDA..................................................................................................................18
Effective Time..........................................................................................................34
Engagement Letter.......................................................................................................20
Enterprise Value........................................................................................................18
EPS.....................................................................................................................18
Exchange Act............................................................................................................24
Exchange Fund...........................................................................................................34
Foreign Stockholder.....................................................................................................28
HSR Act.................................................................................................................26
IBES....................................................................................................................18
Merger Agreement........................................................................................................12
Paying Agent............................................................................................................34
PJSC.....................................................................................................................9
Price...................................................................................................................18
Record Date.............................................................................................................32
Sale Transaction........................................................................................................27
Selected Companies......................................................................................................17
Selected Transactions...................................................................................................18
SM Capital Exchange.....................................................................................................28
SM Merger Corp...........................................................................................................8
Special Committee.......................................................................................................11
Special Meeting.........................................................................................................31
Surviving Corporation...................................................................................................12
Swedish Match............................................................................................................8
Voting Agreement........................................................................................................32
Wachtell, Lipton........................................................................................................11


                          INDEX TO FINANCIAL STATEMENTS


UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS:

         Condensed Consolidated Statement of Operations for the 13 Weeks ended
                  August 28, 1999 and August 29, 1998 and for the 39 Weeks
                  ended August 28, 1999 and August 29, 1998......................................................F-2

         Condensed Consolidated Balance Sheet as of August 28, 1999 and
                  November 28, 1998..............................................................................F-3

         Condensed Consolidated Statement of Cash Flows for the 39 Weeks ended
                  August 28, 1999 and August 29, 1998............................................................F-4

         Condensed Consolidated Statement of Stockholders' Equity for the 39
                  Weeks ended August 28, 1999....................................................................F-5

         Notes to Consolidated Financial Statements..............................................................F-6

         Computation of Ratio of Earnings to Fixed Charged Charges and
                  Preferred Dividends............................................................................Exhibit 1

         Computation of Ratio of Earnings to Fixed Charged Charges and
                  Preferred Dividends............................................................................Exhibit 2

                          GENERAL CIGAR HOLDINGS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      (in thousands except per share data)
                                   (Unaudited)


                                           13 WEEKS ENDED       39 WEEKS ENDED
                                         ------------------   ------------------
                                         AUG. 28,  AUG. 29,   AUG. 28,  AUG. 29,
                                             1999      1998       1999      1998
                                         --------  --------   --------  --------
NET SALES...............................  $38,698   $63,398   $140,302  $199,383
Cost of goods sold......................   18,747    32,441     72,743   103,549
                                           ------    ------    -------   -------

GROSS PROFIT............................   19,951    30,957     67,559    95,834
Selling, general and
  administrative expenses...............   13,442    22,113     49,541    63,093
                                           ------    ------    -------   -------

OPERATING PROFIT........................    6,509     8,844     18,018    32,741
Gain on sale of business (Note 4).......       -         -     152,261        -
Nonoperating income.....................       88       145        298       515
Interest income.........................    1,833        34      2,588       127
Interest expense........................      317     1,251      1,973     3,203
                                           ------    ------    -------   -------
Income before provision
  for income taxes......................    8,113     7,772    171,192    30,180
Provision for income taxes..............    2,758     2,759     64,296    10,714
                                           ------    ------    -------   -------

NET INCOME..............................  $ 5,355   $ 5,013   $106,896  $ 19,466
                                           ======    ======    =======   =======


Basic net income per share..............   $ 0.20    $ 0.18     $ 4.03    $ 0.71
                                           ======    ======     ======    ======
Weighted average common
  shares outstanding....................   26,555    27,179     26,500    27,464
                                           ======    ======     ======    ======

Diluted net income per share............   $ 0.20    $ 0.18     $ 3.94    $ 0.69
                                           ======    ======     ======    ======
Weighted average common shares
  and equivalents outstanding...........   27,129    27,856     27,138    28,324
                                           ======    ======     ======    ======

See Notes to Consolidated Financial Statements.

                          GENERAL CIGAR HOLDINGS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                (Unaudited)

                  (dollars in thousands except per share data)


                                                                            AUG. 28, 1999        NOV. 28, 1998
                                                                            --------------       --------------
                                ASSETS
CURRENT ASSETS:
   Cash and cash equivalents......................................              $104,864              $ 3,985
   Receivables, less allowance of $1,109  (1998-- $1,327).........                26,854               39,666
   Inventories....................................................               165,119              157,862
   Other current assets...........................................                 8,939                7,852
                                                                            -------------        -------------
       TOTAL CURRENT ASSETS.......................................               305,776              209,365
Property and equipment, net.......................................                59,051               76,809
Intangible assets, net,
   principally trademarks and goodwill............................                68,684               71,170
Investments held-to-maturity......................................                24,250                    -
Other assets......................................................                 1,009                1,959
                                                                            -------------        -------------
       TOTAL ASSETS...............................................              $458,770             $359,303
                                                                            =============        =============
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities.......................              $ 36,168             $ 41,518
   Long-term debt due within one year.............................                   220                1,457
   Income taxes...................................................                53,875                3,087
                                                                           --------------        -------------
       TOTAL CURRENT LIABILITIES..................................                90,263               46,062

Long-term debt....................................................                10,447               66,291
Accrued retirement benefits.......................................                12,629               12,892
Deferred income taxes.............................................                10,877                9,852
Other noncurrent liabilities......................................                10,780                9,033
                                                                           --------------        -------------
       TOTAL LIABILITIES..........................................               134,996              144,130
                                                                           ==============        =============
Minority interest in preferred stock of subsidiary................                 3,300                    -
                                                                           --------------        -------------
Commitments and Contingencies (Note 8)

STOCKHOLDERS' EQUITY:
   Preferred stock, par value $0.01 - authorized:
     20,000,000 shares; Issued: none..............................                     -                    -
   Class B common stock, par value $0.01 - authorized:
     25,000,000 shares; Issued: 13,682,147 shares
     (1998 -- 13,997,799 shares)..................................                   137                  140
   Class A common stock, par value $0.01 - authorized:
     50,000,000 shares; Issued: 14,106,698 shares
     (1998 -- 13,635,050 shares)..................................                   141                  136
   Additional paid-in capital.....................................               166,407              165,598
   Retained earnings..............................................               164,498               57,602
                                                                           --------------        -------------
                                                                                 331,183              223,476
Less:  Cost of Class A common stock held in treasury,
   1,233,700 shares (1998-- 974,800 shares).......................               (10,709)              (8,303)
                                                                           --------------        -------------
       TOTAL STOCKHOLDERS' EQUITY.................................               320,474              215,173
                                                                           --------------        -------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.................              $458,770             $359,303
                                                                           ==============        =============

See Notes to Consolidated Financial Statements.




                          GENERAL CIGAR HOLDINGS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                             (dollars in thousands)
                                   (Unaudited)

                                                               39 WEEKS ENDED
                                                            -------------------
                                                            AUG. 28,   AUG. 29,
                                                                1999       1998
                                                            --------    -------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net income.............................................  $106,896    $19,466
   Adjustments to reconcile net income to net cash
     (used in) operating activities:
    Gain on sale of business..............................  (152,261)        -
    Depreciation and amortization.........................     6,761      6,498
    Changes in assets and liabilities net
    of effects from disposition:
      Decrease in accounts receivable.....................    12,244     14,948
      Increase in inventories.............................   (20,756)   (52,326)
      Decrease in accounts payable
        and accrued liabilities...........................   (24,483)    (1,886)
      Increase in income taxes payable....................    55,798      1,019
      Increase in deferred income taxes...................       873      2,144
      Other, net..........................................       (22)    (1,672)
                                                             -------     ------
    NET CASH (USED IN) OPERATING ACTIVITIES...............   (14,950)   (11,809)
                                                             -------     ------

CASH FLOW FROM INVESTING ACTIVITIES:
   Proceeds from sale of business.........................   200,000         -
   Purchase of long-term securities.......................   (20,950)        -
   Additions to property and equipment....................    (5,910)   (15,044)
                                                             -------     ------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES...   173,140    (15,044)
                                                             -------     ------

CASH FLOW FROM FINANCING ACTIVITIES:
   Net (repayment) borrowing under
     revolving credit facility............................   (51,000)    27,000
   Purchase of treasury stock.............................    (2,406)    (6,638)
   Payments of other debt.................................    (4,357)      (514)
   Proceeds from exercise of stock options................       452        129
                                                             -------     ------
    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES...   (57,311)    19,977
                                                             -------     ------

Net increase (decrease) in cash and cash equivalents......   100,879     (6,876)
Cash and cash equivalents at beginning of period..........     3,985      8,976
                                                             -------     ------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................  $104,864    $ 2,100
                                                             =======     ======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
   Interest...............................................   $ 2,104    $ 3,027
   Income taxes...........................................   $12,124    $ 7,421
Non-cash transaction:
   Issuance of subsidiary preferred
     stock in exchange for long-term securities...........   $ 3,300    $    -


See Notes to Consolidated Financial Statements.

                          GENERAL CIGAR HOLDINGS, INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                             (dollars in thousands)
                                   (Unaudited)


                                            Class B               Class A         Additional                           Total
                                         Common Stock           Common Stock        Paid-in    Retained   Treasury  Stockholders'
                                     -------------------------------------------
                                       Shares     Amount     Shares      Amount     Capital    Earnings    Stock       Equity
                                     ----------   ------   ----------    ------    --------    --------    --------  ---------
BALANCE AT NOVEMBER 28, 1998.....    13,997,799      $140  13,635,050       $136   $165,598    $ 57,602    $(8,303)  $215,173
Exercise of stock options........            -          -     155,996          2        450           -          -        452
Exchange of shares...............     (315,652)        (3)    315,652          3          -           -          -          -
Tax benefit arising from exercise
    of employee stock options....            -          -           -          -        359           -          -        359
Purchase of treasury stock.......            -          -           -          -          -           -     (2,406)    (2,406)
Net income.......................            -          -           -          -          -     106,896          -    106,896
                                     ----------   -------  ----------     ------   --------    --------   ---------  ---------
BALANCE AT AUGUST 28, 1999.......    13,682,147      $137  14,106,698       $141   $166,407    $164,498   $(10,709)  $320,474
                                     ==========   =======  ==========     ======   ========    ========   =========  =========


See Notes to Consolidated Financial Statements.

                          GENERAL CIGAR HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands except per share data)
                                   (Unaudited)

(1)  INTERIM FINANCIAL PRESENTATION

     The interim Condensed Consolidated Financial Statements are unaudited; however, they have been prepared in accordance with Rule 10-01 of Regulation S-X adopted by the Securities and Exchange Commission (the "Commission") and in the opinion of management reflect all adjustments (all of which are of a normal, recurring nature) which are necessary for a fair statement of the financial condition, results of operations, cash flows and changes in stockholders' equity for the periods presented. Results of operations for the 13 weeks and 39 weeks ended August 28, 1999 are not necessarily indicative of the results that may be expected for the entire year ending November 27, 1999.

     As used in these Notes, references to the "Company" mean General Cigar Holdings, Inc. and its direct and indirect subsidiaries: General Cigar Co., Inc. ("General Cigar"), Villazon & Company, Inc. ("Villazon"), GCMM Co., Inc. ("GCMM"), Club Macanudo, Inc. and Club Macanudo (Chicago), Inc. (collectively "Club Macanudo"), and 387 PAS Corp. ("387 PAS"). The accompanying financial statements reflect the results of operations of these businesses and assets for all of the periods presented. The operations of Club Macanudo, which operates cigar bars in New York City and Chicago, and 387 PAS, which owns and operates the Company's headquarters building, were not material to the Company's results of operations in any of the periods presented.

     The accompanying Condensed Consolidated Financial Statements should be read in conjunction with the Company's audited 1998 financial statements included in Form 10-K, as filed with the Commission on February 26, 1999, and should be read in conjunction with the Notes to Consolidated Financial Statements appearing in that report.

(2)  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash deposited in demand deposits at banks and highly liquid investments with original maturities of 90 days or less. The cost of these investments approximates fair value. Cash and cash equivalents are placed with major international banks.

(3)  INVESTMENTS HELD-TO-MATURITY

     During the third quarter of 1999, the Company invested $24.3 million in long-term securities, including $21.3 million in certain bonds issued by the Russian Federation. At August 28, 1999, all securities were classified as held-to-maturity and carried at cost. The realization of interest and principal is subject to credit and foreign exchange risks, including the convertibility of the currency. Accretion of the bond discount will not be recorded currently, and interest on the bonds, which carry a coupon of 14% payable semiannually, will be recognized when interest proceeds are converted into, and repatriated in, U.S. dollars.

     The tax basis in the bonds is $157.0 million greater than the book basis. The related tax benefit of approximately $60.0 million will be realized upon maturity or earlier disposition of the bonds. The Company has recognized the $60.0 million future tax benefit as a deferred tax asset in its financial statements, but has offset this asset with a $60.0 million valuation reserve until the actual benefit is reviewed, approved and realized. Accordingly, the transaction had no effect on the Company's results for the period ended August 28, 1999.

(4)  GAIN ON SALE OF BUSINESS

     On April 30, 1999, the Company sold its Mass-Market Cigar business to Swedish Match North America Inc., for $200 million in cash. A portion of the proceeds was used to prepay $54.8 million of bank debt and a $3.8 million equipment loan. The Company recorded a gain on the sale of $152.3 million ($94.4 million, or $3.48 per diluted share, after tax).

     Net sales and operating profit from the Mass-Market Cigar business are as follows:


                                                                13 Weeks Ended                 39 Weeks Ended
                                                         ----------------------------   -----------------------------
                                                         Aug. 28, 1999  Aug. 29, 1998   Aug. 28, 1999   Aug. 29, 1998
                                                         -------------  -------------   -------------   -------------
        Net sales...................................        $    -         $21,506        $32,372         $64,233
        Operating profit............................             -           2,949          3,431           7,232


     Net assets of Mass-Market Cigar business at November 28, 1998 are summarized as follows:


                                                                                                     Nov. 28, 1998
                                                                                                     -------------
       Current assets, primarily inventory..................................................              $10,867
       Property and equipment, net..........................................................               11,960
       Current liabilities..................................................................               (2,164)
       Long-term debt.......................................................................               (1,195)
                                                                                                     -------------
            Net assets of Mass Market Cigar business........................................              $19,468
                                                                                                     =============


     In connection with the sale of the Mass-Market Cigar business, the Company entered into a five year Supply Agreement with the buyer to supply tobacco for use in the Mass-Market Cigar operations. Under the Agreement, tobacco grown by General Cigar is sold at market value, and tobacco purchased from third parties is sold at the purchase price. General Cigar also receives interest calculated on the average balance of such tobacco in inventory.

(5)  MINORITY INTEREST IN PREFERRED STOCK OF SUBSIDIARY

     The $3.3 million of preferred stock of subsidiary represents 3,300 shares of convertible participating preferred stock issued by GCMM in connection with the acquisition of $21.3 million of long-term securities. The remaining investment in long-term securities was funded in cash. The preferred stock carries a coupon of 7% payable quarterly.

(6)  EARNINGS PER SHARE

     Basic and diluted earnings per share are calculated based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share," adopted in 1998, using the following data:


                                                                13 Weeks Ended                 39 Weeks Ended
                                                         ----------------------------   -----------------------------
                                                         Aug. 28, 1999  Aug. 29, 1998   Aug. 28, 1999   Aug. 29, 1998
                                                         -------------  -------------   -------------   -------------
        Weighted average common
        shares outstanding
        for basic calculation.......................      26,555,145      27,179,416     26,499,450      27,463,553
        Add: Effect of stock options................         573,550         676,562        638,253         860,444
                                                         ------------   ------------    ------------    ------------
        Weighted average common shares
        and equivalents outstanding.................      27,128,695      27,855,978     27,137,703      28,323,997
                                                         ============   ============    ============    ============


     The calculation of weighted average common shares outstanding for the diluted calculation excludes the consideration of stock options for 1,067,662 shares in the 1999 third quarter and 1,228,444 shares in the 1998 third quarter, because the options' exercise prices were greater than the average market price of the common shares.

(7)  STOCK REPURCHASE PROGRAM

     During 1998 and the 1999 first quarter, the Company repurchased 974,800 and 258,900 shares of Class A common stock for an aggregate of $8.3 million and $2.4 million, respectively, under its stock repurchase program. No shares were repurchased during the second and third quarters of 1999.

(8)  COMMITMENTS AND CONTINGENCIES

     The Company believes that the outcome of currently pending legal proceedings will not, in the aggregate, have a material adverse effect on the Company's financial position and results of operations.

(9)  RECLASSIFICATIONS

     Certain amounts in the prior period's financial statements have been reclassified to conform to the current periods' presentation.

(10) INVENTORIES

     Inventories consist of:


                                                                        Aug. 28, 1999    Nov. 28, 1998
                                                                        -------------    -------------
       Raw materials and supplies...............................           $126,174         $108,327
       Work-in-process..........................................              7,396            6,968
       Finished goods...........................................             31,549           42,567
                                                                        -------------    -------------
                                                                           $165,119         $157,862
                                                                        =============    =============

(11) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue, costs and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for allowance for uncollectible accounts receivable, depreciation and amortization, employee benefit plans, taxes, and contingencies, among others.

(12) NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement requires that all derivative instruments be recognized at fair value as either assets or liabilities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company is currently evaluating the impact of adopting SFAS No. 133.

EXHIBIT 1

                          GENERAL CIGAR HOLDINGS, INC.
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         (IN THOUSANDS, EXCEPT RATIOS)

                                            52 WEEKS ENDED      39 WEEKS ENDED
                                          ------------------  ------------------
                                          Nov. 29,  Nov. 28,  Aug. 29,  Aug. 28,
                                              1997      1998      1998      1999
--------------------------------------------------------------------------------
Pre-tax income (a) .....................   $57,669   $36,271   $30,180   $18,931
                                           -------   -------   -------   -------

Fixed charges:
  Interest expense .....................   $ 3,198   $ 4,546   $ 3,203   $ 1,973
  Appropriate portion (one-third)
    of rent expense ....................       500       567       425       607
  Amortization of debt expense .........       314       327       245       242
                                           -------   -------   -------   -------
  Total fixed charges ..................     4,012     5,440     3,873     2,822
                                           -------   -------   -------   -------
Pre-tax income plus fixed charges (a) ..   $61,681   $41,711   $34,053   $21,753
                                           =======   =======   =======   =======

Preferred dividend requirements ........   $  --     $  --     $  --     $    47
                                           -------   -------   -------   -------

Ratio of pre-tax income to after-tax
  income ...............................      1.60      1.55      1.55      1.51
                                           -------   -------   -------   -------

  Preferred dividend factor ............      --        --        --          71
  Total fixed charges ..................     4,012     5,440     3,873     2,822
                                           -------   -------   -------   -------

  Total fixed charges plus
    preferred dividend factor ..........   $ 4,012   $ 5,440   $ 3,873   $ 2,893
                                           =======   =======   =======   =======

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED DIVIDENDS (a) ..........    15.37x     7.67x     8.79x     7.52x

--------------------------------------------------------------------------------
(a) Excludes the gain on insurance settlement and gain on sale of business.

EXHIBIT 2

                          GENERAL CIGAR HOLDINGS, INC.
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         (IN THOUSANDS, EXCEPT RATIOS)

                                            52 WEEKS ENDED      39 WEEKS ENDED
                                          ------------------  ------------------
                                          Nov. 29,  Nov. 28,  Aug. 29,  Aug. 28,
                                              1997      1998      1998      1999
--------------------------------------------------------------------------------
Pre-tax income .........................   $57,669   $40,024   $30,180  $171,192
                                           -------   -------   -------  --------

Fixed charges:
  Interest expense .....................   $ 3,198   $ 4,546   $ 3,203  $  1,973
  Appropriate portion (one-third)
    of rent expense ....................       500       567       425       607
  Amortization of debt expense .........       314       327       245       242
                                           -------   -------   -------  --------
  Total fixed charges ..................     4,012     5,440     3,873     2,822
                                           -------   -------   -------  --------
Pre-tax income plus fixed charges ......   $61,681   $45,464   $34,053  $174,014
                                           =======   =======   =======  ========

Preferred dividend requirements ........   $  --     $  --     $  --    $     47
                                           -------   -------   -------  --------

Ratio of pre-tax income to after-tax
  income ...............................      1.60      1.55      1.55      1.60
                                           -------   -------   -------  --------
  Preferred dividend factor ............      --        --        --          75
  Total fixed charges ..................     4,012     5,440     3,873     2,822
                                           -------   -------   -------  --------
  Total fixed charges plus
    preferred dividend factor ..........   $ 4,012   $ 5,440   $ 3,873  $  2,897
                                           =======   =======   =======  ========

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED DIVIDENDS ..............    15.37x     8.36x     8.79x    60.06x

                                                                         ANNEX A

                                                                  EXECUTION COPY

================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                  by and AMONG


                          GENERAL CIGAR HOLDINGS, INC.,
                             a Delaware corporation,


                                SWEDISH MATCH AB,
                        a Kingdom of Sweden corporation,


                                       and


                             SM MERGER CORPORATION,
                             a Delaware corporation




                             Dated: January 19, 2000



================================================================================

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
ARTICLE I.DEFINITIONS.............................................................................................1

         1.1      DEFINED TERMS...................................................................................1
         1.2      OTHER DEFINED TERMS.............................................................................8

ARTICLE II.THE MERGER.............................................................................................8

         2.1      THE MERGER......................................................................................8
         2.2      EFFECTIVE TIME..................................................................................9
         2.3      CLOSING.........................................................................................9
         2.4      CERTIFICATE OF INCORPORATION AND BY-LAWS........................................................9
         2.5      DIRECTORS.......................................................................................9
         2.6      OFFICERS........................................................................................9

ARTICLE III.EFFECT OF MERGER ON SECURITIES OF SUB AND THE COMPANY.................................................9

         3.1      CONVERSION OF SUB COMMON STOCK..................................................................9
         3.2      CONVERSION OF COMPANY COMMON STOCK.............................................................10
         3.3      OPTIONS........................................................................................10
         3.4      EXCHANGE OF CERTIFICATES.......................................................................11
         3.5      DISSENTING SHARES..............................................................................12

ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................12

         4.1      ORGANIZATION AND CAPITALIZATION................................................................13
         4.2      AUTHORIZATION..................................................................................14
         4.3      SUBSIDIARIES...................................................................................14
         4.4      ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................15
         4.5      REAL PROPERTY..................................................................................15
         4.6      MATERIAL CONTRACTS AND COMMITMENTS.............................................................16
         4.7      NO CONFLICT OR VIOLATION.......................................................................16
         4.8      CONSENTS AND APPROVALS.........................................................................17
         4.9      SEC DOCUMENTS; FINANCIAL STATEMENTS, ETC.......................................................17
         4.10     UNDISCLOSED LIABILITIES........................................................................17
         4.11     LITIGATION.....................................................................................18
         4.12     LABOR MATTERS..................................................................................18
         4.13     COMPLIANCE WITH LAW............................................................................18
         4.14     NO BROKERS.....................................................................................18
         4.15     INTELLECTUAL PROPERTY..........................................................................19
         4.16     EMPLOYEE BENEFITS..............................................................................20
         4.17     TAX MATTERS....................................................................................22
         4.18     AFFILIATED TRANSACTIONS........................................................................23



                                                                                                                Page
                                                                                                                ----

         4.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.............................................................23
         4.20     OPINION OF FINANCIAL ADVISOR...................................................................24
         4.21     BOARD RECOMMENDATION...........................................................................24
         4.22     REQUIRED COMPANY VOTE..........................................................................24
         4.23     PROXY STATEMENT; SCHEDULE 13E-3................................................................24
         4.24     INVENTORY......................................................................................24
         4.25     CUSTOMERS......................................................................................25
         4.26     AVAILABLE FUNDS................................................................................25

ARTICLE V.REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.......................................................25

         5.1      ORGANIZATION, ETC..............................................................................25
         5.2      AUTHORIZATION..................................................................................26
         5.3      CONSENTS AND APPROVALS.........................................................................26
         5.4      NO CONFLICT OR VIOLATION.......................................................................26
         5.5      PROXY STATEMENT................................................................................26
         5.6      FINANCING......................................................................................27

ARTICLE VI.COVENANTS OF THE COMPANY, PARENT AND SUB..............................................................27

         6.1      MAINTENANCE OF BUSINESS PRIOR TO CLOSING.......................................................27
         6.2      INVESTIGATION BY PARENT AND SUB................................................................29
         6.3      CONSENTS AND EFFORTS...........................................................................30
         6.4      OTHER OFFERS...................................................................................30
         6.5      MEETING OF STOCKHOLDERS........................................................................31
         6.6      PROXY STATEMENT................................................................................32
         6.7      DIRECTOR AND OFFICER LIABILITY.................................................................32
         6.8      NOTICES OF CERTAIN EVENTS......................................................................33
         6.9      FURTHER ASSURANCES.............................................................................34
         6.10     CASH CONTRIBUTION..............................................................................34

ARTICLE VII.CONDITIONS TO THE MERGER.............................................................................34

         7.1      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY....................................................34
         7.2      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...................................................35
         7.3      CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB................................................35

ARTICLE VIII.MISCELLANEOUS.......................................................................................36

         8.1      TERMINATION....................................................................................36
         8.2      ASSIGNMENT.....................................................................................37
         8.3      NOTICES........................................................................................37
         8.4      ENTIRE AGREEMENT; WAIVERS......................................................................38
         8.5      MULTIPLE COUNTERPARTS..........................................................................38
         8.6      INVALIDITY.....................................................................................39
         8.7      TITLES.........................................................................................39
         8.8      FEES AND EXPENSES..............................................................................39



                                                                                                                Page
                                                                                                                ----

         8.9      CUMULATIVE REMEDIES............................................................................39
         8.10     GOVERNING LAW..................................................................................39
         8.11     AMENDMENT......................................................................................39
         8.12     PUBLIC ANNOUNCEMENTS...........................................................................39
         8.13     ENFORCEMENT OF AGREEMENT.......................................................................40
         8.14     NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES....................................................40
         8.15     INTERPRETIVE PROVISIONS........................................................................40



EXHIBITS

         A.       Amendment
         B.       Shareholders' Agreement
         C.       Stock Purchase Agreement
         D.       Voting Agreement
         E. Form of Amended and Restated Certificate of Incorporation of the Company

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "AGREEMENT"), dated January 19, 2000, is by and among General Cigar Holdings, Inc., a Delaware corporation (the "COMPANY"), Swedish Match, a Kingdom of Sweden corporation ("PARENT") and SM Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("SUB").

                                    RECITALS

                  A. This Agreement provides for the merger (the "MERGER") of Sub with and into the Company, with the Company as the surviving corporation in such merger, all in accordance with the provisions of this Agreement.

                  B. Simultaneously herewith, Parent is entering into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") with the C&E Shareholders pursuant to which Parent has agreed to purchase directly from the C&E Shareholders 3.5 million shares of Company Common Stock held by such stockholders at a price equal to $15.00 per share (the "STOCK PURCHASE"), a Voting Agreement (defined below) with the C&E Shareholders and a Shareholders' Agreement (defined below) with the C&E Shareholders.

                  C. The respective Boards of Directors of Parent, Sub and the Company have approved this Agreement and declared it to be advisable and in the best interests of their respective companies and stockholders to consummate the Merger, and, simultaneously herewith, Parent is approving and adopting this Agreement as the sole stockholder of Sub. The Company intends promptly to submit this Agreement to its Stockholders for adoption.

                  D. The parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

                  "AFFILIATE" shall mean, with respect to any Person or entity (the "REFERENT PERSON"), any Person or entity which controls the referent person, any Person or entity which the referent person controls, or any Person or entity which is under common control with the referent person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a Person or entity through voting securities, by contract or otherwise.

                  "AMENDMENT" shall mean that amendment to the Company's Certificate of Incorporation set forth on EXHIBIT A hereto.

                  "ASSETS" shall mean all of the Company's and its Subsidiaries' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever.

                  "C&E SHAREHOLDERS" shall mean the Persons listed on the signature pages of the Shareholders' Agreement other than the Company and Parent.

                  "CLASS A COMMON STOCK" shall mean the Class A common stock, par value $0.01 per share, of the Company.

                  "CLASS B COMMON STOCK" shall mean the Class B common stock, par value $0.01 per share, of the Company.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "COMPANY COMMON STOCK" shall mean the Class A and Class B Common Stock.

                  "CONTRACT" shall mean any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment to which the Company or its Subsidiaries is a party or which relates to the Company's or its Subsidiaries' businesses or any of the Assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "DISSENTING STOCKHOLDERS" shall mean those Stockholders who hold Dissenting Shares.

                  "DISSENTING SHARES" shall mean any shares held by Stockholders who are entitled to an appraisal of their shares under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect to their Company Common Stock in accordance with the DGCL.

                  "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

                  "ENVIRONMENTAL CLAIMS" shall mean all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include
(i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company or its Subsidiaries and any other Person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws,
(v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                  "ENVIRONMENTAL CONDITIONS" shall mean the state of the environment, including natural resources (E.G., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air.

                  "ENVIRONMENTAL LAWS" shall mean all applicable foreign, federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered with respect to the Company or any of its Subsidiaries pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

                  "ENVIRONMENTAL REPORTS" shall mean any and all written analyses, summaries or explanations, in the possession or control of the Company or its Subsidiaries, of (a) any Environmental Conditions in, on or about the properties of the Company or its Subsidiaries or (b) the Company's or its Subsidiaries' compliance with Environmental Laws.

                  "EQUITY SECURITIES" shall mean (i) shares of capital stock or other equity securities, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire, any capital stock or other equity securities and (iii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or its Subsidiaries as set forth in Section 414(b), (c), (m) or (o) of the Code.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FACILITIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by the Company or its Subsidiaries.

                  "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, equipment, spare parts, appliances and vehicles owned by the Company or its Subsidiaries, wherever located, including all warranty rights with respect thereto.

                  "GAAP" shall mean, with respect to any Person, generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                  "GOVERNMENTAL AUTHORITY" shall mean any foreign, domestic, federal, state or local government authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "HAZARDOUS SUBSTANCES" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" shall mean all patents and applications, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; inventions, process, designs, formulae, trade secrets, know-how, confidential and technical information; all other intellectual property and proprietary rights; copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and licenses of any of the foregoing.

                  "INVENTORY" shall mean the inventory owned by the Company and used in connection with the business of the Company, consisting of supplies, raw materials (tobacco), work in progress, finished goods, packaging materials and machine parts.

                  "LAWS" shall mean (a) all applicable laws, statutes, ordinances, regulations, rules and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other governmental or regulatory agency, department, authority, body or instrumentality and (b) any judgment, decision, decree or order of any court or governmental or regulatory agency, department, authority, body or instrumentality.

                  "LEASES" shall mean all of the leases or subleases for any Facility used or occupied by the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" or a similar phrase shall mean, with respect to any Person, any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole or (ii) the right or ability of such Person or its Subsidiaries to consummate any of the transactions contemplated hereby; provided, however, that such terms shall not include any material adverse effect resulting from an adverse trend or trends in the cigar industry as a whole.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "OPTIONS" shall mean (i) the options to purchase in the aggregate 1,160,207 shares of Company Common Stock issued to certain executive employees and non-employee directors of the Company pursuant to the Stock Option Plan and (ii) the options to purchase in the aggregate 15,000 shares of Company Common Stock issued to Jim Morgan, a consultant to the Company.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any governmental authority, whether foreign, federal, state or local, or any other Person, necessary or desirable for the past, present or currently anticipated conduct of, or relating to the operation of the business of, the Company or its Subsidiaries.

                  "PERMITTED ENCUMBRANCES" shall mean (a) liens for Taxes (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and other liens imposed by law incurred in the ordinary course of business, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, and (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not materially interfere with the ordinary conduct of business of the Company and its Subsidiaries and do not materially detract from the value of the property to which such encumbrance relates.

                  "PERSON" shall mean any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority, or any other form of entity.

                  "PERSONNEL" shall mean all directors, officers and employees of the Company or any of its Subsidiaries.

                  "REQUISITE STOCKHOLDER APPROVAL" shall mean the approval and adoption of this Agreement, the Amendment and the Merger by each of the following: (i) the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock of the Company voting as a single class; (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock of the Company voting as a single class; and
(iii) the affirmative vote of the holders representing a majority of the entire voting power of the outstanding Class A and Class B Common Stock voting together as a single class (with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share).

                  "RETURNS" shall mean any and all returns, reports, declarations, schedules, forms and information statements and any other similar documents with respect to Taxes required to be filed by or on behalf of the Company or its Subsidiaries with any governmental authority or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary returns and all amendments thereto or thereof.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC REPORTS" shall mean the 10-K Annual Report of the Company for the year ended November 28, 1998, the Form 10-Q Quarterly Reports of the Company for the periods ended February 27, 1999, May 29, 1999 and August 28, 1999 and the Definitive Proxy Statement on Schedule 14A for the Company's 1999 annual stockholders meeting.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHAREHOLDERS' AGREEMENT" shall mean the agreement among the Company, Parent and the C&E Stockholders, dated as of the date hereof, and attached as EXHIBIT B hereto.

                  "SOFTWARE" shall mean all computer software, including but not limited to, application software and system software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items), integrated circuits, embedded systems, and other electro-mechanical or processor based systems.

                  "STOCKHOLDERS" shall mean the record holders of Company Common Stock.

                  "STOCK OPTION PLAN" shall mean the 1997 Stock Plan of the Company.

                  "STOCK PURCHASE AGREEMENT" shall mean the agreement among Parent and the C&E Stockholders, dated as of the date hereof attached as EXHIBIT C hereto.

                  "SUBSIDIARY" shall mean, with respect to any of the parties to this Agreement, any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the board of directors, or other persons performing similar functions with respect to such entity, are held, directly or indirectly, by such party.

                  "TAX(ES)" shall mean all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including, without limitation, any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state or local government or taxing authority, which taxes shall include, without limitation, all income taxes, alternative minimum, windfall profits, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, capital net worth, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature.

                  "TRADEMARKS" shall mean the trademarks set forth in Section 4.15(a) of the Disclosure Schedule.

                  "TREASURY SECURITIES" shall mean Company Common Stock and Options owned by the Company or any of its Subsidiaries.

                  "VOTING AGREEMENT" shall mean the agreement among the Company, Parent and the C&E Stockholders, dated as of the date hereof, and attached as EXHIBIT D hereto.

                  "YEAR 2000 PROBLEM" shall mean any inability or failure of any Software, hardware or equipment containing embedded microcontrollers used in the business of the Company or its Subsidiaries that contains or calls on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific days, dates or times, or calculates spans of dates or times, to record, store, process, calculate, compare, sequence and provide true and accurate day, date, and time data from, into and between the twentieth and the twenty-first centuries, including but not limited to with respect to the years 1999, 2000 and 2001 and leap year calculations.

         1.2 OTHER DEFINED TERMS. In addition to the terms defined in the Recitals to this Agreement and Section 1.1, the following terms shall have the meanings defined for such terms in the Sections set forth below:


                  Term                                                        Section
                  ----                                                        -------
                  "Acquisition Proposal"........................................6.4
                  "Actions".....................................................4.11
                  "Cash Contribution Amount.....................................6.10
                  "Cash Merger Consideration"...................................3.2(a)
                  "Closing".....................................................2.3
                  "Closing Date"................................................2.3
                  "Company Contracts"...........................................4.6
                  "Company Reports".............................................4.9
                  "Confidentiality Letter"......................................6.2
                  "Disclosure Schedule" ........................................Article IV Preamble
                  "Effective Time"..............................................2.2
                  "Employee"....................................................4.16(a)
                  "ERISA Plan...................................................4.16(a)
                  "Exchange Fund"...............................................3.5(d)
                  "Financial Statements"........................................4.9
                  "Leased Property".............................................4.5(b)
                  "Merger"......................................................Recitals
                  "Paying Agent.................................................3.5(a)
                  "Plans".......................................................4.16(a)
                  "Preferred Stock".............................................4.1(b)
                  "Proxy Statement".............................................6.6(a)
                  "Roll-Over Share".............................................3.2(c)
                  "Schedule 13E-3"..............................................6.7
                  "Special Committee"...........................................6.4
                  "Special Meeting".............................................4.23
                  "Stock Purchase"..............................................Recitals
                  "Subject Litigation"..........................................6.7(b)
                  "Surviving Corporation".......................................2.1
                  "Surviving Corporation Common Stock"..........................3.1
                  "Third Party".................................................6.4


                                  ARTICLE II.
                                  THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the DGCL, at the Effective Time, Sub shall be merged with and into the Company. Upon the effectiveness of the Merger, the separate corporate existence of Sub shall cease and the Company, under the name General Cigar Holdings, Inc., shall continue as the surviving corporation (the "SURVIVING CORPORATION"). The Merger shall have the effects specified under the DGCL.

         2.2 EFFECTIVE TIME. On the Closing Date, the parties shall cause the Merger to be consummated by causing a certificate of merger with respect to the Merger to be executed and filed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time of filing of the certificate of merger or at such later time as is specified therein (the "EFFECTIVE TIME").

         2.3 CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Latham & Watkins, 885 Third Avenue, New York, New York at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in Article VII shall be satisfied or waived in accordance herewith (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or (b) at such other time, date or place as Sub and the Company may agree. The date on which the Closing occurs is herein referred to as the "CLOSING DATE."

         2.4 CERTIFICATE OF INCORPORATION AND BY-LAWS.

         (a) At the Effective Time, and without any further action on the part of the Company or Sub, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated so as to read in its entirety in the form set forth as EXHIBIT E hereto, and, as so amended and restated, until thereafter further amended as provided therein and under the DGCL, it shall be the certificate of incorporation of the Surviving Corporation following the Merger.

         (b) At the Effective Time, and without any further action on the part of the Company or Sub, the by-laws of Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or by applicable law.

         2.5 DIRECTORS. The initial Board of Directors of the Surviving Corporation shall consist of seven members, four of whom shall be designated prior to the Effective Time by the C&E Shareholders and three of whom shall be designated by Parent.

         2.6 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                  ARTICLE III.
              EFFECT OF MERGER ON SECURITIES OF SUB AND THE COMPANY

         3.1 CONVERSION OF SUB COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the common shares, no par value, of Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and thereafter represent such number of validly issued, fully paid and non-assessable shares of Common Stock, par value $0.01 per share (the "SURVIVING CORPORATION COMMON STOCK"), of the Surviving Corporation equal to the Cash Contribution Amount divided by $15.25.

         3.2 CONVERSION OF COMPANY COMMON STOCK.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than (i) Treasury Securities, (ii) Roll-Over Shares and (iii) Dissenting Shares, if any) shall automatically be converted into the right to receive, and each certificate which immediately prior to the Effective Time represented a share of Company Common Stock shall be cancelled and shall cease to exist and evidence solely the right to receive, $15.25 in cash (the "CASH MERGER Consideration") upon surrender of the certificate formerly representing Company Common Stock as provided in
Section 3.4.

         (b) All Treasury Securities shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

         (c) At the Effective Time, each share of Class B Common Stock held by the C&E Stockholders and each share of Class A Common Stock held by Parent as a result of the purchase of shares of Company Common Stock pursuant to the Stock Purchase Agreement (each a "ROLL-OVER SHARE") shall be converted into and thereafter represent one fully-paid and non-assessable share of Surviving Corporation Common Stock.

         (d) At the Effective Time, the holders (other than the C&E Shareholders and Parent) of certificates representing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, and their sole right shall be the right to surrender such certificates or certificates in exchange for payment of the Cash Merger Consideration. At the Effective Time, the C&E Shareholders and Parent shall cease to have any rights as stockholders of the Company, and their sole right shall be the right to surrender such certificates in exchange for Surviving Corporation Common Stock.

         3.3 OPTIONS.

         (a) Immediately prior to the Effective Time, each outstanding Option whether or not then exercisable, shall be canceled by the Company, and at the Effective Time, or as soon as practicable thereafter, the former holder thereof shall be entitled to receive from the Company in consideration for such cancellation an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Option and (ii) the excess, if any, of the Cash Merger Consideration per share over the exercise price per share, if any, previously subject to such Option (the "NET VALUE"), reduced by the amount of withholding or other taxes required by law to be withheld.

         (b) Except as provided herein or as otherwise agreed by the parties, the Stock Option Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall terminate as of the Effective Time, and the Company shall exercise its reasonable best efforts to ensure that following the Effective Time, no current or former employee, officer, director or consultant shall have any Option to purchase Company Common Stock or any other equity interest in the Company under the Stock Option Plan or any other Employee Plan maintained by the Company.

         (c) Prior to the Effective Time, the Board of Directors (or, if appropriate, any committee administering the Stock Option Plan) shall adopt such resolutions or take such actions as are necessary, subject, if necessary, to obtaining consents of the holders thereof, to carry out the terms of this
Section 3.3.

         3.4 EXCHANGE OF CERTIFICATES.

         (a) From and after the Effective Time, a bank or trust company to be designated by the Company (the "PAYING AGENT") shall act as paying agent in effecting the exchange of the Cash Merger Consideration for certificates representing shares of Company Common Stock entitled to payment pursuant to
Section 3.2(a) (the "CERTIFICATES"). At the Effective Time, the Company shall deposit with the Paying Agent an amount of cash (which shall include the Cash Contribution Amount) necessary to enable the Paying Agent to exchange the Cash Merger Consideration for Certificates received by the Paying Agent.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of an outstanding Certificate or Certificates, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for effecting the surrender of the Certificates for payment therefor. As soon as practicable after the Effective Time, each holder of an outstanding Certificate or Certificates upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon and any other items specified by such letter, and the acceptance thereof by the Paying Agent, shall be entitled to receive in exchange therefor the Cash Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Certificate or Certificates. No interest will be paid on or accrue on the Cash Merger Consideration. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Certificates and if such Certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. Until surrendered as contemplated by this Section 3.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Consideration, net of any applicable withholding tax, for each share of Company Common Stock.

         (c) All cash paid upon the surrender for exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares formerly represented by such Certificates.

         (d) Any cash deposited with the Paying Agent pursuant to this SECTION
3.4 (the "EXCHANGE FUND") which remains undistributed to the holders of the Certificates 180 days after the Effective Time shall be delivered to the Surviving Corporation at such time and any former holders of shares of Company Common Stock (other than Roll-Over Shares) prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving

Corporation and only as general unsecured creditors thereof for payment of their claim, if any, for the Cash Merger Consideration.

         (e) None of Parent, Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such Certificate would otherwise escheat to or become the property of any federal, state, local, or municipal, foreign or other government or subdivision, branch, department or agency thereof and any governmental or quasi-governmental authority of any nature, including any court or other tribunal), any such cash in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate the Cash Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         3.5 DISSENTING SHARES. Notwithstanding SECTION 3.2 hereof, Dissenting Shares shall not be converted into a right to receive the consideration specified in SECTION 3.2(a). The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal rights with respect to such shares or lost his right to appraisal and payment for his shares under Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares and each such share shall be treated as if it had been converted, as of the Effective Time, into the right to receive the Cash Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 3.2. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to Parent and Sub to enter into this Agreement, the Company hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Parent and Sub, except as otherwise set forth in an SEC Report filed by the Company prior to the date hereof or in a written disclosure schedule (the "DISCLOSURE SCHEDULE") (provided that the listing of an item in one schedule of the Disclosure Schedule shall be deemed to be a listing in each schedule of the Disclosure Schedule and to apply to any other representation and warranty of the Company in this Agreement to the extent that it is reasonably apparent from a reading of the disclosure of such item in such first schedule that such item would also qualify or apply to such other schedule or representation and warranty) delivered by the Company to Sub on or prior to the date hereof.

         4.1 ORGANIZATION AND CAPITALIZATION.

         (a) ORGANIZATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true, correct and complete copies of its certificate of incorporation and by-laws (in each case, as amended to date). The Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws.

         (b) CAPITALIZATION. The authorized capital stock of the Company consists of (i) 75 million shares of Company Common Stock, consisting of 50 million shares of Class A Common Stock and 25 million shares of Class B Common Stock of the Company and (ii) 20 million shares of preferred stock of the Company, par value $0.01 per share (the "PREFERRED STOCK"). As of January 14, 2000, (i) 27,039,400 shares of Company Common Stock were issued and outstanding, consisting of 13,525,152 shares of Class A Common Stock and 13,514,248 shares of Class B Common Stock, (ii) no shares of Preferred Stock were issued and outstanding, (iii) Options to acquire 1,175,207 shares of Company Common were outstanding and 3,315,000 shares of Company Common Stock were reserved for issuance upon the exercise of stock options, and (iv) 1,233,700 shares of Class A Common Stock of the Company were held by the Company in treasury. SCHEDULE 4.1(b) includes a complete and correct list of outstanding Options (including the number of Options, the exercise price of each such Option and the vesting schedule for each such Option). Except as set forth on SCHEDULE 4.1(b), the Company has no outstanding subscriptions for shares of Company Common Stock and no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other securities of the Company or the Surviving Corporation. Except as set forth in this Section 4.1(b), there are no (i) outstanding Equity Securities of the Company or (ii) commitments or obligations of any kind or character for (A) the issuance of any Equity Securities of the Company or (B) the repurchase, redemption or other acquisition of any Equity Securities of the Company.

         (c) VOTING TRUSTS, PROXIES, ETC. Except as set forth on Schedule 4.1(c), there are to the Company's knowledge, no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of any Equity Securities of the Company.

         4.2 AUTHORIZATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the Requisite Stockholder Approval, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Company, subject to the Requisite Stockholder Approval, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         4.3 SUBSIDIARIES.

         (a) OWNERSHIP; CAPITALIZATION. Except as set forth on SCHEDULE 4.3(a), the Company has no investments (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), directly or indirectly, in any other Person. Each of the Company's Subsidiaries are set forth on
SCHEDULE 4.3(a). Except as set forth on SCHEDULE 4.3(a), the Company is the beneficial owner of all of the outstanding shares of capital stock of each Subsidiary, free and clear of any and all Encumbrances. The authorized, issued and outstanding capital stock, and the record ownership of all such shares of capital stock, of each Subsidiary is as set forth on SCHEDULE 4.3(a). All of the shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. No Subsidiary has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of such Subsidiary on any matter. Except as set forth on SCHEDULE 4.3(a), there are no (i) outstanding Equity Securities of any of the Company's Subsidiaries, (ii) commitments or obligations of any kind or character for (A) the issuance of Equity Securities of any of the Company's Subsidiaries or (B) the repurchase, redemption or other acquisition of any Equity Securities of any of the Company's Subsidiaries, or
(iii) stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of any Equity Securities of any of the Company's Subsidiaries.

         (b) ORGANIZATION. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. Each of the Company's Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except whether the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true, correct and complete copies of each of its Subsidiaries' certificate of incorporation and by-laws (in each case, as amended to date).

         4.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 28, 1999, (x) the Company and its Subsidiaries have been operated in the ordinary course of business, consistent with past practice, (y) there has been no Material Adverse Change and to the knowledge of the Company, no events or developments have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, with respect to the Company and (z) without limiting the generality of the foregoing, neither the Company nor its Subsidiaries has taken any action of the type contemplated by Section 6.1(a)(iii) and (vi) - (xvii) hereof, except in the case of clauses (x) or (z) as set forth on SCHEDULE 4.4.

         4.5 REAL PROPERTY.

         (a) OWNED REAL PROPERTY. SCHEDULE 4.5(a) hereto sets forth all Facilities owned by the Company and its Subsidiaries. With respect to each parcel of owned real property except as set forth on SCHEDULE 4.5(a), (A) the Company or its Subsidiaries has good and marketable fee simple title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (B) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (C) there are no outstanding options, rights of first refusal or other contractual right in favor of any other party to purchase any such parcel of real property or any portion thereof or interest therein, and (D) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such parcel of real property.

         (b) LEASED REAL PROPERTY. SCHEDULE 4.5(b) sets forth all Leases, true and correct copies of which have been delivered to Sub. The Company or one of its Subsidiaries has good and valid leasehold title to, and enjoy peaceful and undisturbed possession of, all leased property described in such leases (the "LEASED PROPERTY"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor, and none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any Person (other than the Company or a Subsidiary) the right to use or occupy such Leased Property or any portion thereof or interest therein with respect to each Lease. With respect to each material lease relating to the Leased Property: (A) there has been no material default under any such Lease by the Company or its Subsidiary, as applicable, or, to the knowledge of the Company, by any other party, (B) such Lease is a valid and binding obligation of the Company or such Subsidiary, is in full force and effect with respect to the Company or such Subsidiary and is enforceable against the Company or such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, and (C) no action has been taken by the Company or such Subsidiary and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company or such Subsidiary, without the consent of the Company or such Subsidiary.

         4.6 MATERIAL CONTRACTS AND COMMITMENTS.

         (a) The term "Company Contract" means each Contract to which the Company or any of its Subsidiaries is a party or by which it is bound which: (i) has been or would be required to be filed by the Company as an exhibit to a Company Report under Item 10 of Rule 601 of Regulation S-K under the Exchange Act, or (ii) (x) the loss of which would have a Material Adverse Effect, or (y) pursuant to which the Company or any of its Subsidiaries is required to pay or is scheduled to receive (assuming full performance pursuant to the terms thereof) $500,000 or more during the 12-month period following the date of this Agreement. Except as set forth on Schedule 4.6(a), the Company Reports filed prior to the date hereof contain an accurate and complete listing of all Company Contracts.

         (b) Except as set forth on SCHEDULE 4.6(b) neither the Company nor any of its Subsidiaries is a party to or is bound by any contract which contains covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Company or any of its Subsidiaries to acquire equity securities of any Person or entity. Unless the same has expired in accordance with its terms or the Company or a Subsidiary thereof has elected to terminate the same in compliance with the terms thereof, each of such contracts, leases, agreements and understandings is in full force and effect and (a) none of the Company or any of its Subsidiaries or, to the best knowledge of the Company, any other party thereto, has breached or is in default thereunder, (b) no event has occurred which, with the passage of time or the giving of notice would constitute such a breach or default thereunder, or would permit modification, acceleration or termination thereof, (c) no claim of material default thereunder has, to the best knowledge of the Company, been asserted or threatened and (d) none of the Company or any of its Subsidiaries or, to the best knowledge of the Company, any other party thereto is seeking the renegotiation thereof of substitute performance thereunder, except (i) as disclosed in the Company Reports filed prior to the date hereof or as set forth on SCHEDULE 4.6 of the Disclosure Schedule and (ii) where such breach or default, modification, acceleration or termination or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and would not be reasonably expected to have a Material Adverse Effect on the Company.

         4.7 NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company or its Subsidiaries will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its Subsidiaries, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such Contract), any term or provision of any Contract, Lease, Encumbrance, Permit, authorization or concession to which the Company or its Subsidiaries is a party or by which any of the Assets are bound, (c) a violation by the Company or any of its Subsidiaries of any Law applicable to the Company or such Subsidiary, (d) an impairment of any right of the Company or any of its Subsidiaries under any Contract to which it is a party or by which its Assets are bound or under any Permit relating to the operation of its business, or (e) an imposition of any Encumbrance (other than Permitted Encumbrances), restriction or charge on the business of the Company or any of its Subsidiaries or on any of their Assets, except in the case of clauses (b), (c), (d) and (e), where such breach, default, creation of any right, impairment or imposition would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         4.8 CONSENTS AND APPROVALS. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other Person or entity is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than (a) filings required in connection with or in compliance with the provisions of the HSR Act, any applicable foreign regulatory filings and the Exchange Act (collectively, the "REGULATORY FILINGS"), (b) the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with respect to the Amendment under DGCL, (c) the filing of the Certificate of Merger with respect to the Merger under the DGCL, and (d) those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made, as set forth on SCHEDULE 4.8.

         4.9 SEC DOCUMENTS; FINANCIAL STATEMENTS, ETC. The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in or incorporated by reference in the Company Reports (the "FINANCIAL STATEMENTS") are complete and correct in all material respects, were prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and present fairly the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby in accordance with GAAP, consistently applied throughout the periods covered (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments). Since November 30, 1998, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its Subsidiaries except as required by GAAP or applicable law.

         4.10 UNDISCLOSED LIABILITIES. Since August 28, 1999, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, which would be required by GAAP, as of the date hereof, to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto except liabilities, obligations or contingencies (a) which are disclosed reflected or reserved for on the unaudited balance sheet of the Company and its Subsidiaries as of August 28, 1999 (including the notes thereto) or in this Agreement or in
Schedule 4.10 of the Disclosure Schedule or (b) which (i) were incurred in the ordinary course of business after August 28, 1999 and consistent with past practices or (ii) are disclosed or reflected or reserved for in the Company Reports filed after August 28, 1999 and prior to the date hereof, or (c) which were incurred as a result of actions taken or refrained from being taken (i) in furtherance of the transactions contemplated by this Agreement, or (ii) at the request of Parent and Sub.

         4.11 LITIGATION. Except as set forth in the Company Reports or on
SCHEDULE 4.11, there are no outstanding actions, orders, writs, injunctions, judgments or decrees or any claims, suits, charges, proceedings, labor disputes, arbitrations, governmental audits or investigations (collectively, "ACTIONS") pending or, to the knowledge of the Company, threatened against or related to the Company or any of its Subsidiaries, or other than routine claims for benefits, any Employee Plan of the Company or any of its Subsidiaries or any trust or funding instrument, fiduciary or administrator thereof; except for those Actions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         4.12 LABOR MATTERS. There is no (and within the past five years, there has been no) labor strike, slow-down or other work stoppage or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries nor, to the knowledge of the Company, is any grievance currently being asserted. Except as set forth in Schedule 4.12, neither the Company nor any of its Subsidiaries has received any notice of any claim, or has knowledge of any facts which, in the reasonable judgment of the Company, are likely to give rise to any claim, that it has not complied in any material respect with any Federal, State or local laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety.

         4.13 COMPLIANCE WITH LAW. The Company and its Subsidiaries have not violated and are in compliance with (a) all Federal, State and local United States Laws, and (b) to the Company's knowledge all foreign Laws, in each case, relating to the Assets, business or operations of the Company or its Subsidiaries, except to the extent that any such violation or failure to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company nor its Subsidiaries has received any written notice to the effect that, or otherwise has any knowledge that, (i) the Company and its Subsidiaries are not currently in compliance with, or are in violation of, any applicable Laws or (ii) any currently existing circumstances are likely to result in a failure of the Company or its Subsidiaries to comply with, or a violation by the Company or its Subsidiaries of, any Laws, which such failure to comply or violation would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Each of the Company and each of its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except such as would not in each case, individually or in the aggregate, have a Material Adverse Effect. No representation or warranty is made in this Section 4.13 with respect to compliance with Laws relating to the matters covered in Sections 4.16 (Employee Benefits), 4.17 (Tax Matters) and
4.19 (Compliance with Environmental Laws).

         4.14 NO BROKERS. Other than Peter J. Solomon Company Limited and Deutsche Bank Securities Inc. the arrangements with which have been disclosed in writing to Parent prior to the date hereof, none of the Company, its Subsidiaries or any of their officers, directors, employees, stockholders or other Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

         4.15 INTELLECTUAL PROPERTY.

         (a) TRADEMARKS. Section 4.15(a)(1) of the Disclosure Schedule contains a complete list of all trademarks that are material to the business of the Company and its Subsidiaries as it is currently conducted (the "TRADEMARKS").
Section 4.15(a)(2) of the Disclosure Schedule sets forth the trademark registrations and/or pending applications therefor that are owned by the Company and its Subsidiaries, relating to the Trademarks as well as other marks. Except as set forth in Section 4.15(a)(3) of the Disclosure Schedule the Company and its Subsidiaries own the Trademarks which have been registered or applied for in the United States Patent and Trademark Office (hereinafter "U.S. TRADEMARKS"), free and clear of all Encumbrances. The Company and its Subsidiaries own the Trademarks in those foreign countries and jurisdictions where they have been registered ("Foreign Trademarks"), free and clear of all Encumbrances, except such Encumbrances as would not reasonably be expected to have a Material Adverse Effect on the Company. All appropriate actions have been taken by the Company and its Subsidiaries to maintain the validity and enforceability of the U.S. Trademarks, including payment of all required fees. All appropriate actions have been taken by the Company and its Subsidiaries to maintain the validity and enforceability of the Foreign Trademarks, including payment of all required fees, except where non-action would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 4.15(a)(3) of the Disclosure Schedule, no judicial or administrative proceeding of any kind is pending or, to the knowledge of the Company, has been threatened against the Company or its Subsidiaries in the United States involving (a) the ownership, validity, enforceability, infringement, misuse or misappropriation of any Trademarks or (b) the ownership, validity, enforceability, infringement, misuse or misappropriation by the Company or its Subsidiaries of Intellectual Property rights of any third party which proceeding would reasonably be expected to have a Material Adverse Effect on the Company. The Company has no knowledge of the infringement or misappropriation of any of the Trademarks by a third party which could have a Material Adverse Effect on the Company. The Company and its Subsidiaries have not received written notice of any infringement or liability of any kind for the use of intellectual property rights of others with respect to the Intellectual Property within the last three (3) years which could have a Material Adverse Effect on the Company. None of the Company, its Subsidiaries or any of their Affiliates have granted any license or right to use, option, release or covenant not to sue or non-assertion assurance to any third person with respect to, or granted any outstanding lien or security interest in, any of the U.S. Trademarks or the Foreign Trademarks, except where such grant would not have a Material Adverse Effect on the Company. There is no existing or contemplated agreement, understanding, or grant of permission between the Company, its Subsidiaries or any of their Affiliates and any third person that encumbers or otherwise affects the Company's right to use the U.S. Trademarks or the Foreign Trademarks, except where such agreement, understanding, or grant of permission would not have a Material Adverse Effect on the Company. Immediately after the Merger, the Surviving Corporation shall own or have the right to use all of the Trademarks currently used in the business of the Company and its Subsidiaries, in each case free from any Encumbrances, and on the same terms and conditions as in effect prior to the Merger.

         (b) The Company owns or has the right to use all Intellectual Property that is material to the business of the Company or its Subsidiaries. The conduct of the business of the Company and its Subsidiaries does not infringe upon, conflict in any way with or misappropriate any Intellectual Property of any third party, except for infringements, conflicts or misappropriations that, individually and in the aggregate, would not have a Material Adverse Effect on the Company. None of the Intellectual Property used in the business of the Company and its Subsidiaries is being infringed or used by any third party, except for such infringements or uses as, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

         (c) To the Company's knowledge, none of the Intellectual Property which is used in the United States and owned by the Company and its Subsidiaries is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority.

         (d) To the Company's knowledge, neither the Company nor any of its Subsidiaries has experienced any material disruption or Material Adverse Change in the conduct of the businesses as a result of the Year 2000 Problem.

         4.16 EMPLOYEE BENEFITS.

         (a) SCHEDULE 4.16(a) lists as of the date hereof each material "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, each material "employee welfare benefit plan," as that term is defined in
Section 3(1) of ERISA (such plans being hereinafter referred to collectively as the "ERISA PLANS"), each material other retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, health, life or other insurance, fringe benefit, or other employee benefit plan, program, agreement or arrangement maintained or contributed to as of the date hereof by the Company or its Affiliates in respect of or for the benefit of any employee of the Company or its Subsidiaries (an "EMPLOYEE") or former Employee, and separately identifies any such plan, program, agreement or arrangement maintained or contributed to solely in respect of or for the benefit of Employees or former Employees employed or formerly employed by the Company or its Subsidiaries outside of the United States (collectively, together with the ERISA Plans, referred to hereinafter as the "PLANS").

         (b) Except as set forth on SCHEDULE 4.16(b), with respect to the ERISA
Plans:

                  (i) Neither the Company nor any of its ERISA Affiliates, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which the Company or its Subsidiaries would reasonably be expected to be subject to any liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code, excluding any liability, penalty or tax that would not constitute a Material Adverse Effect; and

                  (ii) Since the effective date of ERISA, no material liability under Title IV of ERISA has been incurred by the Company or its Subsidiaries (other than liability for premiums due to the PBGC) unless such liability has been, or prior to the Closing Date will be, satisfied in full.

         (c) Except as set forth on SCHEDULE 4.16(c), with respect to the ERISA Plans other than those ERISA Plans identified on SCHEDULE 4.16(d) as "multiemployer plans":

                  (i) The PBGC has not instituted proceedings to terminate any such ERISA Plan that is subject to Title IV of ERISA;

                  (ii) None of such ERISA Plans has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement;

                  (iii) Each of such ERISA Plans has been operated and administered in all material respects in accordance with its provisions and with all applicable Laws;

                  (iv) Each of such ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and to the knowledge of the Company nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the Code the remedial amendment period for which has not yet expired) that would adversely affect the qualified status of any of such ERISA Plans; and

                  (v) As of the date hereof, there are no pending material claims by or on behalf of any of the ERISA Plans, by any employee or beneficiary covered under any such ERISA Plan against any such ERISA Plan, or otherwise involving any such ERISA Plan (other than routine claims for benefits and routine expenses).

                  (d) Except as set forth on SCHEDULE 4.16(d), (i) none of the ERISA Plans is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, and (ii) with respect to any such multiemployer plans (as so defined), neither the Company nor any of its Subsidiaries have made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA. To the Company's knowledge, if the Company and each of its ERISA Affiliates were to withdraw from each multiemployer plan in which they participate as of the date hereof, the Company's and its Subsidiaries' withdrawal liability would not have a Material Adverse Effect on the Company or its Subsidiaries.

                  (e) Except as set forth on SCHEDULE 4.16(e), no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any of the other transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or any Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement which would result in the payment of amounts prior to the Effective Time that will be nondeductible by reason of
Section 162(m) of the Code.

         4.17 TAX MATTERS.

         (a) FILING OF TAX RETURNS AND PAYMENT OF TAXES. Each of the Company and its Subsidiaries has filed all material Tax Returns and reports required to be filed by it or requests for extensions to file such Returns or reports have been timely filed, granted and have not expired. All Returns filed by the Company and each of its Subsidiaries are complete and accurate in all material respects. The Company and each of its Subsidiaries have paid (or the Company has paid on its behalf) all material Taxes required to be paid by the Company or any of its Subsidiaries, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (b) NO MATERIAL DEFICIENCIES. Except as disclosed in SCHEDULE 4.17(b), no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, and no requests for waivers or extension of the time to assess or collect any material Taxes of the Company or any of its Subsidiaries have been granted or are pending.

         (c) WITHHOLDING. All material Taxes required to be withheld by the Company or any of its Subsidiaries have been duly withheld and paid to the proper taxing authority or properly set aside in accounts for such purpose.

         (d) AFFILIATED GROUP. Neither the Company nor any of its Subsidiaries is or has been at any time since January 1, 1990 for purposes of filing any income tax Return a member of any affiliated, consolidated, combined or unitary group of which a corporation (other than the Company and its Subsidiaries) is or was the common parent.

         (e) AUDITS. Except as disclosed in SCHEDULE 4.17(b), (i) no Taxes of the Company or any of its Subsidiaries are currently under audit by any taxing authority, and no taxing authority is now asserting against the Company or any of its Subsidiaries any material deficiency or claim for additional Taxes or any material adjustment of Taxes and (ii) since January 1, 1990, no material claim has been made by any taxing authority in any jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

         (f) TAX SHARING AGREEMENTS. Except as disclosed in SCHEDULE 4.17(F),
(i) neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing agreement, allocation, indemnity or other similar arrangement entered into with any person (other than the Company or any of its Subsidiaries) and (ii) neither the Company nor any of its Subsidiaries may be held liable for Taxes of any other Person as a transferee or successor of such Person.

         (g) ASSETS. None of the Assets is: (A) property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code; (B) "tax-exempt use property" within the meaning of Section

168(h) of the Code; or (C) property that directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (h) SECTION 481 ADJUSTMENTS, ETC. Except as disclosed in SCHEDULE 4.17(h), (i) there are no outstanding material adjustments under Section 481 of the Code or other similar adjustments as a result of changes in methods of accounting applicable to the Company or any of its Subsidiaries, (ii) there are no Tax rulings, requests for rulings or closing agreements relating to the Company or any of its Subsidiaries which would be reasonably expected to affect its liability for Taxes for any period after the Closing and (iii) none of the assets of the Company or any of its Subsidiaries are subject to any Tax liens (other than liens for Taxes which are not yet due and payable).

         4.18 AFFILIATED TRANSACTIONS. Except as disclosed in the Company Reports filed prior to the date hereof or as contemplated by this Agreement, there are no contracts, leases, agreements or understandings, whether written or oral, with or on behalf of any Affiliate of the Company, to which the Company or any of its Subsidiaries is a party or is otherwise bound which would be required to be described in a report or schedule filed with the SEC or filed as an exhibit thereto pursuant to the Exchange Act and the applicable rules and regulations thereunder, other than contracts, leases, agreements or understandings which are not, singly or in the aggregate material to the Company and its Subsidiaries, taken as a whole, or which have been disclosed in writing to Parent.

         4.19 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
SCHEDULE 4.19:

         (a) The Company and its Subsidiaries are in material compliance with all Federal, State and local United States Environmental Laws and to the Company's knowledge it is materially in compliance with all foreign Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted or proposed to be conducted.

         (b) There are no material Environmental Claims pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries, nor have any of them received any written notification nor does the Company otherwise have any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company or any of its Subsidiaries.

         (c) (i) No underground tank or other underground storage receptacle for Hazardous Substances is currently located on any Facility and (ii) to the knowledge of the Company there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances on, upon or into any Facility other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder, except in the case of clause (i) or (ii) as would not individually or in the aggregate have a Material Adverse Effect on the Company.

         (d) Except as would not have a Material Adverse Effect on the Company, there are no PCBs or asbestos-containing materials located at or on any Facility.

         (e) Neither Company nor any of its Subsidiaries is a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract under which the Company or its Subsidiaries are obligated by any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions or compliance with Environmental Laws.

         (f) True and correct copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted either by the Company or its Subsidiaries or any Person engaged by the Company or its Subsidiaries for such purpose, at any current or former Facilities have been made available to Parent and a list of all such reports, audits and assessments is set forth on SCHEDULE 4.19(f).

         4.20 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Deutsche Bank Securities Inc., dated the date of this Agreement, to the effect that, as of such date, the Cash Merger Consideration to be received in connection with the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

         4.21 BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote (i) declared the advisability of this Agreement and the Amendment, determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and
(ii) resolved to recommend that the holders of Company Common Stock adopt this Agreement and approve the Amendment.

         4.22 REQUIRED COMPANY VOTE. There are no votes of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger, the Amendment and the other transactions contemplated hereby other than the Requisite Stockholder Vote.

         4.23 PROXY STATEMENT; SCHEDULE 13E-3. The Proxy Statement to be mailed to the Stockholders in connection with the special meeting of the Stockholders (the "SPECIAL MEETING") and the Schedule 13E-3, and any amendment thereof or supplement thereto (excluding any information supplied in writing by Parent or Sub specifically for inclusion therein), when, in the case of the Proxy Statement, mailed and at the time of the Special Meeting, and in the case of the
Schedule 13E-3, when filed, shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and shall comply with all requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information furnished in writing by Parent or Sub or its representatives specifically for inclusion in any of the foregoing documents.

         4.24 INVENTORY. Except as provided for or reserved against on the Company's consolidated balance sheet, dated as of August 28, 1999, the finished product Inventory of the

Company and its Subsidiaries is merchantable and fit for the use for which it was procured or manufactured and legally qualified for export and sale, and all other Inventory of the Company and its Subsidiaries is in good and usable condition. Except as set forth in SCHEDULE 4.24, all Inventory of the Company and its Subsidiaries is in good and marketable condition and salable in the normal course of the business of the Company or its Subsidiaries. The Inventory of the Company and its Subsidiaries (excluding inventory of raw materials) is sufficient for and not materially or substantially in excess of the requirements of the business of the Company and its Subsidiaries.

         4.25 CUSTOMERS. The Company has not received any notice nor has any reason to believe that any material customer of the Company or its Subsidiaries
(i) has ceased, or will cease, to purchase or will significantly reduce its purchases, in the aggregate, from the Company or its Subsidiaries, (ii) has reduced, or will reduce, its use of products or goods of the Company or its Subsidiaries or (iii) has sought, or is seeking, to reduce the price it will pay for products or goods of the Company or its Subsidiaries, such as would in the case of clauses (i), (ii) and (iii), individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge the rate of return of products of the Company or any of its Subsidiaries sold prior to or following the Effective Time by any customer of the Company or its Subsidiaries is not expected to be materially greater than the rate of return of products experienced by the Company and its Subsidiaries for the past three years.

         4.26 AVAILABLE FUNDS. The Company has, or will have immediately prior to the Closing, sufficient funds available, which when added to the Cash Contribution Amount, will permit the Company to perform its obligations under
SECTION 3.4(a).

                                   ARTICLE V.
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  As an inducement to the Company to enter into this Agreement, Parent and Sub hereby, jointly and severally, make the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

         5.1 ORGANIZATION, ETC.

         (a) Sub is duly organized, validly existing and in good standing under the laws of the state of Delaware. Sub has been formed for the purpose of effecting the Merger, has no commitments or obligations other than those relating thereto and its obligations under this Agreement, does not conduct any business and has no assets or liabilities.

         (b) Parent is duly organized, validly existing and in good standing under the laws of the Kingdom of Sweden and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Parent.

         5.2 AUTHORIZATION.

         (a) Sub has all necessary corporate power and authority to, and has taken all corporate action necessary on its part to, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sub and is a legal, valid and binding obligation of Sub, enforceable against Sub in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         (b) Parent has all necessary corporate power and authority to execute and deliver this Agreement and each of the Shareholders' Agreement and the Stock Purchase Agreement and all agreements and documents contemplated hereby and thereby. The consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement, the Shareholders' Agreement and the Stock Purchase Agreement have each been duly authorized, executed and delivered by the Parent and are each legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         5.3 CONSENTS AND APPROVALS. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body is required to be made or obtained by Parent or Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any Regulatory Filings and pursuant to the DGCL.

         5.4 NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance of this Agreement, the Shareholders' Agreement or the Stock Purchase Agreement nor the consummation of the transactions contemplated hereby or, by Parent or Sub will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of Parent or Sub, or (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, encumbrance or permit to which Parent or Sub is a party or by which any of its assets are bound, which breach, default or creation of any such right would reasonably be expected to have a Material Adverse Effect on Parent or Sub.

         5.5 PROXY STATEMENT. The information concerning Parent or Sub, their officers, directors, employees and stockholders furnished in writing to the Company by Parent or Sub specifically for use in the Proxy Statement will not, when mailed to the Stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

         5.6 FINANCING. Parent has, or will have immediately prior to the Closing and the closing under the Stock Purchase Agreement, sufficient funds to perform its obligations hereunder and thereunder.

                                  ARTICLE VI.
                    COVENANTS OF THE COMPANY, PARENT AND SUB

                  The Company, Parent and Sub covenant and agree with each other that from the date hereof through the Closing:

         6.1 MAINTENANCE OF BUSINESS PRIOR TO CLOSING.

         (a) Prior to the Effective Time, except as set forth in SECTION 6.1 of the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent has consented in writing thereto, the Company:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and other Persons having business relationships with them;

                  (iii) shall not, and shall cause its Subsidiaries not to, amend their respective certificates of incorporation or by-laws or comparable governing instruments, other than as expressly provided by the terms of this Agreement;

                  (iv) shall promptly notify Parent of (i) any Material Adverse Change in the Company and will confer on a regular and frequent basis with representatives of Parent to report on the status of operations, (ii) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or
(iii) the material breach of any representation or warranty contained herein;

                  (v) shall promptly deliver to Parent correct and complete copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (vi) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), release or relinquishment of any material contract rights, or any acquisition or disposition of Assets or securities;

                  (vii) shall not, and shall not permit any of its Subsidiaries to grant, confer or award any options, warrants, conversion rights or other rights or Equity Securities (other than Company Common Stock issued upon exercise of Options in accordance with their terms) not existing on the date hereof;

                  (viii) except to the extent necessary to conform to changed laws or regulations, shall not, and shall not permit any of its Subsidiaries to, amend the terms of any Employee Plan, including, without limitation, any employment, severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements;

                  (ix) shall not, and shall not permit any of its Subsidiaries to, (i) increase or agree to increase the compensation payable or to become payable to its officers or, other than increases in accordance with past practice which are not material, to its employees or (ii) enter into any collective bargaining agreement;

                  (x) shall not, and shall not permit any of its Subsidiaries to, (i) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity or (ii) make any loans or advances to any other Person, except (x) borrowings between the Company and its consolidated Subsidiaries; (y) in the case of clause (i) for borrowings under existing credit facilities in the ordinary course of business and borrowings of up to $65 million under new credit facilities in connection with consummation of the Merger (pursuant to which the Company and its Subsidiaries shall be permitted to grant a security interest in their Assets, including with respect to the Company's headquarters at 387 Park Avenue South); and (z) in the case of clause (ii) for advances consistent with past practice in the ordinary course of business which are not material;

                  (xi) shall not, and shall not permit any of its Subsidiaries to, (i) materially change any practice with respect to Taxes, (ii) make, change or revoke any material Tax election, (iii) settle or compromise any material dispute involving a Tax liability or (iv) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated;

                  (xii) shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests, (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share of its capital stock;

                  (xiii) shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber any of its Equity Securities (other than the issuance of Company Common Stock upon the exercise of Options);

                  (xiv) shall not, and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure that when added with all capital expenditures since December 1, 1999 would exceed in the aggregate $3 million;

                  (xv) shall not, and shall not permit any of its Subsidiaries to, change any accounting principles or practices, except to the extent necessary to conform to changed laws or regulations;

                  (xvi) shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Reports or incurred thereafter in the ordinary course of business consistent with past practice, or waive any benefits of, or agree to modify in any respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party;

                  (xvii) shall not (i) acquire (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (ii) make a capital investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) or (iii) guarantee indebtedness for borrowed money of, (A) any Person or (B) any portion of the assets of any Person that constitutes a division or operating unit of such Person;

                  (xviii) shall not, and shall not permit any of its Subsidiaries (x) to settle or compromise any pending or threatened suit, action or claim related to tobacco or (y) to settle or compromise any other pending or threatened suit, action or claim in which the amount involved is greater than $100,000 or which is material to the Company and its Subsidiaries taken as a whole or which relates to the transactions contemplated hereby, or (z) to modify, amend or terminate any material Company Contract or waive, release or assign any material right or claim;

                  (xix) shall not, and shall not permit any of its Subsidiaries, to fail to pay its trade payables or to maintain its Inventory in the ordinary course of business consistent with past practices; and

                  (xx) shall not, and shall not permit any of its Subsidiaries to take, or agree (in writing or otherwise) or resolve to take, any of the foregoing actions.

         (b) Prior to the Effective Time, unless Company has consented in writing thereto, Sub shall not, and Parent shall not cause Sub to, engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.2 INVESTIGATION BY PARENT AND SUB. The Company shall allow Parent, Sub, and their counsel, accountants and other representatives during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, Facilities, business and operations of the Company and its Subsidiaries and to inspect and make copies of Contracts, books and records and all other documents and information reasonably requested by Parent and related to the operations and business of the Company and its Subsidiaries including, without limitation, historical financial information concerning the business of the Company and its Subsidiaries and to meet with designated Personnel of the Company or its Subsidiaries and/or their representatives. The Company and its Subsidiaries shall furnish to Parent promptly upon request (a) all additional documents and information with respect to the affairs of the Company and its Subsidiaries relating to their businesses and (b) access to the Personnel and to the Company's and its Subsidiaries' accountants and counsel as Parent, or its counsel or accountants, may from time to time reasonably request and the Company and its Subsidiaries shall instruct their Personnel, accountants and counsel to cooperate with Parent, and to provide such documents and information as Parent and its representatives may reasonably request. Parent and Sub will hold, and will use reasonable best efforts to cause their counsel, accountants and other representatives to hold all documents and information in confidence to the extent required by, and in accordance with, that certain confidentiality letter, dated December 6, 1999, between the Company and Parent (the "CONFIDENTIALITY LETTER").

         6.3 CONSENTS AND EFFORTS.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to (A) promptly make its respective filings under the HSR Act with respect to the Merger and (B) use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger, the Stock Purchase and the other transactions contemplated by this Agreement. Parent, Sub and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger and the Stock Purchase, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

         (b) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE, PROVIDED, that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that the common stock of the Surviving Corporation following the Merger will not be listed on any national securities exchange or quoted on the NASDAQ Stock Market Inc.'s National Market.

         6.4 OTHER OFFERS. Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to, (x) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Person or group, other than Parent and its representatives and Affiliates, relating to
(i) any acquisition or purchase of a material portion of the assets or any Equity Securities of the Company, (ii) any tender offer

(including a self tender offer) or exchange offer that if consummated would result in any Person beneficially owning any Equity Securities of the Company,
(iii) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute a material portion of the Assets other than the transactions contemplated by this Agreement or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (each such transaction being referred to herein as an "ACQUISITION PROPOSAL"), or agree to or endorse any Acquisition Proposal, (y) continue, enter into or participate in, any discussions or negotiations with, furnish any information to any Person (other than Parent and its representatives and Affiliates) in connection with, or otherwise knowingly take any other action to facilitate or encourage any effort or attempt by, any Person (other than Parent and its representatives and Affiliates) to make, an Acquisition Proposal or, (z) grant any waiver or release under any standstill or similar agreement with respect to any Equity Securities of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries), prior to a shareholder vote at the Special Meeting, in connection with the Merger from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Letter, and a copy of which shall be provided for informational purposes only to Parent) concerning the Company and its businesses, properties or Assets to any Person or group, (a "THIRD PARTY") who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with a Third Party who has made a bona fide Acquisition Proposal,
(iii) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, or (iv) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through (iii), only to the extent that the Board of Directors of the Company shall have concluded in good faith, upon the recommendation of the Special Committee of the Board of Directors of the Company (the "SPECIAL COMMITTEE"), that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person or entity making the proposal and would, if consummated, result in a transaction that is more favorable to the stockholders of the Company (other than the C&E Shareholders) than the transaction contemplated by this Agreement; PROVIDED, FURTHER, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iii) until after giving 72 hours' notice to Parent with respect to its intent to take such action and informing Parent of the terms and conditions of such proposal and the identity of the Person making it and providing Parent with a copy of any such proposal in writing. The Company shall, at all times, promptly inform Parent of the status and terms of any discussions regarding any Acquisition Proposal with any other Person.

         6.5 MEETING OF STOCKHOLDERS. The Company shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws, including the timely mailing of the Proxy Statement, to convene the Special Meeting as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and the approval of the Amendment. The Board of Directors of the Company shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval; PROVIDED that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company, upon the recommendation of the Special Committee, shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law (including but not limited to the circumstances contemplated by the proviso of Section 6.4). Without limiting the generality of the foregoing, in the event that the Board of Directors of the Company withdraws or modifies its recommendation, the Company nonetheless shall cause the Special Meeting to be convened and a vote taken with respect to this Agreement, the Merger and the Amendment.

         6.6 PROXY STATEMENT.

         (a) Parent and the Company shall cooperate and prepare, and the Company shall file with the SEC as soon as practicable, a proxy statement with respect to the Special Meeting of the Stockholders in connection with the Merger (the "PROXY STATEMENT"), respond to comments of the staff of the SEC, clear the Proxy Statement with the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record of Company Common Stock. The Company shall comply in all respect with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement) and each party shall furnish to the other such information relating to it and its Affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be reasonably requested by the other party. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger, unless otherwise required by the fiduciary duties of the directors under applicable law as contemplated hereby.

         (b) No amendment or supplement to the Proxy Statement shall be made by the Company without the approval of Parent which approval shall not be unreasonably withheld or delayed. The Company shall advise Parent of any comments (whether written or oral) and any requests by the SEC relating to the Proxy Statement, including any requests for additional information or for the amendment of such statement. In addition, the Company shall furnish Parent with any written comments and summaries of oral comments of the SEC relating to the Proxy Statement and all requests by the SEC for additional information or the amendment of such statement, and shall, prior to furnishing to the SEC any responses to such comments or requests, consult with Parent and its advisors.

         6.7 DIRECTOR AND OFFICER LIABILITY.

                  (a) For a period of six years after the Effective Time, the Surviving Corporation and the Parent shall jointly and severally indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and by-laws in effect on the date hereof; PROVIDED that such indemnification shall be subject to any limitation imposed from time to time under applicable law. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Surviving Corporation shall advance expenses in connection with such indemnification. The by-laws of the Surviving Corporation shall contain provisions substantially similar in terms of the rights granted to the provisions with respect to indemnification and insurance set forth in the Company's certificate of incorporation, which provisions shall not be amended in any manner that would adversely affect the rights under those by-laws of the Company's employees, agents, directors or officers for acts or omissions on or prior to the Effective Time, except if such amendment is required by law. For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, PROVIDED that in satisfying its obligation under this
Section 6.7, the Surviving Corporation shall not be required to pay premiums in excess of 125% of the amount per annum the Company paid in its last full fiscal year.

                  (b) In furtherance of and not in limitation of the preceding paragraph, the officers and directors of the Company that are defendants in all litigation commenced by stockholders of the Company with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) the Merger, including, without limitation, any and all such litigation commenced on or after the date of this Agreement (the "SUBJECT LITIGATION") shall be entitled to be represented, at the reasonable expense of the Company or the Surviving Corporation, in the Subject Litigation by one counsel (and Delaware counsel if appropriate and one local counsel in each jurisdiction in which a case is pending) each of which such counsel shall be selected by a plurality of such director defendants; PROVIDED that Company or the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided in Section 6.8(a) shall be that such officer/director defendant not have settled any Subject Litigation without the consent of the Company or the Surviving Corporation (such consent not to be unreasonably withheld) and, prior to the Closing, Parent; and PROVIDED FURTHER that neither the Company nor the Surviving Corporation shall have any obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume its obligations set forth in this Section 6.8.

         6.8 NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall promptly notify the other party of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) with respect to the Company, any Actions commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
4.12 or which relate to the consummation of the transactions contemplated by this Agreement.

         6.9 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         6.10 CASH CONTRIBUTION. Prior to the Effective Time, Parent will make a cash equity contribution to Sub in the amount of $117.5 million (the "CASH CONTRIBUTION AMOUNT") and Parent will ensure that Sub will have no outstanding liabilities as of the Effective Time and no Assets other than the Cash Contribution Amount. Prior to the Effective Time, the Company will take such actions as are required to have sufficient funds available (including through borrowings of up to $65 million under existing credit facilities or credit facilities entered into with the approval of Parent) to permit, taking into account the Cash Contribution Amount, the Company to perform its obligations under Section 3.4(a).

                                  ARTICLE VII.
                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent and Sub on the other hand, to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         (a) The Requisite Stockholder Approval shall have been obtained;

         (b) The Amendment shall have been filed with the Delaware Secretary of State;

         (c) All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement, and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not, individually or in the aggregate, have a Material

Adverse Effect on the Company after giving effect to the transactions contemplated by this Agreement;

         (d) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

         (e) No provision of any applicable law or regulation and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger or make such consummation illegal.

         7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of the Company, to the satisfaction, on or prior to the Closing Date, of the following additional conditions, which may be waived by the Company in accordance with Section 8.4: (a) all representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, which representations and warranties shall continue on the Closing Date to be true as of such specified date), (b) Parent and Sub shall each have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date, (c) Parent shall have performed its obligations under the Stock Purchase Agreement and (d) the Company shall have received, at or prior to the Closing, a certificate executed by the President of each of Parent and Sub certifying that, as of the Closing Date, the conditions set forth in Section 7.2(a), (b) and (c) have been satisfied.

         7.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of Parent, to the satisfaction, on or prior to the Closing Date, of each of the following additional conditions, any of which may be waived by Parent in accordance with Section 8.4:

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (i) All representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date), except where the untruth or incorrectness of such representations and warranties would not, singly or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Section 7.3(a)(i), the representations and warranties of the Company contained in this Agreement shall be deemed to have been made without any qualification as to knowledge or materiality and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "Material Adverse Change," "knowledge" and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom, PROVIDED that the foregoing clause shall not apply solely for the purpose of determining the truth and correctness of the lists set forth in certain informational representations and warranties that require disclosure of lists of items of a material nature or above a specified threshold.

                  (ii) The Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                  (iii) The C&E Stockholders shall have performed their obligations under the Stock Purchase Agreement and shall have performed any obligations under the Shareholders' Agreement required to be performed on the Closing Date.

                  (iv) Sub shall have received, at or prior to the Closing, a certificate executed by the President and the Chief Financial Officer of the Company certifying that, as of the Closing Date, the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

         (b) The Company shall have received, and provided Parent with copies of, the resignations of certain directors, and the Board of Directors shall have elected certain persons designated by Parent (and Parent shall have been provided with resolutions confirming such election), such that at the Effective Time, the Board of Directors of the Company shall consist of the directors identified in Schedule II to the Shareholders' Agreement.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

         8.1 TERMINATION.

         (a) TERMINATION. This Agreement may be terminated prior to the Effective Time as follows (notwithstanding any adoption of this Agreement by the stockholders of the Company):

                  (i) by mutual written consent of Parent and the Company at any time;

                  (ii) by Parent or the Company if the Closing shall not have occurred on or before December 31, 2000, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

                  (iii) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable; or

                  (iv) by either the Company or Parent if, at the Special Meeting the Required Stockholder Approval shall not have been obtained.

                  The party desiring to terminate this Agreement pursuant to Sections 8.1(a)(ii)-(iv) shall give written notice of such termination to the other party in accordance with Section 8.3.

         (b) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 6.2,
8.8 and 8.13 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

         (c) PROCEDURE UPON TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1:

                  (i) Each party shall redeliver all documents, work papers and other material of any other party and any and all copies thereof relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (ii) No confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law; and

                  (iii) The Confidentiality Letter shall survive in accordance with its terms.

         8.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of all other parties to this Agreement, PROVIDED that the Parent shall be entitled to assign its rights and obligations under this Agreement to any Subsidiary of Parent, PROVIDED FURTHER that in such event Parent remains liable for all of the obligations of such Subsidiary hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and, with respect to the provisions of Article III and Section 6.7 hereof, shall inure to the benefit of the persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof, and no other Person shall have any right, benefit or obligation hereunder.

         8.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to the Company, addressed to:

                           General Cigar Holdings, Inc.
                           387 Park Avenue South
                           New York, New York 10016
                           Attention:  Chief Executive Officer
                           Telecopy:  (212) 561-8791

                  With a copy to:

                           Latham & Watkins
                           885 Third Avenue
                           Suite 1000
                           New York, NY  10022
                           Attention:  R. Ronald Hopkinson, Esq.
                           Telecopy:  (212) 751-4864

                           and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY  10019
                           Attention:  Elliott Stein, Esq.
                           Telecopy:  (212) 403-2000

                  If to Parent or Sub, addressed to:

                           Swedish Match AB
                           SE - 118 85 Stockholm
                           Sweden
                           Attention:  Senior Vice President and Legal Counsel
                           Telecopy:  (46-8) 720-7656

                  With a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY  10022
                           Attention:  Paul S. Bird, Esq.
                           Telecopy:  (212) 909-6836

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         8.4 ENTIRE AGREEMENT; WAIVERS. This Agreement, together with all exhibits and schedules hereto (including, without limitation, the Disclosure Schedule), and the other agreements referred to herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The Confidentiality Letter shall terminate at the Effective Time.

         8.5 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         8.7 TITLES. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         8.8 FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Transfer taxes, sales taxes, stamp taxes and other similar taxes (including real property transfer taxes) directly or indirectly incurred as a result of the transactions contemplated by this Agreement, including such taxes that would not have been imposed but for such transactions, shall be paid by the Company.

         8.9 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         8.11 AMENDMENT. This Agreement may be amended by the parties hereto at any time by action of their respective boards of directors (provided that such action by the Company shall also require approval by the Special Committee) before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto shall terminate at the Effective Time.

         8.12 PUBLIC ANNOUNCEMENTS. Neither Parent or Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or the listing requirements of NYSE. In addition to the foregoing, Parent and Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

         8.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.14 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

         8.15 INTERPRETIVE PROVISIONS.

         (a) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          GENERAL CIGAR HOLDINGS, INC.

                                          By: /s/ Edgar M. Coleman, Jr.
                                             ----------------------------
                                          Name:

                                          Title:

                                          SWEDISH MATCH AB

                                          By: /s/ Massimo Rossi
                                             ----------------------------
                                          Name:
                                          Title:

                                          SM MERGER CORPORATION

                                          By: Massimo Rossi
                                             ----------------------------
                                          Name:
                                          Title:

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          GENERAL CIGAR HOLDINGS, INC.

         GENERAL CIGAR HOLDINGS, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Subsection (b)(4) of Article Fourth thereof and inserting the following in lieu thereof:

              "In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization other than the merger contemplated by the Merger Agreement dated January 19, 2000 by and among GENERAL CIGAR HOLDINGS, INC., SWEDISH MATCH AB and SM MERGER CORPORATION, as such may be amended from time to time, in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such consideration consists in any part of voting securities (or of options or warrants to purchase or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged)."

         2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, GENERAL CIGAR HOLDINGS, INC. has caused this Certificate to be executed by [NAME], its [OFFICE], on this __st day of __________, ____.


                                  GENERAL CIGAR HOLDINGS, INC.

                                  By:
                                     ----------------------------
                                     Name:
                                     Office

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                EXHIBIT B



                             SHAREHOLDERS' AGREEMENT

                                      among

                                Swedish Match AB,

                the Persons listed on the signature pages hereof,

                                       and

                          General Cigar Holdings, Inc.

                          Dated as of January 19, 2000






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                               Page
                                                                               ----
ARTICLE I
    DEFINITIONS..................................................................2

ARTICLE II
    REPRESENTATIONS AND WARRANTIES...............................................8
    Section 2.1.    Representations and Warranties of each C&E Shareholder.......8
    Section 2.2.    Representations and Warranties of Swedish Match.............10

ARTICLE III
    CORPORATE GOVERNANCE AND MANAGEMENT.........................................10
    Section 3.1.    Composition of the Board....................................10
    Section 3.2.    Removal of Directors........................................11
    Section 3.3.    Vacancies...................................................11
    Section 3.4.    Meetings of the Board.......................................12
    Section 3.5.    Action by the Board.........................................12
    Section 3.6.    Executive Officers..........................................16
    Section 3.7.    Conflicting Charter or Bylaw Provision......................17

ARTICLE IV

    RESTRICTIONS ON TRANSFER....................................................17
    Section 4.1.    General.....................................................17
    Section 4.2.    Transfers to Permitted Transferees..........................17
    Section 4.3.    Put Right of C&E Shareholders...............................17
    Section 4.4.    Call Right of Swedish Match.................................19
    Section 4.5.    Designated Purchaser........................................22
    Section 4.6.    Disagreement over Put Price or Call Price...................22
    Section 4.7.    Legend......................................................23

ARTICLE V

    OTHER COVENANTS AND AGREEMENTS..............................................23
    Section 5.1.    C&E Representative..........................................23
    Section 5.2.    Confidentiality.............................................24
    Section 5.3.    Financial Information and Other Reports.....................25
    Section 5.4.    Trust and Security Agreement................................26
    Section 5.5.    Non-Competition; Non-Solicitation...........................27
    Section 5.6.    Further Assurances..........................................28


ARTICLE VI
    MISCELLANEOUS...............................................................28
    Section 6.1.    Effectiveness; Termination..................................28
    Section 6.2.    Governing Law...............................................28
    Section 6.3.    Jurisdiction; Waiver of Jury Trial..........................28
    Section 6.4.    Amendment, Waivers, etc.....................................29
    Section 6.5.    Assignment; No Third Party Beneficiaries....................29
    Section 6.6.    Notices.....................................................30
    Section 6.7.    Remedies....................................................31
    Section 6.8.    Specific Performance........................................31
    Section 6.9.    Severability................................................31
    Section 6.10.   Integration.................................................31
    Section 6.11.   Section Headings............................................31
    Section 6.12.   Counterparts................................................32
    Section 6.13.   Indemnity...................................................32



Schedule I:     C&E Shareholders
Schedule II:    Initial Directors

Exhibit A:  Terms of Company Retention and Incentive Plan

                             SHAREHOLDERS' AGREEMENT

         SHAREHOLDERS' AGREEMENT, dated as of January 19, 2000, among Swedish Match AB, a company organized under the laws of Sweden ("SWEDISH MATCH"), the Persons listed on the signature pages hereof (the "C&E SHAREHOLDERS"), and General Cigar Holdings, Inc., a company organized under the laws of the State of Delaware (the "COMPANY").

                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, the Company, Swedish Match and SM Merger Corporation, a company organized under the laws of the State of Delaware ("SM ACQUISITION"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may from time to time be modified, supplemented or restated, the "MERGER AGREEMENT"), providing for the merger of SM Acquisition with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth therein.

         B. Currently with the execution and delivery of this Agreement, (I) the C&E Shareholders and Swedish Match are entering into a Stock Purchase Agreement, dated as of the date hereof (as the same may from time to time be modified, supplemented or restated, the "STOCK PURCHASE AGREEMENT"), providing for the sale by the C&E Shareholders to Swedish Match of an aggregate of 3,500,000 shares of common stock of the Company upon the terms and subject to the conditions set forth therein, and (II) the C&E Shareholders and Swedish Match are entering into a C&E Voting Agreement, dated as of the date hereof (as the same may from time to time be modified, supplemented or restated, the "C&E VOTING AGREEMENT"), providing for the voting of shares of the Company by the C&E Shareholders in favor of the adoption of the Merger Agreement and certain other matters.

         C. Following the Merger, (I) Swedish Match, directly or through a subsidiary, will own, beneficially and of record, 63.52% of the then outstanding shares of the common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company and (II) the C&E Shareholders will own, beneficially and of record, in the aggregate, 36.48% of the then outstanding shares of Common Stock.

         D. The parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations relating to their ownership of stock of the Company following the Merger. The parties understand and acknowledge that, except for
Article II, this Agreement shall be effective, and the rights and obligations of the parties under this Agreement shall commence, as of the Effective Time.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

              The following terms, as used in this Agreement, have the following meanings:

              "ADJUSTED EBITDA" means, for any period, consolidated net income of the Company for such period, minus (I) net extraordinary or non-recurring or unusual gains of the Company for such period, plus, without duplication, (II) to the extent deducted in calculating such consolidated net income, net extraordinary or non-recurring or unusual losses, net consolidated income tax expense, net consolidated interest expense, and consolidated depreciation and amortization expense of the Company for such period, in each case determined in accordance with GAAP consistently applied; PROVIDED that (A) if, since the beginning of such period, the Company or any Subsidiary has made a disposition or acquisition not in the ordinary course of business or undertaken any other material transaction not in the ordinary course of business, Adjusted EBITDA shall be calculated after giving pro forma effect to such disposition, acquisition or other material transaction as if such disposition, acquisition or other material transaction had taken place on the first day of such period, and
(B) no gain or loss arising, resulting from or related to any investment in or disposition of bonds issued by the Russian Federation and currently held by the Company shall be included in the calculation of Adjusted EBITDA.

              "AFFILIATE" means, with respect to any Person, (I) any other Person directly or indirectly controlling, controlled by or under common control with, such Person, and (II) if a C&E Shareholder, any Permitted Transferee of such C&E Shareholder. Control of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person (or other persons or body performing similar functions). For purposes of this Agreement, neither Swedish Match nor any C&E Shareholder shall constitute an Affiliate of the Company.


              "AFFILIATE AGREEMENT" means any agreement, commitment, understanding or arrangement between the Company or any Subsidiary, on the one hand, and any Shareholder or any Affiliate of a Shareholder, on the other hand.

              "ANNUAL STATEMENT" has the meaning given in Section 5.3(a).

              "ARBITRATOR" has the meaning given in Section 4.6(a).

              "AVERAGE ADJUSTED EBITDA" means, as of any date of determination,
(I) the aggregate amount of Adjusted EBITDA for the most recent consecutive eight-quarter period ending prior to the date of determination for which Annual Statements or SemiAnnual Statements, as the case may be, are available for the fiscal year or six-month period ending on the last day of such eight-quarter period, divided by (II) 2.0.

              "BOARD" means the board of directors of the Company immediately following the Effective Time and at all times thereafter.

              "C&E REPRESENTATIVE" has the meaning given in Section 5.1.

              "C&E SHARES" means the shares of Common Stock owned from time to time by the C&E Shareholders.

              "C&E SHAREHOLDER" has the meaning given in the Introduction and includes any Permitted Transferee of a C&E Shareholder that acquires Equity Securities in accordance with this Agreement.

              "C&E VOTING AGREEMENT" has the meaning given in Recital B.

              "CALL FORMULA" means, with respect to the exercise of any Call Right, (I) the Average Adjusted EBITDA for the most recent eight-quarter period ending prior to the exercise of such Call Right multiplied by 10.0, plus (II) the amount of cash and cash equivalents of the Company and its Subsidiaries on a consolidated basis as of the last day of such eight-quarter period, determined in accordance with GAAP consistently applied, minus (III) Total Debt as of the last day of such eight-quarter period.

              "CALL NOTICE" has the meaning given in Section 4.4(a).

              "CALL PRICE" has the meaning given in Section 4.4(c).

              "CALL RIGHT" has the meaning given in Section 4.4(a).

              "COMMENCEMENT DATE" means (I) June 1, 2000, if the Effective
Time occurs
on or prior to such date, (II) December 1, 2000, if the Effective Time occurs on or prior to such date but after June 1, 2000, and (III) June 1, 2001, if the Effective Time occurs after December 1, 2000.

              "COMMON STOCK" has the meaning given in Recital C, and includes any stock having ordinary power to vote for election of Directors into which such common stock may thereafter be converted or exchanged.

              "COMPANY" has the meaning given in the Introduction and includes any successor thereto, whether by merger, consolidation or otherwise.

              "DIRECTOR" means a member of the Board.

              "EFFECTIVE TIME" means the effective time of the Merger.

              "EQUITY SECURITIES" means (i) shares of capital stock, whether common or preferred, of the Company, (ii) options, warrants or other rights to acquire shares of capital stock, whether common or preferred, of the Company, and (iii) any other securities or instruments convertible or exchangeable into shares of capital stock, whether common or preferred, of the Company.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "EXECUTIVE OFFICER" means Chairman of the Board and the Chief Executive Officer of the Company.

              "EXERCISE PERIOD" means any Year 4 Exercise Period, Year 5 Exercise Period or Year 6 Exercise Period. For avoidance of doubt, it is agreed and acknowledged that each Exercise Period shall begin and end at exactly the same time for both the Put Right and the Call Right.

              "FUNDAMENTAL ACTION" has the meaning given in Section 3.5(b).

              "GAAP" means the accounting principles and practices generally accepted from time to time in the United States.

              "INITIAL C&E SHARES" means 6,435,152 shares of Common Stock (representing the number of C&E Shares immediately following the Effective
Time), adjusted for any stock split, stock dividend, reclassification, reverse stock split or similar event.

              "INITIAL CREDIT FACILITY" means the credit or loan agreement to be entered into by the Company prior to the Merger, as agreed upon by the C&E Representative and Swedish Match.

              "INITIAL INCENTIVE PLAN" means the Company Retention and Incentive Plan for the benefit of the employees of the Company having the terms set forth on Exhibit A and such other terms agreed upon prior to the Merger by the Company, Swedish Match and the C&E Representative.

              "LIEN" means any mortgage, lien, pledge, charge, encumbrance, security interest or other adverse claim.

              "MERGER" has the meaning given in Recital A.

              "MERGER AGREEMENT" has the meaning given in Recital A.

              "PERMITTED TRANSFEREE" means (i) in the case of Swedish Match, any Affiliate of Swedish Match, and (ii) in the case of a C&E Shareholder, (A) any other C&E Shareholder, (B) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such C&E Shareholder, (C) any charitable organization described in Section 170(c) of the U.S. Internal Revenue Code of 1986, as amended, (D) any trust, the trustees of which include only the Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A), (B) or (C), (E) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A) or (B), or (F) if such C&E Shareholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.

              "PERSON" means an individual, corporation, limited liability company, partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

              "PRINCIPAL C&E SHAREHOLDER" means each of Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr.

              "PRO RATA CALL AMOUNT" means, with respect to any C&E Shareholder, at any time, the number of C&E Shares owned beneficially by such C&E Shareholder at such time multiplied by a fraction, (i) the numerator of which is the number of C&E Shares owned by such C&E Shareholder at such time and the (ii) denominator of which is the total number of C&E Shares outstanding at such time.

              "PRO RATA PUT AMOUNT" means, with respect to any C&E Shareholder who has given notice of the exercise of a Put Right to the C&E Representative pursuant to Section 5.1(b) (the "EXERCISING C&E SHAREHOLDER"), the number of C&E Shares that such Exercising C&E Shareholder desires to sell during such Exercise Period multiplied by a fraction, (i) the numerator of which is the number of C&E Shares that such Exercising C&E Shareholder desires to sell during such Exercise Period and (ii) the denominator of which is the total number of C&E Shares that all C&E Shareholders desire to sell by the exercise of the Put Right during such Exercise Period.

              "PUT FORMULA" means, with respect to the exercise of any Put Right, (i) the Average Adjusted EBITDA for the most recent eight-quarter ending period prior to the exercise of such Put Right multiplied by 9.0, plus (ii) the amount of cash and cash equivalents of the Company and its Subsidiaries on a consolidated basis as of the last day of such eight-quarter period, determined in accordance with GAAP consistently applied, minus (iii) Total Debt as of the last day of such eight-quarter period.

              "PUT NOTICE" has the meaning given in Section 4.3(a).

              "PUT PRICE" has the meaning given in Section 4.3(c).

              "PUT RIGHT" has the meaning given in Section 4.3(a).

              "RESTRICTED PERIOD" means, with respect to either Principal C&E Shareholder, the period beginning on the Effective Time and ending on the earlier of (i) the third anniversary of the termination of employment of such Principal C&E Shareholder with the Company and (ii) the fifth anniversary of the sale of all of the C&E Shares of such Principal C&E Shareholder pursuant to this Agreement.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SECURITY AGREEMENT" has the meaning given in Section 5.4.

              "SEMI-ANNUAL STATEMENT" has the meaning given in Section 5.3(a).

              "SHAREHOLDER" means Swedish Match, any C&E Shareholder and each Person (other than the Company and its subsidiaries) who is or shall become a party to this Agreement, whether as an original party to this Agreement as of the date hereof, pursuant to Section 4.2 or otherwise. A Person shall cease to be a Shareholder when such Person ceases to own, beneficially or of record, any Equity Securities; PROVIDED that so long as a Permitted Transferee of Swedish Match owns, beneficially or of record, any Equity Securities, Swedish Match shall be a Shareholder for all purposes of this Agreement.

              "SM ACQUISITION" has the meaning given in Recital A.

              "SM OFFICER" has the meaning given in Section 3.6(b).

              "STOCK PURCHASE AGREEMENT" has the meaning given in Recital B.

              "SUBSIDIARY" means any corporation, limited liability company, partnership or other entity of which the stock or membership, general or limited partnership or other ownership interests having ordinary power to elect a majority of the board of directors (or other persons or bodies performing similar functions) are directly or indirectly owned by the Company.

              "SWEDISH MATCH" has the meaning given in the Introduction and includes any Permitted Transferee of Swedish Match that acquires Equity Securities in accordance with this Agreement.

              "TOTAL DEBT" means, as of any date of determination, the total consolidated Indebtedness of the Company and its Subsidiaries as of such date, determined in accordance with GAAP consistently applied. For avoidance of doubt, it is stipulated that Indebtedness of the Company or its Subsidiaries to Swedish Match or its Affiliates shall be included in the calculation of Total Debt. "INDEBTEDNESS" means (i) obligations for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities (other than reclamation bonds, surety bonds, performance bonds and letters of credit required by statutes, governmental authorities, customers or suppliers and issued in the ordinary course of business), (iv) obligations issued or assumed as deferred purchase price of property or services or conditional sales obligations (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), and (v) liabilities in respect of capital or financing leases that would be required to be capitalized on a balance sheet, in each case determined in accordance with GAAP consistently applied.

              "TRANSFER" has the meaning given in Section 4.1(a).

              "TRIGGER EVENT" means the purchase by Swedish Match or its designee of C&E Shares pursuant to the exercise of a Put Right resulting in the C&E Shareholders owning, in the aggregate, one-third or less of the Initial C&E Shares.

              "YEAR 4" means the twelve-month period beginning on the third anniversary of the Commencement Date and ending on the day preceding the fourth anniversary of the Commencement Date.

              "YEAR 4 EXERCISE PERIODS" means the 30-day periods following the delivery of the Semi-Annual Statements for the first six months of Year 4 and the Annual Statements for Year 4.

              "YEAR 4 EXERCISED SHARES" means the C&E Shares purchased by Swedish Match or its designees upon the exercises of Put Rights and/or the Call Rights during the Year 4 Exercise Periods.

              "YEAR 5" means the twelve-month period beginning on the fourth anniversary of the Commencement Date and ending on the day preceding the fifth anniversary of the Commencement Date.

              "YEAR 5 EXERCISE PERIODS" means the 30-day periods following the delivery of the Semi-Annual Statements for the first six months of Year 5 and the Annual Statements for Year 5.

              "YEAR 5 EXERCISED SHARES" means the C&E Shares purchased by Swedish Match or its designees upon the exercises of Put Rights and/or Call Right during the Year 5 Exercise Periods.

              "YEAR 6" means the twelve-month period beginning on the fifth anniversary of the Commencement Date and ending on the day preceding the sixth anniversary of the Commencement Date.

              "YEAR 6 EXERCISE PERIODS" means the 30-day periods following the delivery of the Semi-Annual Statements for the first six months of Year 6 and the Annual Statements for Year 6.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

              Section 2.1. REPRESENTATIONS AND WARRANTIES OF EACH C&E SHAREHOLDER. Each C&E Shareholder, severally and not jointly, represents and warrants to Swedish Match as follows:

              (a) AUTHORITY FOR THIS AGREEMENT. Such C&E Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such C&E Shareholder and constitutes a valid and binding obligation of each C&E Shareholder enforceable in accordance with its terms. If such C&E Shareholder is married and the C&E Shares of such C&E Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such C&E Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such C&E Shareholder's spouse, enforceable against such spouse in accordance with its terms. If such C&E Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (b) AUTHORITY FOR SECURITY AGREEMENT. Such C&E Shareholder has all requisite power and authority to enter into the Security Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Security Agreement has been duly authorized by all requisite action on the part of such C&E Shareholder. Upon the execution and delivery of the Security Agreement by such C&E Shareholder, the Security Agreement will constitute a valid and binding obligation of such C&E Shareholder enforceable in accordance with its terms. If such C&E Shareholder is married and the C&E Shares of such C&E Shareholder constitute community property or otherwise need spousal or other approval for the Security Agreement to be legal, valid and binding with respect to such C&E Shares, the execution and delivery of the Security Agreement has been duly authorized by such C&E Shareholder's spouse, and upon its execution and delivery by such spouse will constitute a valid and binding agreement of such spouse, enforceable against such spouse in accordance with its terms. If such C&E Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of the Security Agreement or the consummation of the transactions contemplated thereby.

              (c) NO CONFLICTS. Neither the execution and delivery of this Agreement or the Security Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof or thereof will violate, conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such C&E Shareholder or to such C&E Shareholder's property or assets.

              (d) THE SUBJECT SHARES. Immediately following the Effective Time, such C&E Shareholder will be the record and beneficial owner of, or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the C&E Shares set forth opposite such C&E Shareholder's name on Schedule I hereto (subject to any adjustments in the number of shares to be sold by certain C&E Shareholders pursuant to the Stock Purchase Agreement in accordance with Section 1.1 thereof), in each case free and clear of all Liens. As of the Effective Time such C&E Shareholder will have the sole right to vote, or to dispose, of such C&E Shares, and none of such C&E Shares will be subject to any agreement, arrangement or restriction with respect to the voting of such C&E Shares, except as contemplated by this Agreement. Except for this Agreement, the Stock Purchase Agreement, the Security Agreement, and, if such C&E Shareholder is a trust, in accordance with the terms of such trust, (I) there are, and as of the Effective Time there will be, no agreements or arrangements of any kind, contingent or otherwise, obligating such C&E Shareholder to Transfer any of the C&E Shares, and (II) no Person has, nor as of the Effective Time any Person will have, any contractual or other right or obligation to purchase or otherwise acquire any of the C&E Shares of such C&E Shareholder.

              Section 2.2. REPRESENTATIONS AND WARRANTIES OF SWEDISH MATCH. Swedish Match hereby represents and warrants to each C&E Shareholder that Swedish Match has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Swedish Match, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Swedish Match. This Agreement has been duly executed and delivered by Swedish Match and constitutes a valid and binding obligation of Swedish Match enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of, the articles of association of Swedish Match, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Swedish Match or to Swedish Match's property or assets.

                                   ARTICLE III
                       CORPORATE GOVERNANCE AND MANAGEMENT

              Section 3.1. COMPOSITION OF THE BOARD. (a) The Board shall consist of seven Directors. Such Directors shall be designated as follows:

                   (i) Prior to the sixth anniversary of the Effective Time,
              until such time as of a Trigger Event has occurred, four of the Directors shall be nominated by the C&E Representative on behalf of the C&E Shareholders and three of the Directors shall be nominated by Swedish Match.

                   (ii) Prior to the sixth anniversary of the Effective Time, following the occurrence of a Trigger Event, four of the Directors shall be nominated by Swedish Match and three of the Directors shall be nominated by the C&E Representative on behalf of the C&E Shareholders.

                   (iii)After the sixth anniversary of the Effective Time, so long as the C&E Shareholders own, in the aggregate, 15% or more of the then outstanding shares of Common Stock, four of the Directors shall be nominated by the C&E Representative on behalf of the C&E Shareholders and three of the Directors shall be nominated by Swedish Match.

                   (iv) After the sixth anniversary of the Effective Time, upon the C&E Shareholders owning, in the aggregate, less than 15% of the then outstanding shares of Common Stock, four of the Directors shall be nominated by Swedish Match and three of the Directors shall be nominated by the C&E Representative on behalf of the C&E Shareholders.

              (b) Each Shareholder agrees that it shall vote its shares of Common Stock or execute consents, as the case may be, and take all other necessary action in order to ensure that the composition of the Board is as set forth in Section 3.1. The Board immediately after the Effective Time shall consist of the individuals listed on Schedule II.

              Section 3.2. REMOVAL OF DIRECTORS. Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of Directors, it will not vote any of its shares of Common Stock in favor of the removal of any Director who shall have been designated or nominated pursuant to Section 3.1(a) unless such Director or the Person(s) entitled to designate or nominate such Director shall have consented to such removal in writing; PROVIDED that if the Persons entitled to designate or nominate any Director pursuant to Section 3.1(a) shall request the removal of such Director in writing, such Shareholder shall vote its shares of Common Stock in favor of such removal.

              Section 3.3. VACANCIES. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board:

              (a) the Shareholder(s) entitled under Section 3.1(a) to nominate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Section 3.1(a) nominate another individual to fill such vacancy and serve as a Director; and

              (b) subject to Section 3.1(a), each Shareholder then entitled to vote for the election of such nominee as a Director agrees that it will vote its shares of Common Stock, or execute a written consent, as the case may be, in order to ensure that such nominee is elected to the Board.

              Section 3.4. MEETINGS OF THE BOARD. (a) The Board shall meet at least once in every quarter. The Chairman of the Board shall provide at least 30 calendar days' prior notice of such regular meetings of the Board (or such shorter period consented to by all the Directors). The Chairman or any two Directors may call a special meeting of the Board by delivery of at least ten calendar days' prior notice to all Directors (or such shorter period consented to by all the Directors).

              (b) A quorum of the Board shall consist of at least five Directors; PROVIDED that if all of the Directors designated by the C&E Shareholders or Swedish Match fail to attend two consecutive Board meetings (including an adjournment, for more than five calendar days, of a meeting called in accordance with Section 3.4(a)), then the presence of four Directors shall constitute a quorum of the Board.

         Section 3.5. ACTION BY THE BOARD. (a) All actions of the Board shall require the affirmative vote of at least a majority of the Directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board.

              (b) Notwithstanding Section 3.5(a), none of the following actions (collectively, the "FUNDAMENTAL ACTIONS") may validly be taken by the Company without the prior approval of at least six of the Directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board, except as otherwise provided in Section 3.5(c):

                   (i) the authorization, declaration or payment of any dividend or other distribution on any Equity Security;

                   (ii) any recapitalization, capital increase or capital
              reduction by the Company, or the issuance, sale, repurchase, redemption or other acquisition of any Equity Securities;

                   (iii) the issuance by a Subsidiary to any Person (other than the Company or a Subsidiary) of any common or preferred stock or other equity securities (including options, warrants or other rights to acquire shares of capital stock, or other securities or instruments convertible or exchangeable into shares of capital stock), or the repurchase, redemption or other acquisition of any shares of common or preferred stock or other equity securities (including options, warrants or other rights to acquire shares of capital stock, or other securities or instruments convertible or exchangeable into shares of capital stock) of a Subsidiary from any Person (other than the Company or a Subsidiary);

                   (iv) other than the Initial Incentive Plan, the adoption of any stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, policy or arrangement for current or former employees of the Company or Subsidiaries, it being understood that salaries of and annual bonus for employees (other than the Executive Officers) and the grant of awards or benefits to employees pursuant to any such plan, program, policy or arrangement previously approved by the Board in accordance with this clause (iv) (including the Initial Incentive Plan) shall not require a supermajority vote of the Board pursuant to this clause (iv);

                   (v) the appointment, dismissal or removal of any Executive
              Officer or the SM Officer, it being understood that any such appointment, dismissal or removal shall also take place in accordance with Section 3.6;

                   (vi) the determination or modification of the compensation paid to any Executive Officer, including the grant of awards or benefits to any Executive Officer pursuant to the Initial Incentive Plan and plans, programs, policies or arrangements approved by the Board in accordance with clause (iv) of this
              Section 3.5(b);

                   (vii) the purchase or other acquisition of capital or fixed assets, in a single transaction or series of related transactions, if after giving effect thereto, the Company would have expended
              (A) in excess of $500,000 or equivalent on the purchase or other acquisition of such capital or fixed assets, or (B) in excess of $5 million on all purchases or other acquisitions of capital and fixed assets during the applicable fiscal year (other than purchases or acquisitions approved pursuant to clause (A)); or entering into any agreement involving the foregoing;

                   (viii) the purchase or other acquisition of any asset or
              group of related assets (other than raw materials in the ordinary course of business), in a single transaction or series of related transactions, if after giving effect thereto, the Company would have expended (A) in excess of $500,000 or equivalent on such purchase or other acquisition, or (B) in excess of $5 million or equivalent on all purchases or other acquisitions of assets during the applicable fiscal year (other than purchases or other acquisitions approved pursuant to clause (A)); or entering into any agreement involving the foregoing;

                   (ix) the lease by the Company of any asset or group of
              related assets, in a single transaction or series of related transactions, involving aggregate lease payments by the Company of in excess of $1 million or equivalent;

                   (x) the sale, lease or other disposition of any asset or
              group of related assets of the Company (other than inventory in the ordinary course of business), in a single transaction or series of related transactions (A) having a fair market value in excess of $500,000 or equivalent or (B) if after giving effect thereto, the Company would have sold, leased or otherwise disposed of assets during the applicable fiscal year having a fair market value in excess of $5 million or equiv alent (other than sales, leases or other dispositions approved pursuant to clause (A)); or entering into any agreement involving the foregoing;

                   (xi) the transfer of or the grant of a license to any
              material trademark or trade name of the Company or any Subsidiary (including trademarks or trade names used by the Company or a Subsidiary under license), other than (A) licenses of the "Club Macanudo" trademark or trade name in a manner consistent with past practice, (B) licenses for production or sale of tobacco accessories, and (C) customary licenses for sales promotions in the ordinary course.;

                   (xii) the entry into, modification, extension, termination or replacement of any financing or credit agreement, facility or other arrangement (A) providing for total borrowings by the Company in excess of $5 million or equivalent, or (B) such that the aggregate amount of the outstanding borrowings of the Company thereafter exceeds $10 million or equivalent, EXCEPT for the entry into the Initial Credit Facility and drawdowns or borrowings under the Initial Credit Facility, provided that the Company provides Swedish Match at least 10 days prior notice of any drawdowns or other borrowing under the Initial Credit Facility of an amount in excess of $10 million or equivalent;

                   (xiii) other than borrowings under the Initial Credit
              Facility, the issuance or sale of any bond, debenture, note or other similar instruments (A) for an amount in excess of $5 million or equivalent, and the redemption or repurchase, or the modification of the terms of, any such bond, debenture, note or similar instrument or (B) resulting in the aggregate amount of the outstanding borrowings of the Company thereafter exceeding $10 million or equivalent;

                   (xiv) the modification, extension or termination of the
              Initial Credit Facility;

                   (xv) incurrence of any guaranty obligation with respect to any indebtedness, liability or other obligation of any Person, other than any Subsidiary, (A) not in the ordinary course of business consistent with past practice, or (B) such that the aggregate amount of outstanding obligations guaranteed by the Company after incurring such guaranty obligation exceed $1.5 million or equivalent;

                   (xvi) other than with respect to purchases of raw materials and distribution or marketing of products in the ordinary course of business (excluding exclusive distribution or agency agreements or arrangements), entering into any agreement, commitment, understanding or arrangement, (A) having a term in excess of three years, or (B) if the aggregate amount reasonably expected to be received or paid thereunder by the Company exceeds $3 million or equivalent;

                   (xvii) the commencement or settlement by the Company of any suit, action or other proceeding (A) relating to alleged or actual health effects from use of tobacco products or the regulation of the production, sale or distribution of tobacco products, or (B) in which the amount involved (for such suit, action or other proceeding together related suits, actions or other proceedings) exceeds $500,000 or equivalent (without regard to whether the matter in question is covered by insurance or any indemnity, contribution or similar agreement or arrangement by or with any other Person);

                   (xviii) the appointment or dismissal of the Company's
              independent auditors or legal counsel;

                   (xix) the adoption or modification of any material accounting or tax principle or practice of the Company;

                   (xx) the entry by the Company into any new significant
              business activity or line of business;

                   (xxi) the modification, whether by amendment or supplement, of the Company's certificate of incorporation or bylaws; and

                   (xxii) the liquidation, petition for bankruptcy, winding-up, merger, consolidation, dissolution, split up or other similar transaction of or involving the Company.


              (c) In addition to any vote of the Directors required by applicable law or Section 3.5(a) or (b), in the event the Company or any Subsidiary proposes to enter into any Affiliate Agreement, or to modify or terminate any Affiliate Agreement, and in enforcing or abandoning the rights of the Company or any Subsidiary under or pursuant to any Affiliate Agreement (including the commencement or settlement of any suit or action), the approval of the directors not nominated by Swedish Match (if the Affiliate Agreement is with Swedish Match or any of its Affiliates) or the C&E Shareholders (if the Affiliate Agreement is with a C&E Shareholder or an Affiliate of a C&E Shareholder) shall be required to authorize the Company to take such action.

              (d) The parties agree and acknowledge that all requirements set forth in Section 3.5(b) regarding the approval of the taking of Fundamental Actions shall apply to all Subsidiaries, both individually and on a consolidated basis. The Shareholders further agree and acknowledge that all the requirements and thresholds set forth in
         Section 3.5(b) are intended to apply to the Company on both a consolidated and unconsolidated basis.

         Section 3.6. EXECUTIVE OFFICERS. (a) The Executive Officers shall be appointed by the Board from among the individuals designated by the party hereto having the right to designate a majority of the Directors pursuant to Section 3.1(a). If at any time the Person having the right to designate the nominees for Executive Officer proposes the removal of an Executive Officer, each of the Shareholders shall take all necessary action in their capacities as shareholders in order to cause the removal of such Executive Officer (including requesting the Directors nominated by them to vote for such removal). Upon any death, disability, retirement, resignation or removal of an Executive Officer, the replacement therefor shall be designated for appointment by the Board in accordance with the first sentence of this Section 3.6. The initial Chairman of the Board shall be Edgar M. Cullman, Sr., and the initial Chief Executive Officer shall be Edgar M. Cullman, Jr.

              (b) Swedish Match shall have the right to designate for approval by the Board at least one senior executive for a position with the Company to be agreed upon among Swedish Match, the C&E Representative and the Company (the "SM OFFICER"), and to remove or replace the SM Officer at any time. If at any time Swedish Match proposes the removal of the SM Officer, each of the Shareholders shall take all necessary action in their capacities as shareholder to cause the removal of the SM Officer (including requesting the Directors nominated by them to vote for such removal). Upon the death disability, retirement, resignation or removal of the SM Officer, the replacement therefor shall be designated by Swedish Match for appointment by the Board.

              Section 3.7. CONFLICTING CHARTER OR BYLAW PROVISION. Each Shareholder shall vote its shares of Common Stock, and shall take all other actions reasonably necessary, to ensure that the Company's certificate of incorporation and bylaws (I) facilitate compliance with this Agreement, including the management and governance of the Company in accordance with this
Article III, and (II) do not at any time conflict with any provision of this Agreement.

                                   ARTICLE IV
                            RESTRICTIONS ON TRANSFER

              Section 4.1. GENERAL. (a) After the Effective Time, none of the Shareholders or any of their successors in interest may, directly or indirectly, sell, transfer, assign, grant a participation in, option, pledge, hypothecate or otherwise dispose of or encumber (collectively, "TRANSFER") any of their Equity Securities, except (I) subject to Section 4.2, to a Permitted Transferee of such proposed transferor, (II) pursuant to Section 4.3 or 4.4, or (III) in the case of Equity Securities that are not Common Stock, pursuant to the terms and conditions of the agreement or instrument pursuant to which the applicable Equity Security was issued (as the same may be modified from time to time).

              (b) Any attempt by any Shareholder to transfer any Equity Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give effect in the Company's stock records to any such attempted Transfer.

              Section 4.2. TRANSFERS TO PERMITTED TRANSFEREES. No share of Common Stock shall be Transferred pursuant to clause (i) of Section 4.1 to any Permitted Transferee of the applicable Shareholder unless and until such Permitted Transferee shall have agreed in writing, in a manner acceptable in form and substance to Swedish Match (in the case of a proposed Transfer by a C&E Shareholder) and the C&E Representative (in the case of a proposed Transfer by Swedish Match), (I) to accept the shares of Common Stock Transferred to it subject to the terms and conditions of this Agreement, and (II) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Shareholder, and, if applicable, a C&E Shareholder, for all purposes of this Agreement.

              Section 4.3. PUT RIGHT OF C&E SHAREHOLDERS. (a) At any time during an Exercise Period, the C&E Shareholders shall have the right, upon the delivery of notice by the C&E Representative to Swedish Match in accordance with Section 4.3(d) (each, a "PUT NOTICE"), to sell all or a portion of the C&E Shares to Swedish Match or its designee in accordance with this Section 4.3 (each, a "PUT RIGHT").

              (b) The number of C&E Shares with respect to which the Put Right may be exercised during Year 4 Exercise Periods and Year 5 Exercise Periods shall be subject to the following limitations:

                   (i) In the case of a Put Right exercised during a Year 4
              Exercise Period, the number of C&E Shares with respect to which such Put Right may be exercised, when added to all C&E Shares previously sold to Swedish Match or its designee upon the exercise of Put Rights or Call Rights or to be sold to Swedish Match or its designee upon the exercise of such Put Right, may not exceed one-third of the Initial C&E Shares.

                   (ii) In the case of a Put Right exercised during a Year 5
              Exercise Period, the number of C&E Shares with respect to which such Put Right may be exercised, when added to all C&E Shares previously sold to Swedish Match or its designee upon the exercise of Put Rights or Call Rights or to be sold to Swedish Match or its designee upon the exercise of such Put Right, may not exceed two-thirds of the Initial C&E Shares.

              (c) The price for the sale of each C&E Share to Swedish Match upon the exercise of a Put Right shall be as follows (the "PUT PRICE"):

                   (i) In the case of a Put Right exercised during a Year 4
              Exercise Period, the amount equal to (A) the Put Formula divided by (B) the number of outstanding shares of Common Stock at the time of the exercise of the Put Right; PROVIDED that such price shall not exceed $23.00 nor be less than $15.00.

                   (ii) In the case of a Put Right exercised during a Year 5
              Exercise Period, the amount equal to (A) the Put Formula divided by (B) the number of outstanding shares of Common Stock at the time of the exercise of the Put Right; PROVIDED that such price shall not exceed $26.00 nor be less than $15.00.

                   (iii) In the case of a Put Right exercised during a Year 6
              Exercise Period, the amount equal to (A) the Put Formula divided by (B) the number of outstanding shares of Common Stock at the time of the exercise of the Put Right, PROVIDED that such price shall not exceed $28.50 nor be less than $15.00.

              (d) Each Put Notice shall specify (i) the number of C&E Shares to be sold to Swedish Match by each selling C&E Shareholder in connection with the exercise of such Put Right, which number may not exceed the amounts specified in Section 4.3(b) in the case of the exercise of a Put Right during a Year 4 Exercise Right or a Year 5 Exercise Right,
         (ii) the date for the closing of the purchase and sale of such C&E Shares, which date shall not be less than 20 days nor more than 45 days from the date of the Put Notice, and (iii) the calculation of the Put Price to be paid for the sale of such C&E Shares to Swedish Match pursuant to
         Section 4.3(c).

              (e) Upon the delivery of a Put Notice by the C&E Representative to Swedish Match, each C&E Shareholder named in the Put Notice shall be obligated to sell to Swedish Match, and Swedish Match shall be obligated to purchase from each such C&E Shareholder the number of C&E Shares specified in the Put Notice. A closing in respect of the purchase and sale of the C&E Shares specified in the Put Notice shall occur at the headquarters of the Company on the date for the closing specified in the Put Notice (or at such other place or date as Swedish Match and the C&E Representative may agree upon); PROVIDED that if Swedish Match shall have delivered a notice of disagreement of the Put Price specified in the Put Notice, such closing shall occur within ten days of the resolution of such disagreement pursuant to Section 4.6. At the closing:

                   (i) the C&E Representative shall deliver, or cause to be
              delivered, to Swedish Match or its designee, free and clear of all Liens, one or more stock certificates, duly endorsed or accompanied by stock powers duly endorsed in blank, evidencing all the C&E Shares being sold to Swedish Match or its designee in connection with the exercise of such Put Right;

                   (ii) Swedish Match or its designee shall deliver by wire
              transfer of immediately available funds to the bank account designated by the C&E Representative at least five days prior to such closing, an amount equal to the aggregate Put Price for all C&E Shares being sold in connection with the exercise of such Put Right; and

                   (iii) the Company shall deliver (A) to Swedish Match a new stock certificate or certificates, duly executed and issued in the name of Swedish Match or its designee, evidencing all the C&E Shares sold to Swedish Match or its designee at such closing, and
              (B) to the C&E Representative a new stock certificate or certificates, duly executed and issued in the name of the selling C&E Shareholders, evidencing the C&E Shares owned by such C&E Shareholders following such closing

All the foregoing deliverables shall be deemed to be made simultaneously, and none shall be deemed completed until all have been completed.

              Section 4.4. CALL RIGHT OF SWEDISH MATCH. (a) At any time during an Exercise Period, Swedish Match or its designee shall have the right, upon the delivery of notice to the C&E Representative in accordance with Section 4.4(d) (each, a "CALL

NOTICE"), to purchase all or a portion of the C&E Shares from the C&E Shareholders, on a pro rata basis (except as otherwise determined by the C&E Representative in accordance with the first sentence of Section 4.4(e)), in accordance with this Section 4.4 (each, a "CALL RIGHT").

              (b) The number of C&E Shares with respect to which the Call Right may be exercised during Year 4 Exercise Periods and Year 5 Exercise Periods shall be subject to the following limitations:

                   (i) In the case of a Call Right exercised during a Year 4
              Exercise Period, the number of C&E Shares with respect to which such Call Right may be exercised, when added to all C&E Shares previously purchased by Swedish Match or its designee upon the exercise of Put Rights or Call Rights or to be purchased by Swedish Match or its designee upon the exercise of such Call Right, may not exceed one-third of the Initial C&E Shares.

                   (ii) In the case of a Call Right exercised during a Year 5
              Exercise Period, the number of C&E Shares with respect to which such Call Right may be exercised, when added to all C&E Shares previously purchased by Swedish Match or its designee upon the exercise of Put Rights or Call Rights or to be purchased by Swedish Match or its designee upon the exercise of such Call Right, may not exceed two-thirds of the Initial C&E Shares.

              (c) The price for the sale of each C&E Share to Swedish Match upon the exercise of a Call Right shall be as follows (the "CALL PRICE"):

                   (i) In the case of a Call Right exercised during a Year 4
              Exercise Period, the greater of (A) $23.00 and (B) the amount equal to (x) the Call Formula divided by (y) the number of outstanding shares of Common Stock at the time of the exercise of the Call Right.

                   (ii) In the case of a Call Right exercised during a Year 5
              Exercise Period, the greater of (A) $26.00 and (B) the amount equal to (x) the Call Formula divided by (y) the number of outstanding shares of Common Stock at the time of the exercise of the Call Right.

                   (iii) In the case of a Call Right exercised during a Year 6
              Exercise Period, the greater of (A) $28.50 and (B) the amount equal to (x) the Call Formula divided by (y) the number of outstanding shares of Common Stock at the time of the exercise of the Call Right.

              (d) Each Call Notice shall specify (i) the number of C&E Shares to be purchased by Swedish Match in connection with the exercise of such Call Right, which number may not exceed the amounts specified in
         Section 4.4(b) in the case of the exercise of a Call Right during a Year 4 Exercise Right or a Year 5 Exercise Right, (ii) the date for the closing of the purchase and sale of such C&E Shares, which date shall not be less than 20 days nor more than 45 days from the date of the Call Notice, and (iii) the calculation of the Call Price to be paid for the purchase of such C&E Shares by Swedish Match pursuant to Section 4.4(c).

              (e) Upon the delivery of a Call Notice by Swedish Match to the C&E Representative, Swedish Match shall be obligated to purchase from each C&E Shareholder, and each such C&E Shareholder shall be obligated to sell to Swedish Match, such C&E Shareholder's Pro Rata Call Amount of the C&E Shares; PROVIDED that the C&E Representative has the right to modify the number of C&E Shares that each C&E Shareholder shall be obligated to sell to Swedish Match so long as (x) the total number of C&E Shares to be purchased by Swedish Match is the same as the number specified by Swedish Match in the Call Notice, and (y) neither Principal C&E Shareholder may sell more than his Pro Rata Call Amount pursuant to any Call Notice. A closing in respect of the purchase and sale of the C&E Shares specified in the Call Notice shall occur at the headquarters of the Company on the date for the closing specified in the Call Notice (or at such other place or date as Swedish Match and the C&E Representative may agree upon); PROVIDED that if the C&E Representative shall have delivered a notice of disagreement of the Call Price specified in the Call Notice, such closing shall occur within ten days of the resolution of such disagreement pursuant to
         Section 4.6. At the closing:

                   (i) the C&E Representative shall deliver, or cause to be
              delivered, to Swedish Match or its designee, free and clear of all Liens, one or more stock certificates, duly endorsed or accompanied by stock powers duly endorsed in blank, evidencing all the C&E Shares being purchased by Swedish Match or its designee in connection with the exercise of such Call Right;

                   (ii) Swedish Match or its designee shall deliver by wire
              transfer of immediately available funds to the bank account designated by the C&E Representative at least five days prior to such closing, amount equal to the aggregate Call Price for all C&E Shares being purchased in connection with the exercise of such Call Right; and

                   (iii) The Company shall deliver (A) to Swedish Match a new stock certificate or certificates, duly executed and issued in the name of Swedish Match or its designee, evidencing all the C&E Shares purchased by Swedish Match or its designee at such closing and (B) to the C&E Representative a new stock certificate or certificates, duly executed and issued in the name of each selling C&E Shareholder, evidencing the C&E Shares owned by each C&E Shareholder following such closing.

All the foregoing deliverables shall be deemed to be made simultaneously, and none shall be deemed completed until all have been completed.

              Section 4.5. DESIGNATED PURCHASER. If Swedish Match is required to purchase any C&E Shares upon the exercise of a Put Right, or has the right to purchase any C&E Shares upon the exercise of a Call Right, Swedish Match may, at its option, designate one or more of its Affiliates to purchase all or a portion of such C&E Shares. In such event, Swedish Match shall cause its designee to pay the applicable Put Price or Call Price, as the case may be, and shall be liable for the performance by its designee of all obligations with respect to the purchase of the C&E Shares pursuant to the exercise of the Put Right or Call Right, as the case may be.

              Section 4.6. DISAGREEMENT OVER PUT PRICE OR CALL PRICE. (a) In the event Swedish Match disagrees with the calculation of a Put Price specified in a Put Notice, or the C&E Representatives disagree with the calculation of a Call Price specified in a Call Notice, Swedish Match or the C&E Representatives, as the case may be, shall, within 15 days of the delivery of the Put Notice or Call Notice, as the case may be, deliver written notice of such disagreement to the other party, together with an explanation of its disagreement. Thereafter, Swedish Match and the C&E Representatives shall negotiate in good faith to resolve such disagreement. If Swedish Match and the C&E Representatives are unable to reach a resolution within 15 days of the delivery of the notice of disagreement, Swedish Match and the C&E Representatives shall promptly submit such disagreement for resolution to an internationally recognized, independent accounting firm mutually acceptable to Swedish Match and the C&E Representative (the "ARBITRATOR"). The Arbitrator shall, within 15 days after submission (unless an audit of Semi-Annual Statements is requested pursuant to Section 4.6(b), in which case within 45 days after submission), determine and report to Swedish Match and the C&E Representatives its determination of the Put Price or Call Price, as the case may be, and such determination shall be final and binding on the parties.

              (b) In the event that Swedish Match or the C&E Representatives deliver a notice of disagreement with a Put Price or a Call Price, as the case may be, pursuant to Section 4.6(a) and the applicable Put Right or the Call Right is exercised during an Exercise Period following the delivery of Semi-Annual Statements, then the party delivering such notice of disagreement may, by written notice to the other parties hereto within 15 days of the delivery of the notice of disagreement, demand an audit of such SemiAnnual Statements by the Arbitrator and the Company shall promptly request the

         Arbitrator to conduct such audit. The Arbitrator shall, within 45 days of such request, audit such Semi-Annual Statements and deliver its opinion with respect to such SemiAnnual Statements. The Company shall provide such books and records and other information to the Arbitrator as may be necessary or appropriate with respect to such audit and shall make such adjustments and modifications to the Semi-Annual Statements as may be required or deemed appropriate by the Arbitrator for the delivery of an unqualified opinion with respect to such Semi-Annual Statements.

              (e) The fees and expenses of the Arbitrator shall be borne one-half by Swedish Match and one-half by the C&E Representatives; PROVIDED that if Swedish Match or the C&E Representatives request an audit of Semi-Annual Statements pursuant to Section 4.6(b) and the determination of the Put Price or Call Price, as the case may be, by the Arbitrator following such audit deviates by 3% or less than the Put Price or Call Price proposed in the applicable Put Notice or Call Notice, the party requesting such audit shall bear all the fees and expenses of the Arbitrator in connection with such audit.

              Section 4.7. LEGEND. Any certificate for any share of Common Stock that is issued to any Shareholder on or after the Effective Time shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED AS OF JANUARY 19, 2000, AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.

                                    ARTICLE V
                         OTHER COVENANTS AND AGREEMENTS

              Section 5.1. C&E REPRESENTATIVE. (a) Each C&E Shareholder hereby designates and appoints (and each Permitted Transferee of each such C&E Shareholder is hereby deemed to have so designated and appointed) each Principal C&E Shareholder, acting jointly or individually, as its attorney(s)-in-fact with full power of substitution for each of them (each, in such capacity, a "C&E REPRESENTATIVE"), to serve as the representative(s) of each such C&E Shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such person and hereby acknowledges that the C&E Representatives shall be the only persons authorized to take any action so required, authorized or contemplated by this Agreement by each such C&E Shareholder. Each such C&E Shareholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such C&E Shareholder. Each such C&E Shareholder hereby authorizes (and each such Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notices or other action taken by such C&E Shareholder pursuant to this Agreement, except for notice and actions taken by any C&E Representatives. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the C&E Representatives and are and will be entitled and authorized to give notices only to the C&E Representatives for any notice contemplated by this Agreement to be given to any such C&E Shareholder. A successor to the C&E Representatives may be chosen by a majority in interest of the C&E Shareholders; PROVIDED that notice thereof is given by the new C&E Representative to the Company and to Swedish Match.

              (b) In the event that any C&E Shareholder desires to exercise a Put Right during any Exercise Period, such C&E Shareholder shall notify the C&E Representative, no later than 20 days prior to the last day of such Exercise Period, of such C&E Shareholder's desire to exercise a Put Right during such Exercise Period. Each notice given to the C&E Representative pursuant to this Section 5.1(b) shall specify the name of the C&E Shareholder desiring to exercise the Put Right and the number of C&E Shares proposed to be sold by such C&E Shareholder during the applicable Exercise Period. In the event that the C&E Representatives receive from C&E Shareholders notices representing a greater number of C&E Shares than are permitted be sold in such Exercise Period pursuant to Section 4.3(b), the C&E Representative shall reduce the number of shares proposed to be sold by each C&E Shareholder's Pro Rata Put Amount (unless the C&E Representatives and the C&E Shareholders desiring to sell shares during such Exercise period agree to modify the number of C&E Shares being sold by each such C&E Shareholder). Notwithstanding the foregoing, Swedish Match may, at all times, rely on the Put Notice delivered pursuant to Section 4.3, and Swedish Match shall have no obligation to purchase any C&E Shares pursuant to the exercise of a Put Right until the receipt by Swedish Match of a Put Notice from the C&E Representative in accordance with
         Section 4.3.

              Section 5.2. CONFIDENTIALITY. (a) No Shareholder shall, and each Shareholder shall cause its Affiliates not to, use for any purpose or disclose to any Person (other than to other Shareholders), any Confidential Information, except as required by applicable laws or regulations. In the event any Shareholder or any of its Affiliates is required to disclose any Confidential Information under any law or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or process to which a Shareholder is subject), such Person shall, to the extent practicable, promptly notify the other parties of such requirement so that such other parties may seek an appropriate protective order or similar relief.

              (b) "CONFIDENTIAL INFORMATION" means (i) any information concerning the Company and Subsidiaries, and Persons which become Subsidiaries, or the financial condition, business, operations or prospects of the Company and, Persons which become Subsidiaries in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a Director) and (ii) any information concerning this Agreement or the transactions contemplated by this Agreement; PROVIDED that the term "Confidential Information" does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (collectively, "REPRESENTATIVES") in violation of this Agreement, (y) is or was available to such Shareholder on a nonconfidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or
         (z) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

              Section 5.3. FINANCIAL INFORMATION AND OTHER REPORTS. The Company shall prepare and furnish to Swedish Match and the C&E Representative:

              (a) as soon as available and in any event, within 30 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and the consolidated Subsidiaries as at the end of such year and the related audited consolidated statement of operations, changes in equity (deficit) and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with all notes and schedules required by GAAP, and audited by PricewaterhouseCoopers, LLP (the "ANNUAL STATEMENTS");

              (b) as soon as available and in any event within 30 days after the end of the second quarter of each fiscal year of the Company, an audited consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and the related audited consolidated statement of operations, changes in equity (deficit) and cash flows for such six-month period, setting forth in each case in comparative form the figures for such six-month period in the previous fiscal year and for the corresponding portion of the previous year (the "SEMIANNUAL STATEMENTS");

              (c) as soon as available and in any event within 20 days after the end of each of the first and third quarters of each fiscal year, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter, and the related consolidated statement of operations, changes in equity (deficit) and cash flows for such quarter and for the current fiscal year to date, setting forth in each case in comparative form the figures for such quarter in the previous fiscal year and for the corresponding portion of the previous fiscal year; and

              (d) as soon as available and in any event within five days after the end of each month, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such month, and the related consolidated statement of operations for such month and for the current fiscal year to date, setting forth in each case in comparative form the figures for such month in the previous fiscal year and the corresponding portion of the previous fiscal year.

All such financial statements shall present fairly in all material respects the consolidated financial condition of the Company and the consolidated Subsidiaries as at the applicable dates, and the consolidated results of their operations, changes in equity (deficit) and cash flows for the periods reflected therein, and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (in the case of the financial statements referred to in Sections 5.3(b), (c) and (d), subject to normal year-end audit procedures).

              Section 5.4. TRUST AND SECURITY AGREEMENT. Immediately following the Effective Time, each C&E Shareholder and Swedish Match shall execute and deliver a trust and security agreement, having such terms and conditions as Swedish Match and the C&E Representatives shall agree upon, with a security agent mutually acceptable to Swedish Match and the C&E Representatives, pursuant to which (i) each C&E Shareholder shall pledge, and grant a valid perfected security interest in, its C&E Shares to the security agent for the benefit of Swedish Match to secure the due and prompt performance by such C&E Shareholder of its obligations upon the exercise by Swedish Match of Call Rights, and (ii) Swedish Match shall pledge, and grant a valid perfected security interest in, its shares of Common Stock to the security agent for the benefit of the C&E Shareholders to secure the due and prompt performance by Swedish Match of its obligations upon the exercise by the C&E Shareholders of the Put Rights.

              Section 5.5. NON-COMPETITION; NON-SOLICITATION. (a) At all times during the Restricted Period, neither Principal C&E Shareholder shall, directly and indirectly, (i) become employed by, (ii) engage in business with, (iii) serve as an agent or consultant to, or (iv) become a partner, member, principal or stockholder (other than a holder of less than 5% of any outstanding publicly held security) of, any Person that competes in any material way with any part of the business of the Company or any Subsidiary. Each Principal C&E Shareholder agrees and acknowledges that the Company and the Subsidiaries are engaged in business in each of the states of the United States and throughout the world.

              (b) At all times during the Restricted Period, neither Principal C&E Shareholder shall, directly and indirectly, for his own account or for the account of any other Person, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company or any Subsidiary with any person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any Subsidiary other than any such solicitation or employment on behalf of the Company or any Subsidiary, or (ii) induce any employee of the Company or any Subsidiary who is a member of management to engage in any activity which the Principal C&E Shareholder is prohibited from engaging in under this Section 5.5 or to terminate his employment with the Company or such Subsidiary.

              (c) At all times during the Restricted Period, neither Principal C&E Shareholder shall, directly and indirectly, for his own account or for the account of any other Person, solicit or otherwise attempt to establish any business relationship with any Person, which is or was a supplier, customer, client or distributor of the Company or any Subsidiary, with respect to any business or activity that competes or would compete, directly or indirectly, in any material way with any part of the business of the Company or any Subsidiary.

              (d) Each Principal C&E Shareholder acknowledges and agrees that
         (i) the covenants, obligations and agreements of such Principal C&E Shareholder contained in this Section 5.5 relate to special, unique and extraordinary matters, (ii) Swedish Match is and will be relying on such covenants in connection with purchases of C&E Shares pursuant to the Put Rights or Call Rights, and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause the Company and Swedish Match irreparable injury for which adequate remedies are not available at law. Therefore, each Principal C&E Shareholder agrees that the Company and Swedish Match shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Principal C&E Shareholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company and Swedish Match may have.

              Section 5.6. FURTHER ASSURANCES. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional documents and instruments as the other parties may reasonably request to carry out the intent and purposes of this Agreement and consummate the transactions contemplated by this Agreement.


                                   ARTICLE VI
                                  MISCELLANEOUS

              Section 6.1. EFFECTIVENESS; TERMINATION. (a) Except for Article II, this Agreement shall be effective, and the rights and obligations of the parties under this Agreement shall commence, without any action or notice by any party, as of the Effective Time. No party shall have any right or obligation under this Agreement prior to the Effective Time, other than for any inaccuracy in or breach of any representation or warranty of such party in Article II.

              (b) This Agreement shall terminate without any action or notice by any party (i) upon the C&E Shareholders ceasing to own any shares of Common Stock, or (ii) at any time by written agreement of Swedish Match, the C&E Representative (on behalf of the C&E Shareholders) and the Company, or (iii) the termination of the Merger Agreement in accordance with the terms thereof; PROVIDED that, in the event of the termination of this Agreement pursuant to clause (i) or (ii) of this
         Section 6.1(b), the obligations of each Principal C&E Shareholders under Section 5.5, and Sections 6.2, 6.3, 6.6, 6.7, 6.8 and 6.9, shall survive such termination until the expiration of the Restricted Period for such C&E Principal Shareholder.

              Section 6.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OR RULES OF CONFLICTS OF LAWS THEREOF.

              Section 6.3. JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of Delaware or the United States District Court for the District of Delaware (each, a "DELAWARE COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

              (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

              Section 6.4. AMENDMENT, WAIVERS, ETC. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Swedish Match, the C&E Representative and the Company. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

              Section 6.5. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; PROVIDED that (i) any Person acquiring shares of Common Stock in accordance with this Section 4.2 shall, upon the delivery of the documents contemplated by Section 4.2, become a "Shareholder", and if such Person is a Permitted Transferee of a C&E Shareholder, such Person shall also be deemed a "C&E Shareholder", and (ii) Swedish Match may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any Permitted Transferee of Swedish Match, provided that no such assignment or transfer shall relieve Swedish Match of any liability under this Agreement, and Swedish Match shall be jointly and severally liable for the obligations of its Permitted Transferee under this Agreement.

              (b) This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

              Section 6.6. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

              (i)     if to Swedish Match to:

                      Swedish Match AB
                      SE-118 85 Stockholm
                      Sweden
                      Attn: Senior Vice President and Legal Counsel
                      Telecopy: (46-8) 720-7656

                      with a copy to:
                      Debevoise & Plimpton
                      875 Third Avenue
                      New York, New York  10022
                      Attn.:  Paul S. Bird
                      Telecopy: (1-212) 909-6836;

              (ii)    if to any C&E Shareholder to:

                      Edgar M. Cullman, Sr.
                      Edgar M. Cullman, Jr.
                      c/o General Cigar Holdings, Inc.
                      387 Park Avenue South
                      New York, New York   10016-8899
                      Fax: (1-212) 561-8791

                      with a copy to:
                      Latham & Watkins
                      885 Third Avenue
                      New York, New York 10022-4802
                      Attn:  R. Ronald Hopkinson
                      Telecopy:  (1-212) 751-4864

              (iii)   if to the Company to:

                      General Cigar Holdings, Inc.
                      387 Park Avenue South
                      New York, New York 10016-8899
                      Attn.: General Counsel
                      Telecopy: (1-212) 561-8791

              Section 6.7. REMEDIES. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

              Section 6.8. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there may be no adequate remedy at law for the failure by such party to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that its agreement contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

              Section 6.9. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

              Section 6.10. INTEGRATION. This Agreement, including the Schedules hereto, the Stock Purchase Agreement and the C&E Voting Agreement constitute the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings or agreements relating to the subject matter hereof and thereof.

              Section 6.11. SECTION HEADINGS. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              Section 6.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              Section 6.13. INDEMNITY. The C&E Shareholders, severally and not jointly, hereby agree to, and shall, indemnify the C&E Representative and hold the C&E Representative harmless from and against any and all loss, cost, liability, expense, claims, injuries, or other detriment (including without limitation payment of court costs and attorneys' fees) that the C&E Representative shall incur from or with respect to its performance under this Agreement except to the extent caused by the C&E Representative's intentionally wrongful conduct or negligence.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date above written.

                                  GENERAL CIGAR HOLDING, INC.

                                  By: /s/Edgar M. Cullman
                                     ---------------------------------
                                     Name:
                                     Title:

                                  SWEDISH MATCH AB

                                  By: /s/Edgar M. Cullman, Jr.
                                     ---------------------------------
                                     Name:
                                     Title:

Each of the undersigned hereby acknowledges and accepts his appointment as a C&E
Representative pursuant to Section 5.1(a):


/s/Edgar M. Cullman
------------------------
Edgar M. Cullman


/s/Edgar M. Cullman, Jr.
------------------------
Edgar M. Cullman, Jr.

I.       TRUSTS OF WHICH LOUISE B. CULLMAN IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139



18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst :             17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131

28.      Trust Created by Rita G. Bloomingdale
         Dated 11/27/31 For The Benefit of
         Louise B. Cullman                                               133,367                       13-6045860

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger                                                 24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

33.      Trust Created by Louise B. Cullman
         Dated 12/16/43 For The Benefit of
         Lucy C. Danziger:                                                98,976         1             13-6102581

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

41.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

42.      Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants:                                    85,479         1             13-6102592

43.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           11,165         1             13-6102595


56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of

         Edgar M. Cullman, Jr.:                                          178,667                       113-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr:                                            61,215         1             13-6102603

66.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

67.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

68.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants                                90,387         1             13-6102602

76.      Trust Created by Samuel J. & Rita G. Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman                                                226,190                       13-6102604

77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman                                                 83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman, Trustees:                                     115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

83.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169


84.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

85.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612


                                                                  /s/ Louise B. Cullman
                                                                  -------------------------------------
                                                                  Louise B. Cullman, not in her individual
                                                                  capacity but solely as a trustee of the
                                                                  above named trusts

27.      Louise B. Cullman - personal                                    459,716                       ###-##-####


                                                                  /s/ Louise B. Cullman
                                                                  -----------------------------------
                                                                  Louise B. Cullman, in her individual capacity


II.      TRUSTS OF WHICH EDGAR M. CULLMAN IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                                24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

33.      Trust Created by Louise B. Cullman
         Dated 12/16/43 For The Benefit of
         Lucy C. Danziger:                                                98,976         1             13-6102581

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590


46       Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants:                                    85,479         1             13-6102592

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589

48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                          111,165         1             13-6102595

56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667         1             13-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr.:                                           61,215         1             13-6102603

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

72.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               90,387         1             13-6102602

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598

76.      Trust Created by Samuel J. & Rita G.Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman:                                               226,190                       13-6102604


77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman:                                                83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                               115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       3-6102609

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

90.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612


                                                              /s/ Edgar M. Cullman
                                                              ---------------------------------------
                                                              Edgar M. Cullman, not in his individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

25.      Edgar M. Cullman - personal                                     494,071       101             ###-##-####


                                                               /s/ Edgar M. Cullman
                                                               --------------------------------------------
                                                               Edgar M. Cullman, in his individual capacity


92.      Samuel J. Bloomingdale Foundation                                87,319                       13-6099790

93.      Louise B. & Edgar M. Cullman Foundation                          28,451                       13-6100041

95.      Justus Heijmans Foundation                                          889                       13-6272082


                                                              /s/ Edgar M. Cullman
                                                              ---------------------------------------
                                                              Edgar M. Cullman, not in his individual
                                                              capacity but solely as President for
                                                              the above named Foundations.


III.     TRUSTS OF WHICH LUCY C. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                                24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

46.      Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants :                                   85,479         1             13-6102592

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589


48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:.                                   46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              173,270         1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598


83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611


                                                              /s/ Lucy C. Danziger
                                                              ---------------------------------------
                                                              Lucy C. Danziger, not in her individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.

29.      Lucy C. Danziger - personal                                     363,834         1             ###-##-####


                                                               /s/ Lucy C. Danziger
                                                               --------------------------------------------
                                                               Lucy C. Danziger, in her individual capacity


91.      B. Bros. Realty Limited Partnership
         Lucy C. Danziger & John L. Ernst
         General Partners                                              1,039,338         1             13-3313591


                                                              /s/ Lucy C. Danziger
                                                              ---------------------------------------
                                                              Lucy C. Danziger, not in her individual
                                                              capacity but sole as General Partner
                                                              for the above named Partnership


IV.      TRUSTS OF WHICH EDGAR M. CULLMAN, JR. IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

21.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of Carolyn S. Fabrici
         Family:                                                           8,891                       13-6810526

26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

38       Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589


48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                    15,335         1             13-6102588

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                          111,165         1             13-6102595

56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667         1             13-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr.:                                           61,215         1             13-6102603

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                             173,270          1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600


71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

72.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               90,387         1             13-6102602

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610


                                                              /s/ Edgar M. Cullman
                                                              ----------------------------------
                                                              Edgar M. Cullman, Jr. not in his individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.


54.      Edgar M. Cullman, Jr. - personal                                539,252         1             ###-##-####

                                                                  /s/ Edgar M. Cullman
                                                                  -------------------------------------------
                                                                  Edgar M. Cullman, in his individual capacity


V.       TRUSTS OF WHICH SUSAN R. CULLMAN IS A TRUSTEE:


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589

48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012


64.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

65.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              173,270         1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877         1             13-6102598

76.      Trust Created by Samuel J. & Rita G. Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman:                                               226,190                       13-6102604

77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman:                                                83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                               115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of


VII.     TRUSTS OF WHICH JOHN L. ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

12.      Trust Created U/W/P Susan B. Ernst
         Dated 4/19/81 For The Benefit of John L. Ernst
         Family:                                                          33,155         1             13-6810525

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139



VIII.    TRUST OF WHICH ALEXANDRA ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144


23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131


                                                              /s/ Alexandra Ernst
                                                              --------------------------------------
                                                              Alexandra Ernst, not in her individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

4.       Alexandra Ernst - personal                                        6,881                       ###-##-####


                                                              /s/ Alexandra Ernst
                                                              -------------------------------------------
                                                              Alexandra Ernst, in her individual capacity


18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

21.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of Carolyn S. Fabrici
         Family:                                                           8,891                       13-6810526

23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147


                                                               /s/ John L. Ernst
                                                               ------------------------------------
                                                               John L. Ernst, not in his individual
                                                               capacity but solely as a trustee of
                                                               the above named trusts


1.       John L. Ernst - personal                                         26,673         1             ###-##-####

                                                               /s/ John L. Ernst
                                                               -----------------------------------------
                                                               John L. Ernst, in his individual capacity

5.       Jessica P. Ernst - personal                                       5,556                       101-66-910

                                                                /s/ John L. Ernst
                                                                --------------------------------------------------
                                                                John L. Ernst, not in his individual capacity, but
                                                                as Parent of the above named minor child

22.      Dorothy P. Ernst - personal
         John L. Ernst, Guardian                                          11,909         1             065-38-791


                                                               /s/ John L. Ernst
                                                               -------------------------------------
                                                               John L. Ernst, not in his individual
                                                               capacity but solely as Guardian for the
                                                               above named individual


         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

90.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612



                                                              /s/ Susan R. Cullman
                                                              --------------------------------------------
                                                              Susan R. Cullman, not in her individual
                                                              capacity but solely as a trustee of the above
                                                              named trusts

75.      Susan R. Cullman - personal                                     390,165                       ###-##-####


                                                              /s/ Susan R. Cullman
                                                              ---------------------------------------------
                                                              Susan R. Cullman, in her individual capacity


VI.      TRUSTS OF WHICH CAROLYN S. FABRICI IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                      5,675         1             13-6100144

19.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149


23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst :             17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131



                                                               /s/ Carolyn S. Fabrici
                                                              -----------------------------------------
                                                              Carolyn S. Fabrici, not in her individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

13.      Carolyn S. Fabrici - personal                                   106,062                       ###-##-####



                                                              /s/ Carolyn S. Fabrici
                                                              ---------------------------------------------
                                                              Carolyn S. Fabrici, in her individual capacity


IX.      TRUSTS OF WHICH FREDERICK M. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
12.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of John L. Ernst
         Family:                                                          33,155         1             13-6810525

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

36.      Trust Created by Lucy C. Danziger
         Dated 12/24/69 For The Benefit of
         Rebecca D. Gamzon:                                              101,358         1             13-6345528

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

52.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Frederick M. Danziger:                                            6,223                       13-6159963


53.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Richard M. Danziger:                                             13,336                       13-6159970

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017



                                                     /s/ Frederick M. Danziger
                                                     --------------------------------------------
                                                     Frederick M. Danziger, not in his individual
                                                     capacity but solely as a trustee of the above
                                                     named trusts


51.      Frederick M. Danziger - personal                                 73,538                       ###-##-####


                                                     /s/ Frederick M. Danziger
                                                     ------------------------------------------------
                                                     Frederick M. Danziger in his individual capacity


TRUSTS OF WHICH ELISSA F. CULLMAN IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011



                                                                      /s/ Elissa F. Cullman
                                                                      ----------------------------------------
                                                                      Elissa F. Cullman, not in her individual
                                                                      capacity but solely as a trustee of the
                                                                      above named trusts

74.      Elissa F. Cullman - personal                                     75,574                       ###-##-####


                                                                      /s/ Elissa F. Cullman
                                                                      ---------------------------------------------
                                                                      Elissa F. Cullman, in her individual capacity


XI.      TRUSTS OF WHICH MARGOT P. ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143



                                                                      /s/ Margot P. Ernst
                                                                      -----------------------------------
                                                                      Margot P. Ernst, not in her individual
                                                                      capacity but solely as a trustee of the above
                                                                      named trusts


XII. TRUSTS OF WHICH RICHARD M. DANZIGER IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
36.      Trust Created by Lucy C. Danziger
         Dated 12/24/69 For The Benefit of
         Rebecca D. Gamzon:                                              101,358         1             13-6345528

52.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Frederick M. Danziger:                                            6,223                       13-6159963

53.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Richard M. Danziger                                              13,336                       13-6159970



                                                                      /s/ Richard M. Danziger
                                                                      ---------------------------------------------
                                                                      Richard M. Danziger, not in his individual
                                                                      capacity but solely as a trustee of the above
                                                                      named trusts



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
91.      B. Bros. Realty Limited Partnership
         Lucy C. Danziger & John L. Ernst
         General Partners                                              1,039,338         1             13-3313591


                                                                  /s/ Lucy C. Danziger
                                                                  ---------------------------------
                                                                  Lucy C. Danziger, as General Partner

                                                                  /s/ John L. Ernst
                                                                  ---------------------------------
                                                                  John L. Ernst, as General Partner


92.      Samuel J. Bloomingdale Foundation                                87,319                       13-6099790


                                                                  /s/ Susan R. Cullman
                                                                  -----------------------------------
                                                                  Susan R. Cullman, as President


93.      Louise B. & Edgar M. Cullman Foundation                          28,451                       13-6100041


                                                                  /s/ Susan R. Cullman
                                                                  ------------------------------------
                                                                  Susan R. Cullman, as President


95.      Justus Heijmans Foundation                                          889                       13-6272082


                                                                  /s/ Edgar M. Cullman
                                                                  -------------------------------------
                                                                  Edgar M. Cullman, as Trustee


94.      Richard C. & Susan B. Ernst Foundation                           53,560                       13-6153761


                                                                  /s/ John L. Ernst
                                                                  --------------------------------------
                                                                   John L. Ernst, as President



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------

4.       Alexandra Ernst - personal                                        6,881                       ###-##-####

         /s/ Alexandra Ernst
         ---------------------------


6.       Matthew L. Ernst - personal                                       5,556                       ###-##-####

         /s/ Matthew L. Ernst
         ---------------------------


59.      Edgar M. Cullman, III - personal                                 60,431         1             ###-##-####

         /s/ Edgar M. Cullman
         ---------------------------


62.      Samuel B. Cullman - personal                                     83,550         1             ###-##-####

         /s/ Samuel B. Cullman
         ---------------------------


65.      Georgina D. Cullman - personal                                   34,577         1             ###-##-####

         /s/ Georgina D. Cullman
         ---------------------------


82.      Carolyn B. Sicher - personal                                     95,233         1             ###-##-####

         /s/ Carolyn B. Sicher
         ---------------------------


                                                                      EXHIBIT C


                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of January 19, 2000, between certain shareholders signatories hereto (each a "C&E SHAREHOLDER" and together the "C&E SHAREHOLDERS") of General Cigar Holdings, Inc., a Delaware corporation (the "COMPANY"), and Swedish Match AB, a Kingdom of Sweden corporation ("SWEDISH MATCH").


                                    RECITALS


                  A. Whereas, Swedish Match desires to purchase from C&E Shareholders and C&E Shareholders desire to sell to Swedish Match, an aggregate of 3.5 million shares of Class B Common Stock of the Company (the "STOCK PURCHASE").

                  B. Whereas concurrently with the execution and delivery of this Agreement Swedish Match, the Company and SM Merger Corporation, a Delaware corporation ("SM ACQUISITION"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger of SM Acquisition with and into the Company (the "MERGER").

                  C. All terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.


                                    AGREEMENT


                  NOW, THEREFORE, In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I.   PURCHASE OF COMPANY SHARES

     1.1 SALE OF THE COMPANY SHARES. Upon the terms and subject to the conditions contained herein, at the Closing each C&E Shareholder shall sell, convey, transfer, assign and deliver to Swedish Match the shares of Class B Common Stock of the Company set forth with respect to such C&E Shareholder on Schedule A hereto (the "SHARES"), free and clear of all Liens (provided that the C&E Representative shall have the right, upon notice to Swedish Match, to modify the allocation of shares set forth on Schedule A among the C&E Shareholders prior to the Closing as long as (i) the aggregate number of Shares being sold by all the C&E Shareholders remains unchanged and (ii) Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr., do not sell more than one third of their current holdings of shares of Class B Common Stock (owned directly or indirectly) pursuant to this Agreement.

     1.2 CONSIDERATION FOR THE SHARES. Upon the terms and subject to the conditions contained herein, at the Closing, Swedish Match shall pay to the C&E Shareholders $15.00 per Share, constituting an aggregate of $52.5 million (the " AGGREGATE PURCHASE PRICE").

     1.3 DELIVERY OF SHARES. At the Closing the C&E Representative will deliver to Swedish Match a duly issued and executed stock certificate, registered in the name of Swedish Match and representing all the Shares being sold hereunder.

     1.4 DELIVERY OF PURCHASE PRICE. At the Closing, Swedish Match will deliver to the C&E Representative the Aggregate Purchase Price in immediately available funds payable to the account designated by the C&E Representative. Swedish Match's obligations with respect to the delivery of the purchase price for the Shares shall terminate upon the delivery of the Aggregate Purchase Price in accordance with the first sentence of this Section 1.4, and the C&E Representative shall be solely responsible for the distribution to each C&E Shareholder of its portion of the Aggregate Purchase Price.

     1.5 THE CLOSING. The Closing of the purchase and sale of the Shares hereunder (the "CLOSING") shall occur immediately prior to consummation of the Merger, provided that all conditions precedent to consummation of the Merger (other than as agreed upon by Swedish Match and the C&E Representative) have been satisfied.

II.  SWEDISH MATCH'S REPRESENTATIONS AND WARRANTIES

     Swedish Match represents and warrants to the C&E Shareholders as of the Closing Date as follows:

     2.1 ORGANIZATION AND STANDING. Swedish Match is duly organized, validly existing and in good standing under the laws of the Kingdom of Sweden and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets.

     2.2 CORPORATE POWER; AUTHORIZATION. Swedish Match has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Swedish Match, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Swedish Match. This Agreement has been duly executed and delivered by Swedish Match and constitutes a valid and binding obligation of Swedish Match enforceable in accordance with its terms.

     2.3 NO CONFLICTS. Neither the execution and delivery of this Agreement by Swedish Match, nor the consummation of the transactions contemplated hereby and compliance with the terms hereof will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of, the articles of association of Swedish Match, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Swedish Match or to Swedish Match's property or assets.

     2.4 FINANCING. Swedish Match has, or will have immediately prior to the Closing, sufficient funds to perform its obligations hereunder. Such funds (whether provided by Swedish Match or by a permitted designee, transferee or assignee of Swedish Match pursuant to SECTION 5.2 hereof) will not come from General Cigar Holdings, Inc., any of the subsidiaries of General Cigar Holdings, Inc., SM Acquisition Corporation, or debt whose acquisition or financing was based upon the profits or assets of General Cigar Holdings, Inc., any of the subsidiaries of General Cigar Holdings, Inc. or SM Acquisition Corporation.

III. SELLER'S REPRESENTATIONS AND WARRANTIES

     Each C&E Shareholder, severally (and not jointly) represents and warrants to Swedish Match as of the Closing Date as follows:

     3.1 AUTHORITY. Such C&E Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such C&E Shareholder and constitutes a valid and binding obligation of such C&E Shareholder enforceable in accordance with its terms. If any C&E Shareholder is married and the Shares of such C&E Shareholder constitute community property or otherwise needs spousal or other approval for this Agreement to be legal, valid and binding with respect to such Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such C&E Shareholder's spouse, enforceable against such spouse in accordance with its terms. If such C&E Shareholder is a trust, no consent of any beneficiary is required for the execution and deliver of this Agreement or the consummation of the transactions contemplated hereby.

     3.2 NO CONFLICTS. None of (i) the execution and delivery of this Agreement;
(ii) the consummation of the transactions contemplated hereby; or (iii) compliance with the terms hereof will violate, conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such C&E Shareholder or to such C&E Shareholder's property or assets.

     3.3 THE SHARES. Such C&E Shareholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Shares set forth opposite such C&E Shareholder's name on Schedule A hereto, free and clear of any mortgage, lien, pledge, charge, encumbrance, security interest or other adverse claim (collectively "LIENS"). To the best of such C&E Shareholder' knowledge each such Share has been duly authorized and validly issued and is fully paid and non-assessable. Upon delivery of the stock certificates therefor at the Closing in accordance with Section 1.3, Swedish Match or its designee will acquire good, valid and marketable title to the Shares, free and clear of all Liens. Each C&E Shareholder has the sole right to vote, or to dispose, of such Shares, and none of such Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Shares. Except for the this Agreement and the C&E Voting Agreement, (i) there are, and as of the Closing there will be no agreements or arrangements of any kind, contingent or otherwise, obligating any C&E Shareholder to sell, transfer, assign, grant a participation interest in, option pledge, hypothecate or otherwise dispose or encumber (each, a "TRANSFER"), or cause to be Transferred, any of the Shares, and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

IV.  CONDITIONS TO THE STOCK PURCHASE

     4.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the C&E Shareholders, on the one hand, and Swedish Match on the other hand, to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the conditions set forth in Article VII of the Merger Agreement (other than as agreed upon by Swedish Match and the C&E Representative). In addition unless waived by Swedish Match, the obligation of Swedish Match to consummate the transactions contemplated hereby will be subject to all representations and warranties of the C&E Shareholders contained in this Agreement being true and correct in all material respects when made and as of the date of the Closing.

V.   MISCELLANEOUS

     5.1 AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by the C&E Representative (on behalf of the C&E Shareholders) and Swedish Match.

     5.2 ASSIGNMENT. Swedish Match may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any of its Subsidiaries, PROVIDED, that Swedish Match shall not assign or transfer any of its rights, interests or obligations under this Agreement to General Cigar Holdings, Inc. or SM Acquisition and PROVIDED FURTHER, that no such permissible assignment or transfer shall relieve Swedish Match of any liability under this Agreement and Swedish Match shall be jointly and severally liable for the obligations of its transferee or assignee under this Agreement.

     5.3 APPLICABLE LAW; CONSENT TO JURISDICTION. This Agreement shall be construed and enforced in accordance with, and be governed by, the internal laws of the State of New York, without regard to its choice of law rules, and the parties consent to the exclusive jurisdiction of the federal and state courts located in the city of New York to resolve any dispute relating to this Agreement.

     5.4 TERMINATION. This agreement shall terminate upon the termination of the Merger Agreement, and no part of this Agreement shall survive such termination.

     5.5 SURVIVABILITY. The representations and warranties contained in this Agreement shall survive the Closing.

     5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts; each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     5.7 STOCK TRANSFER TAXES. Any applicable stock transfer taxes shall be paid by the C&E Shareholders.

     5.8 C&E REPRESENTATIVE. Each C&E Shareholder hereby designates and appoints each of Edgar M. Cullman, Sr. and Edgar M. Cullman, Jr., acting jointly or individually, as its attorney(s)-in-fact with full power of substitution for each of them (each, a "C&E REPRESENTATIVE"), to serve as the representative(s) of each such C&E Shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such person and hereby acknowledges that the C&E Representatives shall be the only persons authorized to take any action so required, authorized or contemplated by this Agreement by each such C&E Shareholder. Each such C&E Shareholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such C&E Shareholder. Each such C&E Shareholder hereby authorizes (and each such Permitted Transferee shall be deemed to have authorized) the other parities hereto to disregard any notices or other action taken by such C&E Shareholder pursuant to this Agreement, except for notice and actions taken by any C&E Representatives. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the C&E Representatives and are and will be entitled and authorized to give notices only to the C&E Representatives for any notice contemplated by this Agreement to be given to any such C&E Shareholder. A successor to the C&E Representatives may be chosen by a majority in interest of the C&E Shareholders; provided that notice thereof is given by the new C&E Representative to the Company and to Swedish Match.

[signature page follows]

                  IN WITNESS WHEREOF, Swedish Match and C&E Shareholders have executed this Agreement as of the day and year first above written.

                                  SWEDISH MATCH AB

                                  By: /s/ Massimo Rossi
                                     -----------------------------------
                                       Name:
                                       Title:

Each of the undersigned
hereby acknowledges and
accepts his appointment as a
C&E Representative pursuant
to Section 5.8:

/s/ Edgar M. Cullman
-------------------------
Edgar M. Cullman

/s/ Edgar M. Cullman, Jr.
-------------------------
Edgar M. Cullman, Jr.

I.       TRUSTS OF WHICH LOUISE B. CULLMAN IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139



18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst :             17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131

28.      Trust Created by Rita G. Bloomingdale
         Dated 11/27/31 For The Benefit of
         Louise B. Cullman                                               133,367                       13-6045860

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger                                                 24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

33.      Trust Created by Louise B. Cullman
         Dated 12/16/43 For The Benefit of
         Lucy C. Danziger:                                                98,976         1             13-6102581

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

41.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

42.      Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants:                                    85,479         1             13-6102592

43.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           11,165         1             13-6102595


56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of

         Edgar M. Cullman, Jr.:                                          178,667                       113-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr:                                            61,215         1             13-6102603

66.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

67.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

68.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants                                90,387         1             13-6102602

76.      Trust Created by Samuel J. & Rita G. Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman                                                226,190                       13-6102604

77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman                                                 83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman, Trustees:                                     115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

83.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169


84.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

85.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612


                                                                  /s/ Louise B. Cullman
                                                                  -------------------------------------
                                                                  Louise B. Cullman, not in her individual
                                                                  capacity but solely as a trustee of the
                                                                  above named trusts

27.      Louise B. Cullman - personal                                    459,716                       ###-##-####


                                                                  /s/ Louise B. Cullman
                                                                  -----------------------------------
                                                                  Louise B. Cullman, in her individual capacity


II.      TRUSTS OF WHICH EDGAR M. CULLMAN IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                                24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

33.      Trust Created by Louise B. Cullman
         Dated 12/16/43 For The Benefit of
         Lucy C. Danziger:                                                98,976         1             13-6102581

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590


46       Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants:                                    85,479         1             13-6102592

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589

48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                          111,165         1             13-6102595

56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667         1             13-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr.:                                           61,215         1             13-6102603

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

72.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               90,387         1             13-6102602

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598

76.      Trust Created by Samuel J. & Rita G.Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman:                                               226,190                       13-6102604


77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman:                                                83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                               115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       3-6102609

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

90.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612


                                                              /s/ Edgar M. Cullman
                                                              ---------------------------------------
                                                              Edgar M. Cullman, not in his individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

25.      Edgar M. Cullman - personal                                     494,071       101             ###-##-####


                                                               /s/ Edgar M. Cullman
                                                               --------------------------------------------
                                                               Edgar M. Cullman, in his individual capacity


92.      Samuel J. Bloomingdale Foundation                                87,319                       13-6099790

93.      Louise B. & Edgar M. Cullman Foundation                          28,451                       13-6100041

95.      Justus Heijmans Foundation                                          889                       13-6272082


                                                              /s/ Edgar M. Cullman
                                                              ---------------------------------------
                                                              Edgar M. Cullman, not in his individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.


III.     TRUSTS OF WHICH LUCY C. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                                24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

46.      Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants :                                   85,479         1             13-6102592

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589


48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:.                                   46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              173,270         1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598


83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611


                                                              /s/ Lucy C. Danziger
                                                              ---------------------------------------
                                                              Lucy C. Danziger, not in her individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.

29.      Lucy C. Danziger - personal                                     363,834         1             ###-##-####


                                                               /s/ Lucy C. Danziger
                                                               --------------------------------------------
                                                               Lucy C. Danziger, in her individual capacity


91.      B. Bros. Realty Limited Partnership
         Lucy C. Danziger & John L. Ernst
         General Partners                                              1,039,338         1             13-3313591


                                                              /s/ Lucy C. Danziger
                                                              ---------------------------------------
                                                              Lucy C. Danziger, not in her individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.


IV.      TRUSTS OF WHICH EDGAR M. CULLMAN, JR. IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

21.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of Carolyn S. Fabrici
         Family:                                                           8,891                       13-6810526

26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

38       Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589


48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                     6,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                    15,335         1             13-6102588

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           11,165         1             13-6102595

56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667         1             13-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr.:                                           61,215         1             13-6102603

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                             173,270          1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600


71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

72.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               90,387         1             13-6102602

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610


                                                              /s/ Edgar M. Cullman
                                                              ----------------------------------
                                                              Edgar M. Cullman, Jr. not in his individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.


54.      Edgar M. Cullman, Jr. - personal                                539,252         1             ###-##-####

                                                                  /s/ Edgar M. Cullman
                                                                  -------------------------------------------
                                                                  Edgar M. Cullman, in his individual capacity


V.       TRUSTS OF WHICH SUSAN R. CULLMAN IS A TRUSTEE:


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589

48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012


64.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

65.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              173,270         1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877         1             13-6102598

76.      Trust Created by Samuel J. & Rita G. Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman:                                               226,190                       13-6102604

77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman:                                                83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                               115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of


VII.     TRUSTS OF WHICH JOHN L. ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

12.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of John L. Ernst
         Family                                                           33,155         1             13-6810525

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139



VIII.    TRUST OF WHICH ALEXANDRA ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144


23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131


                                                              /s/ Alexandra Ernst
                                                              --------------------------------------
                                                              Alexandra Ernst, not in her individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

4.       Alexandra Ernst - personal                                        6,881                       ###-##-####


                                                              /s/ Alexandra Ernst
                                                              -------------------------------------------
                                                              Alexandra Ernst, in her individual capacity


18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

21.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of Carolyn S. Fabrici
         Family:                                                           8,891                       13-6810526

23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147


                                                               /s/ John L. Ernst
                                                               ------------------------------------
                                                               John L. Ernst, not in his individual
                                                               capacity but solely as a trustee of
                                                               the above named trusts


1.       John L. Ernst - personal                                         26,673         1             ###-##-####

                                                               /s/ John L. Ernst
                                                               -----------------------------------------
                                                               John L. Ernst, in his individual capacity

5.       Jessica P. Ernst - personal                                       5,556                       101-66-910

                                                                /s/ John L. Ernst
                                                                --------------------------------------------------
                                                                John L. Ernst, not in his individual capacity, but
                                                                as Parent of the above named minor child

22.      Dorothy P. Ernst - personal
         John L. Ernst, Guardian                                          11,909         1             065-38-791


                                                               /s/ John L. Ernst
                                                               -------------------------------------
                                                               John L. Ernst, not in his individual
                                                               capacity but solely as Guardian for the
                                                               above named individual


         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

90.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612



                                                              /s/ Susan R. Cullman
                                                              --------------------------------------------
                                                              Susan R. Cullman, not in her individual
                                                              capacity but solely as a trustee of the above
                                                              named trusts

75.      Susan R. Cullman - personal                                     390,165                       ###-##-####


                                                              /s/ Susan R. Cullman
                                                              ---------------------------------------------
                                                              Susan R. Cullman, in her individual capacity


VI.      TRUSTS OF WHICH CAROLYN S. FABRICI IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149


23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst :             17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131



                                                               /s/ Carolyn S. Fabrici
                                                              -----------------------------------------
                                                              Carolyn S. Fabrici, not in her individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

13.      Carolyn S. Fabrici - personal                                   106,062                       ###-##-####



                                                              /s/ Carolyn S. Fabrici
                                                              ---------------------------------------------
                                                              Carolyn S. Fabrici, in her individual capacity


IX.      TRUSTS OF WHICH FREDERICK M. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
12.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of John L. Ernst
         Family:                                                          33,155         1             13-6810525

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

36.      Trust Created by Lucy C. Danziger
         Dated 12/24/69 For The Benefit of
         Rebecca D. Gamzon:                                              101,358         1             13-6345528

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

52.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Frederick M. Danziger:                                            6,223                       13-6159963


53.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Richard M. Danziger:                                             13,336                       13-6159970

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017



                                                     /s/ Frederick M. Danziger
                                                     --------------------------------------------
                                                     Frederick M. Danziger, not in his individual
                                                     capacity but solely as a trustee of the above
                                                     named trusts


51.      Frederick M. Danziger - personal                                 73,538                       ###-##-####


                                                     /s/ Frederick M. Danziger
                                                     ------------------------------------------------
                                                     Frederick M. Danziger in his individual capacity


TRUSTS OF WHICH ELISSA F. CULLMAN IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011



                                                                      /s/ Elissa F. Cullman
                                                                      ----------------------------------------
                                                                      Elissa F. Cullman, not in her individual
                                                                      capacity but solely as a trustee of the
                                                                      above named trusts

74.      Elissa F. Cullman - personal                                     75,574                       ###-##-####


                                                                      /s/ Elissa F. Cullman
                                                                      ---------------------------------------------
                                                                      Elissa F. Cullman, in her individual capacity


XI.      TRUSTS OF WHICH MARGOT P. ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143



                                                                      /s/ Margot P. Ernst
                                                                      -----------------------------------
                                                                      Margot P. Ernst, not in her individual
                                                                      capacity but solely as a trustee of the above
                                                                      named trusts


XII.     TRUSTS OF WHICH RICHARD M. DANZIGER IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
36.      Trust Created by Lucy C. Danziger
         Dated 12/24/69 For The Benefit of
         Rebecca D. Gamzon:                                              101,358         1             13-6345528

52.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Frederick M. Danziger:                                            6,223                       13-6159963

53.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Richard M. Danziger                                              13,336                       13-6159970



                                                                      /s/ Richard M. Danziger
                                                                      ---------------------------------------------
                                                                      Richard M. Danziger, not in his individual
                                                                      capacity but solely as a trustee of the above
                                                                      named trusts



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
91.      B. Bros. Realty Limited Partnership
         Lucy C. Danziger & John L. Ernst
         General Partners                                              1,039,338         1             13-3313591


                                                                  /s/ Lucy C. Danziger
                                                                  ---------------------------------
                                                                  Lucy C. Danziger, as General Partner

                                                                  /s/ John L. Ernst
                                                                  ---------------------------------
                                                                  John L. Ernst, as General Partner


92.      Samuel J. Bloomingdale Foundation                                87,319                       13-6099790


                                                                  /s/ Susan R. Cullman
                                                                  -----------------------------------
                                                                  Susan R. Cullman, as President


93.      Louise B. & Edgar M. Cullman Foundation                          28,451                       13-6100041


                                                                  /s/ Susan R. Cullman
                                                                  ------------------------------------
                                                                  Susan R. Cullman, as President


95.      Justus Heijmans Foundation                                          889                       13-6272082


                                                                  /s/ Edgar M. Cullman
                                                                  -------------------------------------
                                                                  Edgar M. Cullman, as Trustee


94.      Richard C. & Susan B. Ernst Foundation                           53,560                       13-6153761


                                                                  /s/ John L. Ernst
                                                                  --------------------------------------
                                                                   John L. Ernst, as President



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------

4.       Alexandra Ernst - personal                                        6,881                       ###-##-####

         /s/ Alexandra Ernst
         ---------------------------


6.       Matthew L. Ernst - personal                                       5,556                       ###-##-####

         /s/ Matthew L. Ernst
         ---------------------------


59.      Edgar M. Cullman, III - personal                                 60,431         1             ###-##-####

         /s/ Edgar M. Cullman
         ---------------------------


62.      Samuel B. Cullman - personal                                     83,550         1             ###-##-####

         /s/ Samuel B. Cullman
         ---------------------------


65.      Georgina D. Cullman - personal                                   34,577         1             ###-##-####

         /s/ Georgina D. Cullman
         ---------------------------


82.      Carolyn B. Sicher - personal                                     95,233         1             ###-##-####

         /s/ Carolyn B. Sicher
         ---------------------------


                                                                     EXHIBIT D

                              C&E VOTING AGREEMENT

           C&E VOTING AGREEMENT dated as of January 19, 2000, between Swedish Match AB, a company organized under the laws of Sweden ("SWEDISH MATCH"), and the Persons listed on signature pages hereof (each, a "C&E SHAREHOLDER" and, collectively, the "C&E SHAREHOLDERS").

                                    RECITALS

           A. General Cigar Holdings, Inc. is a company organized under the laws of the State of Delaware (the "COMPANY"). Each C&E Shareholder owns the number of shares of Class A Common Stock, par value $0.01 per share, of the Company (including any common stock into which such common stock may be converted or exchanged after the date hereof, the "CLASS A COMMON STOCK") and of Class B Common Stock, par value $0.01 per share, of the Company (including any common stock into which such common stock may be converted or exchanged after the date hereof, the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK") set forth opposite such C&E Shareholder's name on Schedule A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by any C&E Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "SUBJECT SHARES").

           B. Concurrently with the execution and delivery of this Agreement, Swedish Match, SM Merger Corporation, a company organized under the laws of the State of Delaware ("SM ACQUISITION"), and the Company are entering into an Agreement and Plan of Merger (as the same may from time to time be modified, supplemented or restated, the "MERGER AGREEMENT") providing for the merger of SM Acquisition with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth therein.

           C. Concurrently with the execution and delivery of this Agreement, Swedish Match and the C&E Shareholders are entering into (i) a Stock Purchase Agreement (as the same may from time to time be modified, supplemented or restated, the "STOCK PURCHASE AGREEMENT") providing for the purchase by Swedish Match of 3,500,000 Subject Shares immediately prior to the effective time of the Merger (the "EFFECTIVE TIME"), all upon the terms and subject to the conditions set forth therein, and (ii) a Shareholders' Agreement (as the same may from time to time be modified supplemented or restated, the "SHAREHOLDERS' AGREEMENT") with the Company governing certain of the rights, duties and obligations of the parties thereto relating to their ownership of stock of the Company following the Merger.

           D. As a condition to entering into the Merger Agreement and the Stock Purchase Agreement, Swedish Match has required that the C&E Shareholders enter into this Agreement, and the C&E Shareholders desire to enter into this Agreement to induce Swedish Match to enter into the Merger Agreement and Stock Purchase Agreement.

           NOW, THEREFORE, the parties hereto agree as follows:

           1. REPRESENTATIONS AND WARRANTIES OF EACH C&E SHAREHOLDER. Each C&E Shareholder, severally and not jointly, represents and warrants to Swedish Match as follows:

           (a) AUTHORITY. Such C&E Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such C&E Shareholder and constitutes a valid and binding obligation of such C&E Shareholder enforceable in accordance with its terms. If such C&E Shareholder is married and the Subject Shares of such C&E Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such Subject Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such C&E Shareholder's spouse, enforceable against such spouse in accordance with its terms. If such C&E Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (b) NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and compliance with the terms hereof will violate, conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such C&E Shareholder or to such C&E Shareholder's property or assets.

           (c) THE SUBJECT SHARES. Such C&E Shareholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such C&E Shareholder's name on Schedule A hereto, free and clear of any mortgage, lien, pledge, charge, encumbrance, security interest or other adverse claim. Such C&E Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such

      C&E Shareholder's name on Schedule A hereto. Such C&E Shareholder has the sole right to vote, or to dispose, of such Subject Shares, and none of such Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement or the Shareholders' Agreement. Except for the Stock Purchase Agreement and the Shareholders' Agreement, and, if such C&E Shareholder is a trust, in accordance with the terms of such trust,
      (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such C&E Shareholder to sell, transfer, assign, grant a participation interest in, option pledge, hypothecate or otherwise dispose or encumber (each, a "TRANSFER"), or cause to be Transferred, any of the Subject Shares, and (ii) no Person (as defined in the Merger Agreement) has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

           (d) RELIANCE BY SWEDISH MATCH. Such C&E Shareholder understands and acknowledges that Swedish Match is entering into, and causing Swedish Match to enter into, the Merger Agreement and the Stock Purchase Agreement in reliance upon such C&E Shareholder's execution and delivery of this Agreement.

           (e) LITIGATION. There is no action, proceeding or investigation pending or threatened against such C&E Shareholder that questions the validity of this Agreement or any action taken or to be taken by such C&E Shareholder in connection with this Agreement.

           2. REPRESENTATIONS AND WARRANTIES OF SWEDISH MATCH. Swedish Match hereby represents and warrants to each C&E Shareholder that Swedish Match has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Swedish Match, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Swedish Match. This Agreement has been duly executed and delivered by Swedish Match and constitutes a valid and binding obligation of Swedish Match enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and compliance with the terms hereof will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of, the articles of association of Swedish Match, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Swedish Match or to Swedish Match's property or assets.

           3. COVENANTS OF EACH C&E SHAREHOLDER. Until the termination of this Agreement in accordance with Section 6, each C&E Shareholder, severally and not jointly, agrees as follows:

           (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each C&E Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) in favor of the adoption by the Company of the Merger and the approval of the Merger Agreement and each of the transactions contemplated by the Merger Agreement; PROVIDED that the C&E Shareholders shall vote (or cause to be voted) the Subject Shares that are Class A Common Stock in the same manner as the vote of the holders of a majority of the outstanding shares of the Class A Common Stock (excluding such Subject Shares) voting as a single class.

           (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought, each C&E Shareholder shall vote (or cause to be voted) its Subject Shares (and each class thereof) against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any Acquisition Proposal (as defined in the Merger Agreement), and (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of each class of Common Stock. Subject to Section 4, each C&E Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

           (c) Except as provided in the next to the last sentence of this
      Section 3(c), each C&E Shareholder agrees not to, directly or indirectly,
      (i) Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person, other than in accordance with the Merger Agreement, the Stock Purchase Agreement or the Shareholders' Agreement, (ii) grant any proxies, or proxies, deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the Subject Shares, other than pursuant to this Agreement and the Shareholders' Agreement, or (iii) convert (or cause to be converted) any of the Subject Shares consisting of Class B Common Stock into Class A Common Stock. Subject to the next to the last sentence of this Section 3(c), each C&E Shareholder further agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, each C&E Shareholder shall have the right to Transfer its Subject Shares to a Permitted Transferee (as defined in this Section 3(c)) of such C&E Shareholder if and only if such Permitted Transferee shall have agreed in writing, in a manner acceptable in form and substance to Swedish Match, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement, and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a C&E Shareholder for all purposes of this Agreement. "PERMITTED TRANSFEREE" means, with respect to any C&E Shareholder, (A) any other C&E Shareholder, (B) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such C&E Shareholder, (C) any charitable organization described in section 170(c) of the U.S. Internal Revenue Code of 1986, as amended, (D) any trust, the trustees of which include only the Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A), (B) or (C), (E) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A) or (B), or (F) if such C&E Shareholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.

           (d) Subject to the terms of Section 4, no C&E Shareholder shall, nor shall any C&E Shareholder permit any investment banker, attorney or other adviser or representative of any C&E Shareholder to, such, directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any Person (other than Swedish Match or any affiliate of Swedish Match) with respect to the Company that constitutes or reasonably may be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any Person acting on behalf of such C&E Shareholder to do any of the foregoing, and no C&E Shareholder shall, alone or together with any other Person, make an Acquisition Proposal. If any C&E Shareholder receives any inquiry or proposal regarding any Acquisition Proposal, such C&E Shareholder shall promptly inform Swedish Match of such inquiry or proposal and the details thereof.

           (e) Each C&E Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, and to carry out the intent and purposes of this Agreement.

           4. SHAREHOLDER CAPACITY. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. Each C&E Shareholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such C&E Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a C&E Shareholder in its capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement or following the termination of the Merger Agreement.

           5. C&E REPRESENTATIVE. (a) Each C&E Shareholder hereby designates and appoints (and each permitted Transferee of each such C&E Shareholder is hereby deemed to have so designated and appointed) each of Edgar M. Cullman and Edgar
M. Cullman, Jr. (each, a "C&E REPRESENTATIVE"), acting jointly or individually, as its attorneys-in-fact with full power of substitution for each of them, to serve as the representative(s) of such C&E Shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such C&E Shareholder (including the voting of the Subject Shares in accordance with Sections 3(a) and (b)), and hereby acknowledges that each C&E Representative shall be authorized to take any action so required, authorized or contemplated by this Agreement. Each such C&E Shareholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such C&E Shareholder. Each such C&E Shareholder hereby authorizes (and each such Permitted Transferee of such C&E Shareholder shall be deemed to have authorized) the other parties hereto to disregard any notices or other action taken by such C&E Shareholder pursuant to this Agreement, except for notices and actions taken by the C&E Representatives. Swedish Match is and will be entitled to rely on any action so taken or any notice given by any C&E Representative and is and will be entitled and authorized to give notices only to the C&E Representative for any notice contemplated by this Agreement to be given to any such C&E Shareholder. A successor to the C&E Representative may be chosen by a majority in interest of the C&E Shareholders; PROVIDED that notice thereof is given by the new C&E Representative to Swedish Match.

           (b) Notwithstanding the generality of Section 5(a), each C&E Shareholder hereby constitutes and appoints each C&E Representative, acting jointly or individually, with full power of substitution, as the proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law and attorney of such C&E Shareholder, and hereby authorizes and empowers each C&E Representative, acting individually or jointly, to represent, vote and otherwise act (by voting at any meeting of the shareholders of the Company, by written consent in lieu thereof or otherwise) with respect to the Subject Shares owned or held by such C&E Shareholder regarding the matters referred to in Sections 3(a) and (b) until the termination of this Agreement, to the same extent and with the same effect as such C&E Shareholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is coupled with an interest and shall be irrevocable. Each C&E Shareholder hereby revokes any and all previous proxies or powers of attorney granted with respect to any of the Subject Shares owned or held by such C&E Shareholder regarding the matters referred to in Sections 3(a) and (b).

           6. TERMINATION. This Agreement shall terminate (i) upon the earlier of (A) the Effective Time and (B) the last day of the 18th full calendar month following the date of the termination of the Merger Agreement, or (ii) at any time upon notice by Swedish Match to the C&E Representative. No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.

           7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles or rules of conflicts of laws thereof.

           8. JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of Delaware or the United States District Court for the District of Delaware (each, a "DELAWARE COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

           (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

           9. SPECIFIC PERFORMANCE. Each C&E Shareholder acknowledges and agrees that (i) the covenants, obligations and agreements of such C&E Shareholder contained in this Agreement relate to special, unique and extraordinary matters,
(ii) Swedish Match is and will be relying on such covenants in connection with entering into the Merger Agreement and the Stock Purchase Agreement, the performance of its obligations under the Merger Agreement and the purchase of shares pursuant to the Stock Purchase Agreement, and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause Swedish Match irreparable injury for which adequate remedies are not available at law. Therefore, each C&E Shareholder agrees that Swedish Match shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such C&E Shareholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Swedish Match may have.

           10. AMENDMENT, WAIVERS, ETC. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Swedish Match and the C&E Representative. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

           11. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; PROVIDED that (i) any Permitted Transferee acquiring any Subject Shares in accordance with this
Section 3(c) shall, upon the delivery of the documents contemplated by Section 3(c), become a "C&E Shareholder", and (ii) Swedish Match may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to SM Acquisition or any direct or indirect wholly-owned subsidiary of Swedish Match. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

           12. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

           (A) if to Swedish Match to:

                Swedish Match AB
                SE-118 85 Stockholm
                Sweden
                Attn: Senior Vice President
                      and Legal Counsel
                Telecopy:  (46-8) 720-7656

                with a copy to:
                Debevoise & Plimpton
                875 Third Avenue
                New York, New York  10022
                Attn.:  Paul S. Bird
                Telecopy:  (1-212) 909-6836;

           (B) if to any C&E Shareholder to:

                Edgar M. Cullman, Sr.
                Edgar M. Cullman, Jr.
                c/o General Cigar Holdings, Inc.
                387 Park Avenue South
                New York, New York 10016-8899
                Telecopy:  (1-212) 561-8791

                with a copy to:

                Latham & Watkins
                885 Third Avenue
                New York, New York 10022-4802
                Attn.: R. Ronald Hopkinson
                Telecopy: (1-212) 751-4864.

           13. REMEDIES. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

           14. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

           15. INTEGRATION. This Agreement, including the Schedules hereto, the Shareholders' Agreement and the Stock Purchase Agreement constitute the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings or agreements relating to the subject matter hereof and thereof.

           16. SECTION HEADINGS. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

           17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                                SWEDISH MATCH AB

                                By:   /s/ Massimo Rossi
                                     ------------------------------------

                                Name:

                                Title:

Each of the undersigned hereby (i) acknowledges and accepts his appointment as a C&E
Representative pursuant to Section 5(a)
and the grant of the proxy referred to in
Section 5(b), and (ii) agrees and confirms that he will vote all Subject Shares in accordance with Sections 3(a) and (b):


/s/ Edgar M. Cullman, Sr.
-------------------------------
Edgar M. Cullman, Sr.


/s/ Edgar M. Cullman, Jr.
-------------------------------
Edgar M. Cullman, Jr.

I.       TRUSTS OF WHICH LOUISE B. CULLMAN IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139



18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst :             17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131

28.      Trust Created by Rita G. Bloomingdale
         Dated 11/27/31 For The Benefit of
         Louise B. Cullman                                               133,367                       13-6045860

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger                                                 24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

33.      Trust Created by Louise B. Cullman
         Dated 12/16/43 For The Benefit of
         Lucy C. Danziger:                                                98,976         1             13-6102581

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

41.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

42.      Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants:                                    85,479         1             13-6102592

43.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           11,165         1             13-6102595


56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale                                           1
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667                       113-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr:                                            61,215         1             13-6102603

66.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

67.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

68.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants                                90,387         1             13-6102602

76.      Trust Created by Samuel J. & Rita G. Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman                                                226,190                       13-6102604

77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman                                                 83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman, Trustees:                                     115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

83.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169


84.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

85.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612


                                                                  /s/ Louise B. Cullman
                                                                  -------------------------------------
                                                                  Louise B. Cullman, not in her individual
                                                                  capacity but solely as a trustee of the
                                                                  above named trusts

27.      Louise B. Cullman - personal                                    459,716                       ###-##-####


                                                                  /s/ Louise B. Cullman
                                                                  -----------------------------------
                                                                  Louise B. Cullman, in her individual capacity


II.      TRUSTS OF WHICH EDGAR M. CULLMAN IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                                24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

33.      Trust Created by Louise B. Cullman
         Dated 12/16/43 For The Benefit of
         Lucy C. Danziger:                                                98,976         1             13-6102581

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590


46       Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants:                                    85,479         1             13-6102592

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589

48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                          111,165         1             13-6102595

56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667         1             13-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr.:                                           61,215         1             13-6102603

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

72.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               90,387         1             13-6102602

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598

76.      Trust Created by Samuel J. & Rita G.Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman:                                               226,190                       13-6102604


77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman:                                                83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                               115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       3-6102609

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

90.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612


                                                              /s/ Edgar M. Cullman
                                                              ---------------------------------------
                                                              Edgar M. Cullman, not in his individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

25.      Edgar M. Cullman - personal                                     494,071       101             ###-##-####


                                                               /s/ Edgar M. Cullman
                                                               --------------------------------------------
                                                               Edgar M. Cullman, in his individual capacity


92.      Samuel J. Bloomingdale Foundation                                87,319                       13-6099790

93.      Louise B. & Edgar M. Cullman Foundation                          28,451                       13-6100041

95.      Justus Heijmans Foundation                                          889                       13-6272082


                                                              /s/ Edgar M. Cullman
                                                              ---------------------------------------
                                                              Edgar M. Cullman, not in his individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.


III.     TRUSTS OF WHICH LUCY C. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

30.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                               129,775         1             13-6102584

31.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Lucy C. Danziger:                                                24,086         1             13-6103585

32.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Lucy C. Danziger:                                               171,234                       13-6102586

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

46.      Trust Created by U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Lucy C. Danziger Descendants :                                   85,479         1             13-6102592

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589


48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:.                                   46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              173,270         1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598


83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611


                                                              /s/ Lucy C. Danziger
                                                              ---------------------------------------
                                                              Lucy C. Danziger, not in her individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.

29.      Lucy C. Danziger - personal                                     363,834         1             ###-##-####


                                                               /s/ Lucy C. Danziger
                                                               --------------------------------------------
                                                               Lucy C. Danziger, in her individual capacity


91.      B. Bros. Realty Limited Partnership
         Lucy C. Danziger & John L. Ernst
         General Partners                                              1,039,338         1             13-3313591


                                                              /s/ Lucy C. Danziger
                                                              ---------------------------------------
                                                              Lucy C. Danziger, not in her individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.


IV.      TRUSTS OF WHICH EDGAR M. CULLMAN, JR. IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

21.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of Carolyn S. Fabrici
         Family:                                                           8,891                       13-6810526

26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

34.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Lucy C. Danziger:                                                77,441         1             13-6102593

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

38       Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

45.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Lucy C. Danziger Descendants:                                   108,471         1             13-6102590

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589


48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                    15,335         1             13-6102588

55.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                          111,165         1             13-6102595

56.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Edgar M. Cullman, Jr.:                                           44,340                       13-6102596

57.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Edgar M. Cullman, Jr.:                                          178,667         1             13-6102597

58.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Edgar M. Cullman, Jr.:                                           61,215         1             13-6102603

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                             173,270          1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600


71.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              152,260         1             13-6102601

72.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               90,387         1             13-6102602

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877                       13-6102598

81.      Trust Created U/W/O Frances W. Cullman
         Dated 7/23/59 For The Benefit of
         Susan R. Cullman:                                                88,973         1             13-6102613

83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610


                                                              /s/ Edgar M. Cullman
                                                              ----------------------------------
                                                              Edgar M. Cullman, Jr. not in his individual
                                                              capacity but solely as a trustee of
                                                              the above named trusts.



54.      Edgar M. Cullman, Jr. - personal                                539,252         1             ###-##-####

                                                                  /s/ Edgar M. Cullman
                                                                  -------------------------------------------
                                                                  Edgar M. Cullman, in his individual capacity


V.       TRUSTS OF WHICH SUSAN R. CULLMAN IS A TRUSTEE:


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
26.      Trust Created U/W/O Joseph F. Cullman, Jr.
         Dated 6/30/50 For The Benefit of
         Edgar M. Cullman:                                               339,854                       13-6828719

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

47.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    31,118         1             13-6102589

48.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Lucy C. Danziger Descendants:                                    46,233         1             13-6102587

49.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Lucy C. Danziger Descendants:                                    48,145         1             13-6100167

50.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Lucy C. Danziger Descendants:                                   115,335         1             13-6102588

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012


64.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

65.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017

67.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              173,270         1             13-6102598

68.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                              220,064         1             13-6102599

69.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               68,497         1             13-6100165

70.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                               53,898         1             13-6102600

73.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Edgar M. Cullman, Jr. Descendants:                                7,877         1             13-6102598

76.      Trust Created by Samuel J. & Rita G. Bloomingdale
         Dated 1/10/50 For The Benefit of
         Susan R. Cullman:                                               226,190                       13-6102604

77.      Trust Created by Edgar M. Cullman & Louise B. Cullman
         Dated 3/21/50 For The Benefit of
         Susan R. Cullman:                                                83,194         1             13-6102605

78.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                               115,584         1             13-6102606

79.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         Susan R. Cullman:                                                52,635         1             13-6102607

80.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         Susan R. Cullman:                                               178,222         1             13-6102591

84.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of


VII.     TRUSTS OF WHICH JOHN L. ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

12.      Trust Created by Susan B. Ernst
         Dated 4/19/81 For The Benefit of John L. Ernst
         Family:                                                          33,155          1            13-6810525

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139



VIII.    TRUST OF WHICH ALEXANDRA ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143

10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144


23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131


                                                              /s/ Alexandra Ernst
                                                              --------------------------------------
                                                              Alexandra Ernst, not in her individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

4.       Alexandra Ernst - personal                                        6,881                       ###-##-####


                                                              /s/ Alexandra Ernst
                                                              -------------------------------------------
                                                              Alexandra Ernst, in her individual capacity


18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149

21.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of Carolyn S. Fabrici
         Family:                                                           8,891                       13-6810526

23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

83.      Trust Created by Susan R. Cullman
         Dated 12/25/76 For The Benefit of
         Carolyn B. Sicher:                                               62,237         1             13-6736147


                                                               /s/ John L. Ernst
                                                               ------------------------------------
                                                               John L. Ernst, not in his individual
                                                               capacity but solely as a trustee of
                                                               the above named trusts


1.       John L. Ernst - personal                                         26,673         1             ###-##-####

                                                               /s/ John L. Ernst
                                                               -----------------------------------------
                                                               John L. Ernst, in his individual capacity

5.       Jessica P. Ernst - personal                                       5,556                       101-66-910

                                                                /s/ John L. Ernst
                                                                --------------------------------------------------
                                                                John L. Ernst, not in his individual capacity, but
                                                                as Parent of the above named minor child

22.      Dorothy P. Ernst - personal
         John L. Ernst, Guardian                                          11,909         1             065-38-791


                                                               /s/ John L. Ernst
                                                               -------------------------------------
                                                               John L. Ernst, not in his individual
                                                               capacity but solely as Guardian for the
                                                               above named individual



         Carolyn B. Sicher:                                               71,129         1             13-6736170

85.      Trust Created by Louise B. Cullman
         Dated 1/6/53 For The Benefit of
         Susan R. Cullman Descendants:                                   116,847         1             13-6102608

86.      Trust Created by Louise B. Cullman
         Dated 6/30/54 For The Benefit of
         Susan R. Cullman Descendants:                                   159,498                       13-6102609

87.      Trust Created by Edgar M. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    63,127         1             13-6100169

88.      Trust Created by Louise B. Cullman
         Dated 3/23/55 For The Benefit of
         Susan R. Cullman Descendants:                                    60,459         1             13-6102610

89.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of
         Susan R. Cullman Descendants:                                   168,762         1             13-6102611

90.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of
         Susan R. Cullman Descendants:                                    76,419         1             13-6102612



                                                              /s/ Susan R. Cullman
                                                              --------------------------------------------
                                                              Susan R. Cullman, not in her individual
                                                              capacity but solely as a trustee of the above
                                                              named trusts

75.      Susan R. Cullman - personal                                     390,165                       ###-##-####


                                                              /s/ Susan R. Cullman
                                                              ---------------------------------------------
                                                              Susan R. Cullman, in her individual capacity



VI.      TRUSTS OF WHICH CAROLYN S. FABRICI IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
10.      Trust Created U/C/O/W Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                     21,098         1             13-6387289

11.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For the Benefit of John L. Ernst
         Descendants:                                                    173,990                       13-6100148

14.      Trust Created by Susan B. Ernst
         Dated 4/9/52 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     17,088                       13-1000139

15.      Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of Carolyn S. Fabrici:              6,223                       13-6100136

16.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Carolyn S. Fabrici:             6,735                       13-6100130

17.      Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of Carolyn S. Fabrici
         Descendants                                                      52,017         1             13-6100139

18.      Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     15,675         1             13-6100144

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

20.      Trust Created U/W/O Rita G. Bloomingdale
         Dated 2/29/56 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                    173,990                       13-6100149


23.      Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst :             17,666                       13-6100134

24.      Trust Created by Samuel J. Bloomingdale
         Dated 12/21/50 For The Benefit of Dorothy P. Ernst:              17,666                       13-6100131



                                                               /s/ Carolyn S. Fabrici
                                                              -----------------------------------------
                                                              Carolyn S. Fabrici, not in her individual
                                                              capacity but solely as a trustee of the
                                                              above named trusts.

13.      Carolyn S. Fabrici - personal                                   106,062                       ###-##-####



                                                              /s/ Carolyn S. Fabrici
                                                              ---------------------------------------------
                                                              Carolyn S. Fabrici, in her individual capacity



IX.      TRUSTS OF WHICH FREDERICK M. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
12.      Trust Created U/W/O Susan B. Ernst
         Dated 4/19/81 For The Benefit of John L. Ernst
         Family:                                                          33,155         1             13-6810525

19.      Trust Created U/C/O/W Richard C. Ernst
         Dated 6/19/84 For The Benefit of Carolyn S. Fabrici
         Descendants:                                                     26,655         1             13-6896905

36.      Trust Created by Lucy C. Danziger
         Dated 12/24/69 For The Benefit of
         Rebecca D. Gamzon:                                              101,358         1             13-6345528

37.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         Rebecca D. Gamzon:                                               80,020         1             13-6585287

38.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         Rebecca D. Gamzon:                                               14,225         1             13-6736178

39.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Rebecca D. Gamzon:                                               72,018         1             13-6737018

41.      Trust Created by Edgar M. Cullman
         Dated 12/26/72 For The Benefit of
         David M. Danziger:                                               79,131         1             13-6585286

42.      Trust Created by Lucy C. Danziger
         Dated 12/25/76 For The Benefit of
         David M. Danziger:                                               14,225         1             13-6736410

43.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         David M. Danziger:                                               71,129         1             13-6737013

44.      Trust Created by Samuel J. Bloomingdale
         Dated 4/15/66 For The Benefit of
         David M. Danziger:                                               55,676         1             13-6214196

52.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Frederick M. Danziger:                                            6,223                       13-6159963


53.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Richard M. Danziger:                                             13,336                       13-6159970

66.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Georgina D. Cullman:                                             88,911         1             13-6737017



                                                     /s/ Frederick M. Danziger
                                                     --------------------------------------------
                                                     Frederick M. Danziger, not in his individual
                                                     capacity but solely as a trustee of the above
                                                     named trusts


51.      Frederick M. Danziger - personal                                 73,538                       ###-##-####


                                                     /s/ Frederick M. Danziger
                                                     ------------------------------------------------
                                                     Frederick M. Danziger in his individual capacity


X.       TRUSTS OF WHICH ELISSA F. CULLMAN IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
60.      Trust Created by Edgar M. Cullman,Jr.
         Dated 12/25/76 For The Benefit of
         Edgar M. Cullman, III:                                           32,008         1             13-6736143

61.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Edgar M. Cullman, III:                                           90,689         1             13-6737012

63.      Trust Created by Edgar M. Cullman, Jr.
         Dated 12/25/76 For The Benefit of
         Samuel B. Cullman:                                               32,008         1             13-6736142

64.      Trust Created by Edgar M. Cullman
         Dated 12/23/76 For The Benefit of
         Samuel B. Cullman:                                               90,689         1             13-6737011



                                                                      /s/ Elissa F. Cullman
                                                                      ----------------------------------------
                                                                      Elissa F. Cullman, not in her individual
                                                                      capacity but solely as a trustee of the
                                                                      above named trusts

74.      Elissa F. Cullman - personal                                     75,574                       ###-##-####


                                                                      /s/ Elissa F. Cullman
                                                                      ---------------------------------------------
                                                                      Elissa F. Cullman, in her individual capacity




XI.      TRUSTS OF WHICH MARGOT P. ERNST IS A TRUSTEE


                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
2.       Trust Created by Rita G. Bloomingdale
         Dated 12/21/50 For The Benefit of
         John L. Ernst:                                                    4,890         1             13-6100132


3.       Trust Created by Rita G. Bloomingdale
         Dated 6/14/51 For The Benefit of
         John L. Ernst:                                                   13,696                       13-6100135

7.       Trust Created by Susan B. Ernst
         Dated 1/6/53 For The Benefit of John L. Ernst
         Descendants:                                                     11,469                       13-6100141

8.       Trust Created by Susan B. Ernst
         Dated 4/9/52 For the Benefit of John L. Ernst
         Descendants:                                                     19,400                       13-6100138

9.       Trust Created by Samuel J. Bloomingdale
         Dated 8/2/55 For the Benefit of John L. Ernst
         Descendants:                                                     14,199                       13-6100143



                                                                      /s/ Margot P. Ernst
                                                                      -----------------------------------
                                                                      Margot P. Ernst, not in her individual
                                                                      capacity but solely as a trustee of the above
                                                                      named trusts


XI.      TRUSTS OF WHICH RICHARD M. DANZIGER IS A TRUSTEE



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
36.      Trust Created by Lucy C. Danziger
         Dated 12/24/69 For The Benefit of
         Rebecca D. Gamzon:                                              101,358         1             13-6345528

52.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Frederick M. Danziger:                                            6,223                       13-6159963

53.      Trust Created by Elsie B. Paskus
         Dated 8/26/64 For The Benefit of
         Richard M. Danziger                                              13,336                       13-6159970



                                                                      /s/ Richard M. Danziger
                                                                      ---------------------------------------------
                                                                      Richard M. Danziger, not in his individual
                                                                      capacity but solely as a trustee of the above
                                                                      named trustees



                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------
91.      B. Bros. Realty Limited Partnership
         Lucy C. Danziger & John L. Ernst
         General Partners                                              1,039,338         1             13-3313591


                                                                  /s/ Lucy C. Danziger
                                                                  ---------------------------------
                                                                  Lucy C. Danziger, as General Partner

                                                                  /s/ John L. Ernst
                                                                  ---------------------------------
                                                                  John L. Ernst, as General Partner


92.      Samuel J. Bloomingdale Foundation                                87,319                       13-6099790


                                                                  /s/ Susan R. Cullman
                                                                  -----------------------------------
                                                                  Susan R. Cullman, as President


93.      Louise B. & Edgar M. Cullman Foundation                          28,451                       13-6100041


                                                                  /s/ Susan R. Cullman
                                                                  ------------------------------------
                                                                  Susan R. Cullman, as President


95.      Justus Heijmans Foundation                                          889                       13-6272082


                                                                  /s/ Edgar M. Cullman
                                                                  -------------------------------------
                                                                  Edgar M. Cullman, as Trustee


94.      Richard C. & Susan B. Ernst Foundation                           53,560                       13-6153761


                                                                  /s/ John L. Ernst
                                                                  --------------------------------------
                                                                   John L. Ernst, as President




                                                                          "B"          "A"
                                                                         SHARES       SHARES            TAX ID#
                                                                         ------       ------            -------

4.       Alexandra Ernst - personal                                        6,881                       ###-##-####

         /s/ Alexandra Ernst
         ---------------------------


6.       Matthew L. Ernst - personal                                       5,556                       ###-##-####

         /s/ Matthew L. Ernst
         ---------------------------


59.      Edgar M. Cullman, III - personal                                 60,431         1             ###-##-####

         /s/ Edgar M. Cullman
         ---------------------------


62.      Samuel B. Cullman - personal                                     83,550         1             ###-##-####

         /s/ Samuel B. Cullman
         ---------------------------


65.      Georgina D. Cullman - personal                                   34,577         1             ###-##-####

         /s/ Georgina D. Cullman
         ---------------------------


82.      Carolyn B. Sicher - personal                                     95,233         1             ###-##-####

         /s/ Carolyn B. Sicher
         ---------------------------


                                                                     EXHIBIT E


        FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                       GENERAL CIGAR HOLDINGS, INC.

     General Cigar Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows.

     1. The present name of the Corporation is General Cigar Holdings, Inc. The Corporation was originally incorporated under the name "General Cigar Holdings, Inc." and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on December 12, 1996. The certificate of incorporation was amended and restated on February 3, 1997.

     2. This Amended and Restated Certificate of Incorporation, having been duly proposed by the Board of Directors of the Corporation (the "Board") and adopted in accordance with Sections [228], 242, and 245 of the DGCL, further amends and restates the amended and restated certificate of incorporation of the Corporation.

     3. Accordingly, the certificate of incorporation of the Corporation is hereby further amended and restated to read in its entirety as follows (the "Certificate of Incorporation"):

     FIRST: The name of the Corporation is General Cigar Holdings, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

     FOURTH: (a) AUTHORIZED CAPITAL STOCK. The Corporation is authorized to issue 26 million shares of capital stock, of which 25 million shares shall be shares of


------------------------

* To be revised as necessary to reflect certain provisions in the Shareholders' Agreement.

common stock, par value $0.01 per share ("Common Stock"), and 1 million shares shall be shares of preferred stock, par value $0.01 per share ("Preferred Stock").

     (b) COMMON STOCK. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. Without limiting the generality of the foregoing, except as otherwise required by law, (i) on all matters submitted to the Corporation's stockholders, the holders of Common Stock shall be entitled to one vote per share and (ii) when and as divided or other distributions are declared, whether payable in cash, in property or in securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions.

     (c) PREFERRED STOCK. The Board is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (b) The directors shall have concurrent power with the stockholders to adopt, amend or repeal the By-Laws of the Corporation.

     (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

     (d) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (c) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any By-Laws adopted by the stockholders; PROVIDED that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     (f) The Corporation expressly elects not to be governed by Section 203 of the DGCL.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws.

     SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

     The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed in this Certificate of Incorporation, the By-Laws or the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this day of ________________.

                                       GENERAL CIGAR HOLDINGS, INC.


                                       By:
                                           -------------------------
                                           Name:
                                           Title:

                                                                         ANNEX B


                                     [LOGO]



                                                                January 19, 2000




Independent Committee of the Board of Directors
GENERAL CIGAR HOLDINGS, INC.
387 Park Avenue South
New York, New York  10016

ATTN:    Mr. Dan W. Lufkin
         Chairman, Independent Committee

Gentlemen:

         Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to the Independent Committee of the Board of Directors (the "Independent Committee") of General Cigar Holdings, Inc. (the "Company") in connection with the proposed acquisition of a majority ownership interest in the Company by Swedish Match A.B. ("Swedish Match") pursuant to the Agreement and Plan of Merger, dated as of January 19, 2000, by and among Swedish Match, the Company and SM Acquisition Corporation, an indirect wholly owned subsidiary of Swedish Match ("Merger Sub") (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Transaction"), as a result of which the Company will become a majority-owned subsidiary of Swedish Match.

         As set forth more fully in the Merger Agreement and in the Shareholders' Agreement dated as of January 19, 2000 by and among Swedish Match, the Company and certain shareholders of the Company (the "C&E Shareholders") (the "Shareholders' Agreement"), the holders of Class A or Class B Common Stock of the Company other than the shareholders identified in the two Statements of Beneficial Ownership on Schedule 13D with respect to the Company filed on September 9, 1997 with the Securities and Exchange Commission (the "Public Shareholders") will exchange their outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company for cash consideration of $15.25 per share (the "Cash Merger Consideration"). As a result of the Transaction, Swedish Match will own, beneficially and of record, approximately 64% of the then outstanding shares of Common Stock of the Company and the C&E Shareholders will own, in the aggregate, approximately 36% of the then outstanding shares of Common Stock. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement and Shareholders' Agreement.

         You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to the Public Shareholders of the Company of the Cash Merger Consideration.

         In connection with Deutsche Bank's role as financial advisor to Independent Committee, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and certain internal analyses and other information furnished to it by the Company and the Independent Committee. Deutsche Bank has also held discussions with members of the senior management of the Company regarding the business and prospects of the Company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Company's Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and
(v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

         Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

         For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of Swedish Match, Merger Sub and the Company contained in the Merger Agreement are true and correct, Swedish Match, Merger Sub and the Company will each perform all of the covenants and agreements to be performed by them under the Merger Agreement and related documents, and all conditions to the obligations of each of Swedish Match, Merger Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Swedish Match or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would materially reduce the contemplated benefits of the Transaction to the Public Shareholders.

         In arriving at its opinion, Deutsche Bank was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company's shares or any of its assets.

         This opinion is addressed to, and is for the use and benefit of, the Independent Committee of the Board of Directors of the Company and is not a recommendation to the Public Shareholders or the other stockholders of the Company to sell their shares to Swedish Match or approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to the Public Shareholders of the Cash Merger Consideration, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction.

         Deutsche Bank will be paid a fee for its services as financial advisor to the Independent Committee in connection with the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Swedish Match or the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

         Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Cash Merger Consideration is fair, from a financial point of view, to the Public Shareholders of the Company.

                                            Very truly yours,



                                            DEUTSCHE BANK SECURITIES INC.

                                                                         ANNEX C


                   SECTION 262 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      PROXY

                          GENERAL CIGAR HOLDINGS, INC.
                              387 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF GENERAL CIGAR HOLDINGS, INC.

         The undersigned stockholder of GENERAL CIGAR HOLDINGS, INC., a Delaware corporation (the "Company"), hereby appoints Dan Lufkin, Francis T. Vincent and Thomas C. Israel, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of the Company held of record by the undersigned on _________, 2000 at the Special Meeting of Stockholders of the Company, to be held at _______________, ______________, _______________, on _________, 2000 at __:00 a.m., local time and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Stockholders and proxy statement, each dated __________, 2000, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND FOR APPROVAL OF THE CHARTER AMENDMENT.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                                                           PLEASE MARK
                                                           YOUR VOTES
                                                          AS INDICATED   /X/
                                                             IN THIS
                                                            EXAMPLE:

The board of directors of the Company recommends a vote for the Agreement and Plan of Merger and the related charter amendment.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of January 19, 2000, by and among Swedish Match AB, SM Merger Corporation and the Company, as heretofore and hereafter amended:

             /  /  FOR            /  /  AGAINST                /  /  ABSTAIN

2. Proposal to approve the amendment to the Company's certificate of incorporation:

             /  /  FOR            /  /  AGAINST                /  /  ABSTAIN

3. The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

                                                 Please sign exactly as your
                                                 name appears on this proxy. If
                                                 the shares represented by this
                                                 proxy are held by joint
                                                 tenants, both must sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If stockholder
                                                 is a corporation, please sign
                                                 in full corporate name by
                                                 President or other authorized
                                                 officer. If stockholder is a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.

Signature:                                                                Date:

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Signature:                                                                Date:

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                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE